UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

CELANESE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Celanese

2012
Notice of Annual Meeting and Proxy Statement

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CELANESE CORPORATION
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234
March 9, 2012
Dear Fellow Stockholders:
On behalf of your board of directors, I am pleased to invite you to attend the 2012 Annual Meeting of Stockholders of Celanese Corporation. The meeting will be held at 7:30 a.m. (Central Daylight Time) on Thursday, April 19, 2012, at The Crescent Club, 200 Crescent Court – 17th Floor, Dallas, Texas 75201.
The accompanying Proxy Statement describes the items to be considered and acted upon by the stockholders at the Annual Meeting.
To ensure that your shares are represented at the meeting, we urge you to cast your vote as promptly as possible. You may vote by proxy via the Internet or telephone, or, if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs.
Sincerely,

David N. Weidman
Chairman and
Chief Executive Officer

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2012 Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
ñ Time and Date	7:30 a.m. (Central Daylight Time), April 19, 2012
ñ Place	The Crescent Club 200 Crescent Court – 17th Floor Dallas, Texas 75201
ñ Record Date	February 21, 2012
ñ Voting	Stockholders as of the record date are entitled to vote. Each share of Series A Common Stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
ñ Entry	If you decide to attend the meeting in person, upon your arrival you will need to register as a visitor. See page 3 for further instructions.

Meeting Agenda
ñ Election of four directors
ñ Advisory vote to approve the compensation of our named executive officers
ñ Approval of amendments to our 2009 Global Incentive Plan
ñ Ratification of KPMG LLP as our independent registered public accounting firm for 2012
ñ Transact any other business that may properly come before the Annual Meeting

Voting Matters
Proposal				Board Vote Recommendation	Page Reference (for more detail)
Election of four directors				FOR	9
Advisory vote to approve the compensation of our named executive officers				FOR	15
Approval of amendments to our 2009 Global Incentive Plan				FOR	18
Ratification of KPMG LLP as our independent registered public accounting firm for 2012				FOR	30

Board Nominees

ñ  The following table provides summary information about each director nominee. Each nominee, except for Mr. Ihlenfeld, is to be elected for a three-year term by a majority of the votes cast. Mr. Ihlenfeld is to be elected as a Class III director to serve for the one year remaining term for the Class. Information about the five other directors that are continuing in office begins on page 11.

Name	Age	Director Since	Occupation	Experience/ Qualification	Independent	Committee Memberships
						AC	CC	N&CG	EHS
James E. Barlett	68	2004	Vice Chairman, TeleTech Holdings Inc.	Leadership, Finance	X		X
David F. Hoffmeister	57	2006	Senior Vice President and CFO, Life Technologies Corporation	Leadership, Finance	X		X	X
Paul H. O’Neill	76	2004	Former Special Advisor, The Blackstone Group L.P.	Leadership, Global	X, LD			C	X
Jay V. Ihlenfeld	60	2012	Senior Vice President, Asia Pacific, 3M Company	Leadership, Global, Innovation	X				X

AC			Audit Committee	EHS	Environmental, Health & Safety Committee
CC			Compensation Committee	C	Committee Chair
N&CG			Nominating and Corporate Governance Committee	LD	Lead Independent Director

Attendance	All director nominees who were members of the Board in 2011 attended greater than 75% of the board meetings and meetings of the committees on which they served during 2011.

i

Advisory Vote to Approve the Compensation of our Named Executive Officers

We are asking stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving our goal of paying for financial and operating performance, and aligning the interests of our named executive officers with those of our stockholders.

Amendments to our 2009 Global Incentive Plan

We are asking our stockholders to approve amendments to our 2009 Global Incentive Plan relating to (i) increasing by 8.0 million the number of shares available for grant under the Plan, (ii) extending the expiration date of the plan, (iii) re-approving the performance goals and individual award limits under the Plan, and (iv) other matters as more fully described beginning on page 18. This Plan was first approved by our Board and stockholders in 2009.

Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking stockholders to ratify the audit committee’s selection of KPMG LLP as our independent registered public accounting firm for 2012. Set forth below is summary information with respect to KPMG LLP’s and KPMG LLP affiliates’ fees for services provided in 2011 and 2010. More detail is provided beginning on page 30.

Type of Fees		2011	2010
Audit Fees		$6,716,722	$6,570,475
Audit-related Fees		147,093	184,173
Tax Fees		1,860,905	1,365,954
All Other Fees		632,312	—
Total Fees		$9,357,032	$8,120,602

Executive Compensation Elements
Type	Form	Terms
Equity	ñ Stock options	• Options generally vest 25% per year while employed; 1-year holding period for net shares received upon exercising options
	ñ Time-vesting restricted stock units (RSUs) - other than for the CEO	• RSUs generally vest 30%, 30% and 40% per year while employed • Holding period from vesting to 7-year anniversary of grant date for a portion of shares received upon vesting
	ñ Performance-vesting restricted stock units (PRSUs)
• PRSUs have 3-year performance periods with operating EBITDA and Total Stockholder Return performance measures
• Holding period from vesting to 7-year anniversary of grant date for a portion of shares received upon vesting

Cash	ñ Salary ñ Annual incentive compensation
• Generally eligible for increase at intervals of 12-18 months

• Performance bonus program based on operating EBITDA, working capital and safety performance, subject to individual performance modifier (0-200%)

Retirement	ñ Pension and 401(k)

Other Key Compensation Features
ñ No employment agreements
ñ Policy against hedging for directors and employees
ñ Hold requirements on annual equity awards
ñ No tax gross-ups of perquisites (other than for relocation similar to benefits received by all eligible employees); cash perquisites eliminated starting January 1, 2012
ñ Clawback of incentive compensation for violation of non-compete, non-solicitation and other covenants
ñ Significant executive share ownership requirements

Fiscal 2011 Compensation Decisions
In 2011, we continued our progress towards becoming the premier chemical company. Some of the key metrics that demonstrate this success are:
ñ Net sales increased 14.3% to $6.8 billion in 2011.
ñ Operating EBITDA for 2011 was $1.36 billion, which represents an increase of 21.4% over 2010 (see page 15 for description).
ñ Diluted net earnings per share was $3.82 for 2011 compared to $2.38 in 2010, which represents a year-over-year increase of 60.5%.
ñ We had positive one-, three- and five-year total stockholder return, and in 2011 we outpaced the S&P 500 Index and the Dow Jones U.S. Chemical Index.

As a result of our strong performance in 2011, the named executive officers received cash bonuses at 94.24% of target, further adjusted by individual performance. In addition, we awarded stock options, time-vesting RSUs and performance-vesting RSUs in amounts consistent with our historical practices and peer data, and several retention RSU awards.

2011 Compensation Summary

The following table summarizes the compensation of our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers, to whom we refer collectively as the named executive officers, for the fiscal year ended December 31, 2011, as determined by the rules of the Securities and Exchange Commission, or SEC (see page 58 for prior year information and footnotes).

Name	Salary ($)	Option Awards ($)	Stock Awards ($)	Non-Executive Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
David N. Weidman, Chairman and CEO	900,000	1,067,763	3,307,799	1,441,872	535,817	52,752	7,306,003
Steven M. Sterin, Senior Vice President and CFO	517,692	237,273	740,026	507,388	23,188	30,269	2,055,836
Douglas M. Madden, Chief Operating Officer*	650,000	284,728	2,688,210	716,695	1,843,970	38,536	6,222,139
Gjon N. Nivica, Jr., Senior Vice President, General Counsel and Corporate Secretary	457,212	166,091	784,438	392,098	13,395	33,307	1,846,541
Jay C. Townsend, Senior Vice President, Business Strategy Development and Procurement*	396,923	112,708	2,151,632	340,395	305,995	40,658	3,348,310
* Amount included in Stock Awards column includes December 2011 retention equity award.

2013 Annual Meeting
ñ Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us by November 9, 2012.
ñ Notice of stockholder proposals outside of SEC Rule 14a-8 must be delivered to us no earlier than December 20, 2012 and no later than January 19, 2013.

1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 19, 2012
Celanese Corporation’s Notice of Annual Meeting and Proxy Statement, 2011 Annual Report to Stockholders and other proxy materials are available at www.proxyvote.com.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	April 19, 2012

Time:	7:30 a.m., Central Daylight Time

Place:	The Crescent Club 200 Crescent Court — 17th Floor Dallas, Texas 75201

Items of Business:
(1) To elect James E. Barlett, David F. Hoffmeister and Paul H. O’Neill to serve on our board of directors until the 2015 Annual Meeting of Stockholders, and to elect Jay V. Ihlenfeld to serve on our board of directors until the 2013 Annual Meeting of Stockholders, or until their successors are elected and qualified;

(2) Advisory vote to approve executive compensation;

(3) To approve amendments to our 2009 Global Incentive Plan;

(4) To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2012; and

(5) To transact such other business as may properly be brought before the meeting in accordance with the provisions of the Company’s Third Amended and Restated By-laws (the “By-laws”).

Record Date:	You are entitled to attend the Annual Meeting and to vote if you were a stockholder as of the close of business on February 21, 2012.
Our Proxy Statement follows. Financial and other information about Celanese Corporation is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2011 (the “2011 Annual Report to Stockholders”).
To ensure that your shares are represented at the meeting, we urge you to cast your vote as promptly as possible. You may vote by proxy via the Internet or telephone, or, if you received paper copies of the proxy materials by mail, you can also vote via mail by following the instructions on the proxy card or voting instruction card. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.
By Order of the Board of Directors of
Celanese Corporation
Gjon N. Nivica, Jr.
Senior Vice President, General Counsel
and Corporate Secretary
Dallas, Texas
March 9, 2012

PROXY STATEMENT
For the Annual Meeting of Stockholders To Be Held on
April 19, 2012
The board of directors (the “board of directors” or the “board”) of Celanese Corporation, a Delaware corporation (“Celanese,” “us,” “Company,” “we” or “our”), solicits the enclosed proxy for use at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 7:30 a.m. (Central Daylight Time) on Thursday, April 19, 2012, at The Crescent Club, 200 Crescent Court — 17th Floor, Dallas, Texas 75201. This Proxy Statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors (each, a “director” or collectively, the “directors”) and executive officers. We will bear the expense of soliciting the proxies for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 19, 2012

Celanese Corporation’s Notice of Annual Meeting and Proxy Statement, 2011 Annual Report to Stockholders and other proxy materials are available at www.proxyvote.com.

INFORMATION CONCERNING SOLICITATION AND VOTING
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we have elected to furnish proxy materials to our stockholders over the Internet instead of mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Stockholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and will receive the proxy materials in the format requested. This Proxy Statement and our 2011 Annual Report to Stockholders also are available in the investor section of our website, www.celanese.com.
The Notice of Internet Availability and, for stockholders who previously requested electronic or paper delivery, the proxy materials are first being made available on or about March 9, 2012, to stockholders of record and beneficial owners who owned shares of the Company’s Series A Common Stock (the “Common Stock”) at the close of business on February 21, 2012.
Our principal executive offices are located at 1601 West Lyndon B. Johnson Freeway, Dallas, Texas 75234.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will vote upon several important Company matters, including the election of directors. In addition, our management will report on the Company’s performance over the last year and, following the meeting, respond to questions from stockholders.

What is included in the proxy materials?
The proxy materials include:
•Our 2012 Notice of Annual Meeting and Proxy Statement (this “Proxy Statement”); and
•Our 2011 Annual Report to Stockholders.
If you requested a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.
What information is contained in this Proxy Statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Company’s board of directors and board committees, the compensation of the Company’s directors and certain executive officers for 2011 and other required information.
How can I access the proxy materials over the Internet?
Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:
•View our proxy materials for the Annual Meeting on the Internet; and
•Instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available in the investor section of our website at www.celanese.com or at www.proxyvote.com.
Your Notice of Internet Availability, proxy card or voting instruction card contains instructions on how you may request to receive proxy materials electronically on an ongoing basis. Choosing to receive your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Who may attend the Annual Meeting?
The board of directors set February 21, 2012 as the record date for the Annual Meeting. All stockholders of record and beneficial owners of shares of Common Stock at the close of business on February 21, 2012, or their duly appointed proxies, may attend and vote at the Annual Meeting and any adjournments or postponements thereof. For verification of beneficial ownership at the Annual Meeting, you will need to bring personal identification and a copy of your brokerage statement reflecting your share ownership as of February 21, 2012 and check in at the registration desk.
Who may vote at the Annual Meeting?
Each stockholder who owned Common Stock at the close of business on February 21, 2012 is entitled to one vote for each share of Common Stock held on all matters to be voted on. At the close of business on the record date, there were 156,805,630 shares of our Common Stock outstanding.
What constitutes a quorum to conduct business at the Annual Meeting?
The required quorum for the transaction of business at the Annual Meeting is the presence of, in person or represented by proxy, the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

How many votes are required to approve each item?
Election of Directors.  The Company’s By-laws prescribe the voting standard for the election of directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under this standard, in order to be elected the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. In the event of a contested election of directors, where the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the shares represented in person or by proxy at the meeting and entitled to vote. You may not cumulate your votes in the election of directors.
All Other Proposals.  The affirmative vote of a majority of the voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for all proposals other than the election of directors, the equity plan amendments and the advisory vote on executive compensation. Approval of the equity plan amendments requires the favorable vote of a majority of the votes cast, provided that the votes cast represent over 50% of our outstanding shares. For the proposal that is an advisory vote to approve our executive compensation, please refer to the text of this proposal for more information on the advisory nature of this proposal.
How are abstentions and broker non-votes treated?
Abstentions and broker non-votes (defined below under the heading, “Will my shares be voted if I do not provide my proxy?”) will be counted toward calculating a quorum. Shares not present at the meeting will have no effect on the outcome of the voting on any matter because they are not considered to be present and are not a vote cast. Shares voting “ABSTAIN” and broker non-votes will have no effect on the outcome of the voting in the election of directors because they are not considered votes cast, but they each will have the same effect as a vote against the other proposals as to which the abstention is made or broker non-vote is subject because they each are considered to be present.
How does the Board recommend I vote on the proposals?
The board recommends a vote:

•
FOR the election of each of the nominees for Class II director named in this Proxy Statement – James E. Barlett, David F. Hoffmeister, and Paul H. O’Neill, and the nominee for Class III director named in this Proxy Statement – Jay V. Ihlenfeld;

•FOR advisory approval of executive compensation;
•FOR the approval of amendments to our 2009 Global Incentive Plan; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2012.
What does it mean to vote by proxy?
By giving your proxy, you give someone else the right to vote your shares in accordance with your instructions. In this way, you assure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the Proxyholders (defined below) will vote your shares FOR the election of each of the board’s nominees for director for Classes II and III, FOR advisory approval of executive compensation, FOR the approval of amendments to our 2009 Global Incentive Plan, and FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm.
What is the difference between holding and voting shares as a stockholder of record and as a beneficial owner?
Most Celanese stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to Steven M. Sterin, our Senior Vice President and Chief Financial Officer, and James R. Peacock III, our Vice President, Deputy General Counsel and Assistant Corporate Secretary (collectively, the “Proxyholders”) or to vote in person at the Annual Meeting.
Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee (the “Record Holder”), you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your Record Holder, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. HOWEVER, SINCE YOU ARE NOT THE STOCKHOLDER OF RECORD, YOU MAY NOT VOTE THESE SHARES IN PERSON AT THE ANNUAL MEETING UNLESS YOU OBTAIN A SIGNED LEGAL PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES. A beneficial owner can obtain a legal proxy by making a request to the broker, bank, or trustee that is the Record Holder. Under a legal proxy, the bank, broker, or trustee that is the Record Holder confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting. Your Record Holder has provided you with instructions on how to vote your shares.
What should I do if I receive more than one notice or e-mail about the Internet availability of proxy materials or more than one copy of the printed proxy materials?
You may receive more than one notice or more than one e-mail about the Internet availability of proxy materials or more than one copy of the printed proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate mailing for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, e-mail or mailing. Please vote all of your shares.
How do I cast my vote?
Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Celanese is offering the following methods of voting:
Voting In-Person
Stockholders of Record.  Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the Notice of Internet Availability and proof of personal identification.
Beneficial Owners.  Shares held in street name may be voted in person by you only if you obtain a legal proxy from the Record Holder giving you the right to vote the shares. You may request a legal proxy from your Record Holder by indicating on your voting instruction form that you plan to attend and vote your shares at the Annual Meeting, or at the internet voting site to which your voting materials direct you. Please allow sufficient time to receive a legal proxy through the mail after your Record Holder receives your request.
Voting via the Internet
Shares may be voted via the Internet at www.proxyvote.com. Your voting instructions will be accepted up until the date and time specified in your proxy materials. Have your Notice of Internet Availability, proxy card or voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Voting via Telephone
Shares may be voted via any touch-tone telephone at 1-800-690-6903. Your voting instructions will be accepted up until the date and time specified in your proxy materials. Have your Notice of Internet Availability, proxy card or voting instruction card in hand when you call and then follow the instructions given.

Voting via Mail
If you received a paper proxy card, your shares may be voted via mail by marking, signing and dating your proxy card and returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED ABOVE SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SUBMITTING YOUR PROXY VIA INTERNET, TELEPHONE OR MAIL DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.
What happens if additional proposals are presented at the Annual Meeting?
Other than the election of directors, the advisory approval of executive compensation, the approval of amendments to our 2009 Global Incentive Plan and the ratification of the selection of KPMG LLP as the independent registered public accounting firm, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as Proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the Proxyholders. Under our By-laws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.
Can I change my vote or revoke my proxy?
If your shares are held in street name through a broker, bank or other nominee, you should contact the holder of your shares regarding how to revoke your proxy.
If you are a stockholder of record, you may change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•voting again by telephone or through the Internet prior to the date and time specified in your proxy materials;
•requesting, completing and mailing in a paper proxy card, as outlined in the Notice of Internet Availability;
•giving written notice to the Corporate Secretary of the Company by April 18, 2012; or
•voting again at the Annual Meeting.
Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy. You may revoke your proxy at any time before the proxy has been voted at the Annual Meeting by taking one of the actions described above.
Who will count the votes?
Representatives of Carl Hagberg & Associates will count the votes and will serve as the independent inspector of the election.
What if I execute my proxy but do not provide voting instructions?
If you provide specific voting instructions, your shares will be voted as you instruct. If you execute a proxy but do not specify how your shares are to be voted, the Proxyholders will vote your shares in accordance with the recommendations of the board provided above.
Will my shares be voted if I do not provide my proxy?
Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange

(“NYSE”) rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The ratification of the independent registered accounting firm is considered a routine matter for which brokerage firms may vote unvoted shares. The election of directors, the advisory approval of executive compensation and amendments to our 2009 Global Incentive Plan are not considered routine matters under current NYSE rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” It should be noted that NYSE rules previously considered the election of directors to be a “routine” matter for which brokerage firms could vote in the election of directors if the record holder had not received instructions on how to vote from the beneficial owner. Accordingly, given this recent change, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
What are the costs of soliciting these proxies?
We will bear the costs of solicitation of proxies. We have engaged D.F. King & Co., Inc. to assist us with the solicitation of proxies and expect to pay D.F. King & Co. an estimated fee of $7,500 plus out of pocket expenses. In addition to solicitations by mail, D.F. King & Co. and our directors, officers and regular employees may solicit proxies by telephone, e-mail and personal interviews without additional remuneration. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our Common Stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.
How can I request free copies of the proxy materials or additional information?
You may contact Broadridge:
•By Internet at: www.proxyvote.com.
•By calling Broadridge at:1-800-579-1639.
•By sending an e-mail to: sendmaterial@proxyvote.com.
What is “householding”?
We may send a single Notice of Internet Availability or set of proxy materials and other stockholder communications to any address shared by two or more stockholders. This process is called “householding.” This reduces duplicate mailings, saves printing and postage costs and conserves natural resources. We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability, 2011 Annual Report to Stockholders or this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.
To receive a separate copy or to stop receiving multiple copies sent to stockholders of record sharing an address:

•
Stockholder of Record.  If you are a stockholder of record, please use the same contact information provided above under “How can I request free copies of the proxy materials or additional information?”

•Beneficial Owner.  If you are a beneficial owner, please submit your request to your stockbroker.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?
You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders, the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on November 9, 2012. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Celanese Corporation
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234
For a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the stockholder must provide the information required by the Company’s By-laws and give timely notice to the Company in accordance with the Company’s By-laws, which, in general, require that the notice be received by the Company’s Secretary:
•Not earlier than the close of business on December 20, 2012; and
•Not later than the close of business on January 19, 2013.
If the date of the stockholder meeting is moved more than 30 days before the anniversary of the Company’s Annual Meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:
•90 days prior to the meeting; and
•10 days after public announcement of the meeting date.
How may I recommend or nominate individuals to serve as directors?
You may recommend director candidates for consideration by the board’s nominating and corporate governance committee as described later in this Proxy Statement under “Corporate Governance — Candidates for the Board.” Generally, recommended candidates are considered at the first or second board meeting prior to the annual meeting of stockholders.
In addition, the Company’s By-laws permit stockholders to nominate directors for election at an annual stockholders meeting. To nominate a director, the stockholder must deliver the information required by the Company’s By-laws. To nominate an individual for election at an annual stockholders meeting, the stockholder must give timely notice to the Company’s Corporate Secretary in accordance with the Company’s By-laws, which, in general, require that the notice be received by the Company’s Secretary between the close of business on December 20, 2012 and the close of business on January 19, 2013, unless the annual meeting is moved by more than 30 days before the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in the question above.
How may I obtain a copy of the Company’s By-law provisions regarding stockholder proposals and director nominations?
You may contact the Company’s Secretary at our principal executive offices for a copy of the relevant By-law provisions regarding the requirements for making stockholder proposals and nominating director candidates. The Company’s By-laws also are available in the investor section of the Company’s website at www.celanese.com under Corporate Governance.
Date of our fiscal year end
This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and also additional information about the Company, and certain of our officers and directors. Please note that some of the information is stated as of the end of our fiscal year, December 31, 2011, and some information is provided as of a more current date.

PROPOSAL 1: ELECTION OF DIRECTORS
Director Nominees
Under the Company’s By-laws, in uncontested elections, such as this one, where the number of nominees does not exceed the number of directors to be elected, a director nominee must receive the affirmative vote of a majority of the votes cast at the annual meeting of stockholders in order to be elected. The board believes this majority vote standard appropriately gives stockholders a greater voice in the election of directors than a plurality voting standard does. Under the General Corporation Law of the State of Delaware, an incumbent director who fails to receive the required vote “holds over,” or continues to serve as a director, until his or her successor is elected and qualified. In order to address this “hold over” issue, board policy requires an incumbent nominee who fails to receive the required vote to tender his or her resignation. Following receipt of such a resignation, the board will act on it within 90 days of the certification of the vote. In considering whether to accept or reject the resignation, the board will consider all factors it deems relevant, including the underlying reason for the voted result, the director’s contributions to the Company during his or her tenure, and the director’s qualifications. The board may accept or reject the resignation. Only independent directors will participate in the deliberations regarding a tendered resignation.
Our board of directors is divided into three classes serving staggered three-year terms. The members of Class I are Martin G. McGuinn, Daniel S. Sanders and John K. Wulff, and their term expires at the 2014 Annual Meeting of Stockholders. The members of Class III are Jay V. Ihlenfeld, Mark C. Rohr, Farah M. Walters and David N. Weidman, and their term expires at the 2013 Annual Meeting of Stockholders (except for Mr. Ihlenfeld whose term expires at the Annual Meeting).
On November 7, 2011, David N. Weidman notified our board of his intent to retire as a member and Chairman of the board, and from the Company as chief executive officer, to be effective April 2, 2012. Mark C. Rohr, who currently serves as one of our directors, will succeed Mr. Weidman as Chairman and chief executive officer and become an employee beginning April 2, 2012. Biographical information, including business experience and other information, about Mr. Rohr is set forth below. Mr. Weidman has been chief executive officer and a member of the board since December 2004 (Chairman since February 2007).
At the 2012 Annual Meeting, you will have the opportunity to elect three directors in Class II to serve for three years and one director in Class III to serve for the remaining term of one year. Based on the recommendation of our independent nominating and corporate governance committee, our board of directors has nominated James E. Barlett, David F. Hoffmeister, Paul H. O’Neill and Jay V. Ihlenfeld to be elected at the Annual Meeting. The director nominees, Messrs. Barlett, Hoffmeister and O’Neill, have consented to be elected to serve as directors for the term of the Class II directors. Mr. Ihlenfeld has consented to be elected to serve for the one year term remaining for the Class III directors. Unless otherwise instructed, the Proxyholders will vote the proxies received by them for these four nominees. If any nominee of Celanese is unable or declines to serve as a director as of the time of the Annual Meeting, the board may designate a substitute nominee or reduce the size of the board. Proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. If elected, Messrs. Barlett, Hoffmeister and O’Neill will serve until the 2015 Annual Meeting of Stockholders, and Mr. Ihlenfeld will serve until the 2013 Annual Meeting of Stockholders, or until their successors are elected and qualified or his or her earlier death, resignation or retirement.
The name of each of our nominees for election and our directors continuing in office and certain information about them, as of the date of this Proxy Statement (except ages, which are as of the date of the Annual Meeting), is set forth below. Included in the information below is a description of the particular experience, qualifications, attributes and skills that led the board to conclude that each person below should serve as a director of the Company.

Class II Directors

James E. Barlett, 68, has been a member of our board of directors since December 2004. He has been Vice Chairman of TeleTech Holdings, Inc. since October 2001 and a member of the board of directors of TeleTech since February 2000. He previously served as the Chairman (from 1997), and President and Chief Executive Officer (from 1994), of Galileo International, Inc. until October 2001. Prior to joining Galileo, Mr. Barlett served as Executive Vice President for MasterCard International Corporation and was Executive Vice President for NBD Bancorp. Mr. Barlett also served as a member of the board of directors and the chairman of the audit committee of Korn/Ferry International from 1999 until September 2009.

Mr. Barlett’s management and leadership experience as a former chief executive officer of a public company, knowledge from leading a company through an initial public offering, and experience in previous executive positions at other public companies, led the board to conclude that Mr. Barlett should serve as a director of the Company. Additional factors supporting this conclusion include his strong finance and accounting background and knowledge in the human resources area.

David F. Hoffmeister, 57, has been a member of our board of directors since May 2006. Mr. Hoffmeister serves as the Senior Vice President and Chief Financial Officer of Life Technologies Corporation. From October 2004 to November 2008, he served as Chief Financial Officer and Leader of Global Finance of Invitrogen Corporation, which merged with Applied Biosystems in November 2008 to form Life Technologies Corporation. Before joining Invitrogen, Mr. Hoffmeister spent 20 years with McKinsey & Company as a senior partner serving clients in the healthcare, private equity and chemical industries on issues of strategy and organization. From 1998 to 2003, Mr. Hoffmeister was the leader of McKinsey’s North American chemical practice.

Mr. Hoffmeister has extensive experience in the chemical industry, having worked as a consultant to chemical clients for 20 years at a global management consulting firm. He has a strong finance background and currently serves as the chief financial officer of a global biotechnology company. These experiences coupled with his background with a leading business consulting firm led the board to conclude that Mr. Hoffmeister should serve as a director of the Company.

Paul H. O’Neill, 76, has been a member of our board of directors since December 2004. Mr. O’Neill served as a Special Advisor at The Blackstone Group L.P. from 2003 until 2011. Prior to that time, he served as U.S. Secretary of the Treasury from 2001 to 2002 and was Chief Executive Officer of Alcoa, Inc. from 1987 to 1999 and chairman of the board of directors from 1987 to 2000. Mr. O’Neill also served as a member of the board of directors from February 2003 to April 2006, a member of the audit committee from 2004 to 2006, a member of the executive compensation and development committee from 2003 to 2005 and a member of the governance committee from 2003 to 2004 of Eastman Kodak. He served as a member of the board of directors of Nalco Holding Company from November 2003 to December 2007. Mr. O’Neill has served as a member of the board of directors of TRW Automotive Holdings Corp. since August 2003 and is a member of its corporate governance committee.

Mr. O’Neill has strong leadership skills, financial expertise and valuable macroeconomic insights gained as the U.S. Secretary of the Treasury and as the chief executive officer of a global public manufacturing company. Additionally, Mr. O’Neill brings broad knowledge of corporate and political governance gained through experience while in government and on boards of other public companies. As a result, the board concluded Mr. O’Neill should serve as a director of the Company.

Class III Director

Jay V. Ihlenfeld, 60, has been a member of our board of directors since February 2012. Since 2006, he has served as the Senior Vice President, Asia Pacific, for 3M Company, a leader in technology and innovation. Mr. Ihlenfeld previously served as 3M Company’s Senior Vice President, Research and Development from 2002 to 2006. A 33-year veteran of 3M Company, Mr. Ihlenfeld has also held various leadership and technology positions, including Vice President of its Performance Materials business and Executive Vice President of its Sumitomo/3M business in Japan.

Mr. Ihlenfeld has extensive experience managing operations in the Asia Pacific region, having led 3M’s Asia Pacific operations for five years, and also in research and development, having led 3M’s research and development function for four years. These experiences coupled with his background as a chemical engineer led the board to conclude that Mr. Ihlenfeld should serve as a director of the Company.

Vote Required
Each director must receive a majority of the votes cast in favor of his or her election.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE NOMINEES LISTED ABOVE

Directors Continuing in Office
Class I Directors — Term Expires in 2014

Martin G. McGuinn, 69, has been a member of our board of directors since August 2006. He currently serves as a member of the board of directors (since 2007) and the audit committee as well as the chairman of the organization & compensation committee of The Chubb Corporation. He also serves as a member of the board of directors (since 2009), a member of the audit committee and the chairman of the compensation committee of iGATE Corporation. Mr. McGuinn serves as a member of the Advisory Board of CapGen Financial Group. From January 1999 until February 2006, he was Chairman and Chief Executive Officer of Mellon Financial Corporation, where he spent 25 years in a number of positions. Mr. McGuinn served a one-year term as Chairman of the Financial Services Roundtable from April 2003 to April 2004. He served as the 2005 President of the Federal Reserve Board’s Advisory Council. Mr. McGuinn also serves on several non-profit boards including the Carnegie Museums of Pittsburgh and the University of Pittsburgh Medical Center.

Mr. McGuinn has more than 25 years of experience in the financial services industry, where he gained substantial management experience and leadership capabilities from his position as the chief executive officer of a large public banking institution. Additionally, his strong financial skills and expertise, including on the topics of capital markets and macroeconomics, and significant experience as a public company director, led the board to conclude that Mr. McGuinn should serve as a director of the Company.

Daniel S. Sanders, 71, has been a member of our board of directors since December 2004. He was President of ExxonMobil Chemical Company and Vice President of ExxonMobil Corporation from December 1999 until his retirement in August 2004. Prior to the merger of Exxon and Mobil, Mr. Sanders served as President of Exxon Chemical Company beginning in January 1999 and as its Executive Vice President beginning in 1998. Mr. Sanders is a member of the Board of Trustees of Furman University. He is the past Chairman of the Board of the American Chemistry Council and past Chairman of the Society of Chemical Industry (American Section). He served as a member of the board of directors of Arch Chemicals, Inc. from 2004 to 2011, which included service on Arch’s governance committee and compensation committee (including as chairman). He also served as a member of the board of directors of Nalco Holding Company from 2005 until its merger with Ecolab Inc. in 2011. Since the merger, he has served as a member of the board of directors of Ecolab Inc. and as a member of the audit committee and chairman of the nominating and governance committee. He served as the non-executive chairman of Milliken & Company until August 2011. Mr. Sanders is the recipient of the 2005 Chemical Industry Medal awarded by the Society of Chemical Industry (American Section).

With over 43 years of experience in the chemical industry, Mr. Sanders brings broad management, operational and industry experience to the board. In particular, he gained extensive management and leadership knowledge from his previous executive positions at a leading public energy and chemical company. Additionally, his global experience and knowledge of compensation and governance gained from his career service on other public company boards led the board to conclude that Mr. Sanders should serve as a director of the Company.

John K. Wulff, 63, has been a member of our board of directors since August 2006. He is the former Chairman of the board of directors of Hercules Incorporated, a position held from July 2003 until Ashland Inc.’s acquisition of Hercules in November 2008. Prior to that time, he served as a member of the Financial Accounting Standards Board from July 2001 until June 2003. Mr. Wulff was previously Chief Financial Officer of Union Carbide Corporation from 1996 to 2001. During his fourteen years at Union Carbide, he also served as Vice President and Principal Accounting Officer from January 1989 to December 1995, and Controller from July 1987 to January 1989. Mr. Wulff was also a partner of KPMG LLP and predecessor firms from 1977 to 1987. He currently serves as a member of the board of directors (since 2004), the chairman of the audit committee and a member of the governance and compensation committee of Moody’s Corporation. He is also a member of the executive committee, the chairman of the compensation committee and a member of the board of directors of Sunoco, Inc. (since March 2004). He has previously served on Sunoco’s audit committee. Mr. Wulff is chairman of the audit committee, a member of the finance and pension committee and a member of the board of directors of Chemtura Corporation (since October 2009). Mr. Wulff served as a director of Fannie Mae from December 2004 to September 2008 and chairman of the nominating and governance committee.

By virtue of his 15 years of experience in the chemical industry, including management and financial knowledge as the former chief financial officer of a publicly traded chemical company, Mr. Wulff brings significant knowledge and broad industry experience to the board. He has a strong financial background gained through various auditing, executive and finance positions, and substantial experience in leadership positions as a director of several public companies. In particular, the board was impressed with the leadership Mr. Wulff demonstrated while serving on the board of directors of Fannie Mae, which he joined after the Office of Federal Housing Enterprise Oversight and the U.S. Securities and Exchange Commission had already begun investigations into Fannie Mae’s accounting practices, internal controls, governance, compensation and related activities. This experience and background led the board to conclude that Mr. Wulff should serve as a director of the Company.

Class III Directors — Term Expires in 2013

Mark C. Rohr, 60, has been a member of our board of directors since April 2007. He served as a director and the Executive Chairman of Albemarle Corporation from September 2011 until February 2012 and previously had served as the Chairman (from 2008 to 2011), President (from 2000 to 2010), Chief Operating Officer (from 2000 to 2002) and Chief Executive Officer (from 2002 to 2011) of Albemarle. Prior to that, Mr. Rohr served as Executive Vice President - Operations of Albemarle. Before joining Albemarle, Mr. Rohr served as Senior Vice President, Specialty Chemicals of Occidental Chemical Corporation. Mr. Rohr has served as a member of the board of directors, the audit committee and the environmental, health & safety committee of Ashland Inc. since 2008. He also serves on the executive committee of the American Chemical Council.

By virtue of his ten years as the chief executive of a leading chemical company, Mr. Rohr brings significant insight and broad industry experience to the board. He brings extensive knowledge and understanding of the chemical industry gained from working in the industry in various positions of increasing responsibility throughout his career. In addition, his operations and global business experience, combined with a broad understanding of complex financial issues and governance, led the board to conclude that Mr. Rohr should serve as a director of the Company.

Farah M. Walters, 67, has been a member of our board of directors since May 2007. Since 2005, she has served as President and Chief Executive Officer of QualHealth, LLC, a healthcare consulting firm. From 1992 until her retirement in June 2002, Ms. Walters was the President and Chief Executive Officer of University Hospitals Health System and University Hospitals of Cleveland. She also serves as a member of the board of directors of PolyOne Corporation (since 1998), including as a member of the compensation committee and the nominating and governance committee. She previously served as the lead director (2006-2007), chairperson of both the compensation and nominating and governance committee and the 2005 CEO search committee, and as a member of the environmental, health and safety committee and the financial policy committee of PolyOne. She was a member of the board of directors of Kerr McGee Corp. from 1993 until 2006. While a director at Kerr McGee, she served as a member of the executive committee, the chairman of the compensation committee, the chairman of the audit committee and a member of the governance committee. From 2003 to 2006, Ms. Walters was also a director, and a member of the compensation committee and the audit committee, of Alpharma, Inc.

Ms. Walters has substantial experience on public boards, including the board of another public chemical company, and management experience and leadership capabilities gained from her position as the chief executive officer of a hospital system. She also has experience in the medical field, which is a growing business for the Company, and knowledge in the human resources area, particularly executive succession planning. Additionally, Ms. Walters has significant knowledge and experience in the area of corporate governance, gained in part through her service in several leadership positions on public company boards. As a result of this experience, the board concluded that Ms. Walters should serve as a director of the Company.

Director Compensation in 2011
The Company uses both cash and equity-based compensation to attract and retain qualified directors to serve on our board of directors. In setting the compensation levels, the nominating and corporate governance committee considered the extent of time and the expertise required to serve on our board as well as the board’s independent compensation consultant’s recommendations. Each non-management director is entitled to an annual cash retainer of $85,000, which is paid in quarterly installments, and an annual equity retainer of $85,000 ($95,000 beginning at the Annual Meeting) in restricted stock units that vest in one year. In addition, the chair of the nominating and corporate governance committee, compensation committee and environmental, health & safety committee receives an annual fee of $10,000, and the chair of the audit committee receives an annual fee of $20,000. During 2011, the presiding director received no additional compensation for his service as such. As discussed further below under “Corporate Governance – Board Leadership Structure,” in November 2011 the board created the position of a lead independent director.

Beginning at the Annual Meeting, the chair of the compensation committee will receive an annual fee of $20,000, and the lead independent director will receive an annual fee of $25,000.
Non-management directors are entitled to participate in the Company’s 2008 Deferred Compensation Plan, which is an unfunded, nonqualified deferred compensation plan that allows directors the opportunity to defer a portion of their cash compensation and restricted stock units in exchange for a future payment amount equal to their deferments plus or minus certain amounts based upon the market performance of specified measurement funds selected by the participant.

2011 Director Compensation Table
The table below is a summary of compensation earned and restricted stock units granted by the Company to non-management directors for the fiscal year ended December 31, 2011.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name (1)	($)(2)	($)(3)	($)(4)	($)	($)(5)	($)(6)	($)
James E. Barlett	85,000	84,564	—	—	—	—	169,598
David F. Hoffmeister	105,000	84,564	—	—	—	2,025	191,623
Martin G. McGuinn	85,000	84,564	—	—	—	2,345	171,943
Paul H. O’Neill	95,000	84,564	—	—	55,410	5,685	240,693
Mark C. Rohr	95,000	84,564	—	—	—	—	179,598
Daniel S. Sanders	85,000	84,564	—	—	18,784	1,508	189,890
Farah M. Walters	85,000	84,564	—	—	13,631	2,168	185,397
John K. Wulff	95,000	84,564	—	—	19,457	2,462	201,517
___________________________________

(1)
Mr. Weidman is not included in this table since he was an employee of the Company during 2011 and received no compensation for his services as a director. Additionally, Mr. Ihlenfeld is not included in this table as he did not join the board until February 2012.

(2)	Includes payment of an annual retainer and committee chair fees.

(3)
Represents the grant date fair value of 1,664 time-vesting RSUs granted to each director during 2011 under the Company’s 2009 Global Incentive Plan computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. For a discussion of the method and assumptions used to calculate such expense, see Note 19 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. As of December 31, 2011, each director owned 1,664 time-vesting RSUs.

(4)
As of December 31, 2011, each director owned the following number of stock options: James E. Barlett, 24,622, all of which are vested; Paul H. O’Neill, 24,622, all of which are vested; Daniel S. Sanders, -0-; David F. Hoffmeister, 25,000, all of which are vested; John K. Wulff, 25,000, all of which are vested; Martin G. McGuinn, 25,000, all of which are vested; Mark C. Rohr, 25,000, of which 18,750 are vested; and Farah M. Walters, 25,000, of which 18,750 are vested.

(5)	Includes above-market earnings on amounts deferred under the 2008 Deferred Compensation Plan.

(6)
Includes dividends paid under the 2008 Deferred Compensation Plan, and certain expenses paid for or reimbursed by the Company in connection with spousal or guest attendance at certain board meetings and other Company events, as well as certain non-business related expenses incurred by the director at these events in 2011. Such expenses could include meals, airfare, lodging and other entertainment, and other similar items.

PROPOSAL 2: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
Celanese’s compensation program for named executive officers is intended to (1) support the execution of our business strategy and long-term financial objectives, (2) attract, incentivize and retain a talented team of executives who will provide leadership for our success in dynamic, competitive markets and products, (3) foster performance in the creation of long-term stockholder value, and (4) reward executives for contributions at a level reflecting our performance as well as their individual performance. Our compensation committee has designed our executive compensation program based on principles that reflect these objectives. These principles have contributed to our strong performance and rewarded executives appropriately. See “Executive Compensation — Compensation Discussion and Analysis” for additional discussion.
At the 2011 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the holding of an advisory vote to approve executive compensation (commonly known as a “Say-on-Pay” proposal) every one year. Based on these results, the board determined to hold its advisory vote to approve executive compensation annually until the next frequency vote. The next frequency vote is required to be held at our 2017 Annual Meeting of Stockholders.
Therefore, we are presenting this “Say-on-Pay” proposal, which gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs through an advisory vote on the following resolution:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, contained in this Proxy Statement.”
The board of directors recommends that stockholders endorse the compensation program for our named executive officers by voting FOR the above resolution. We believe that executive compensation for 2011 was reasonable and appropriate and, as discussed in the Compensation Discussion and Analysis (the “CD&A”) below, was justified by our performance. Our compensation programs are the result of a carefully considered approach and reflect advice received from the compensation committee’s independent compensation consultant.
In deciding how to vote on this proposal, the board of directors asks you to consider the following factors, many of which are more fully discussed in the CD&A:

Performance
We believe the compensation programs for the named executive officers were instrumental in helping us achieve strong financial performance in the challenging macroeconomic environment of 2011.

•	Our net sales grew to $6.8 billion in 2011, representing an increase of $845 million or 14.3% over the prior year.

•	Our Operating EBITDA* increased to $1.362 billion in 2011, representing an increase of $240 million or 21.4% over the prior year.

•	Our diluted net earnings per share was $3.82 in 2011 compared to $2.38 in 2010, representing a 60.5% increase over last year.

•	Our cumulative total stockholder return over the prior one-, three- and five-year periods was 8%, 263% and 76%, respectively.
_______________________________________
* Operating EBITDA is a non-GAAP financial measure that we define as net earnings plus loss (earnings) from discontinued operations, interest income and expense, taxes and depreciation and amortization, and further adjusted for other charges and other adjustments (“Operating EBITDA”). See Exhibit A to this Proxy Statement for additional information concerning this measure and a reconciliation of this measure to net earnings, the most comparable U.S. GAAP financial measure.

•	In 2011, our stock outperformed the S&P 500 by 5.95% and the Dow Jones U.S. Chemical Index by over 10.35%.

•	We increased our quarterly dividend 20% in 2011. Celanese has paid cash dividends for 27 consecutive quarters.

•	During 2011, we returned an additional $31 million to stockholders by repurchasing shares of our Common Stock under our previously-announced stock repurchase program.

Compensation
We believe our executive compensation programs, which emphasize long-term equity awards, satisfy the objectives described above and are strongly aligned with the long-term interests of our stockholders.

•
We emphasize pay for performance and structure our compensation programs to provide appropriate incentives to executives to drive business and financial results. Our named executive officers received annual performance bonus awards based, in part, on our performance relative to three metrics (Operating EBITDA, working capital and safety). The amount of these cash bonus awards reflected our actual performance on these metrics.

•
At least 50% of each of our named executive officers’, and more than 80% of our chief executive officer’s, 2011 targeted compensation was performance-based, with the majority of performance-based compensation coming in the form of long-term incentives subject to hold requirements.

•	Our three-year average share usage is below the median of our peer group and our fully diluted overhang is below the competitive norms for this group.

Governance Practices
We believe our executive compensation program is aligned with good corporate governance.

•	We continue to have stock ownership guidelines and an executive compensation recoupment policy for all cash and stock-based awards if non-compete, non-solicitation or other covenants are breached.

•
Beginning in 2010, we adopted hold requirements on stock-based awards that focus executives on the longer-term effect of decisions made and approved a policy that prohibits the hedging of Company stock by directors and employees (See “Compensation Discussion & Analysis — Additional Information Regarding Executive Compensation”).

•
In order to encourage our named executive officers to focus on the best interests of our stockholders, we have change in control agreements that provide severance benefits (subject to a cutback to avoid excise taxes if the after tax benefit is greater) following a termination of employment by the Company without cause or by the officer for good reason generally within two years after a change in control. These agreements are intended to alleviate personal concerns under a potential change in control and not to provide compensation advantages for executing a particular transaction. See “Compensation Discussion and Analysis — Compensation Philosophy and Elements of Pay — Other Compensation Elements — Change in Control Agreements” for further information.

•
Our senior executives (other than our chief executive officer) are entitled to severance benefits in connection with a termination without cause (or termination with good reason) under our executive severance plan, which eliminates the need for negotiating arrangements at the time of a dismissal (See “Compensation Discussion & Analysis — Compensation Philosophy and Elements of Pay — Other Compensation Elements”).

Mitigation Against Excessive Risk
We believe our executive compensation programs do not encourage excessive and unnecessary risks that would threaten the value of our Company.

•	Our long-term incentive plan uses multiple performance metrics to help ensure a balance of absolute and relative performance metrics.

•	No annual performance bonuses are paid unless the Company meets or exceeds a threshold level of Company operating performance.

•	The compensation committee has the ability to use its discretion to reduce the amount of payments under the compensation program.

•	Payment opportunities for our executive officers under both the annual performance bonus and long-term incentive programs are capped.

•	The compensation committee has plan oversight and approves both the design and payout of all annual performance bonus awards, as well as each grant of long-term incentive compensation.

•
The compensation programs are subject to periodic assessment by the compensation committee and its independent compensation consultant. For additional information, please see “Compensation Discussion & Analysis — Risk Assessment of Compensation Practices.”

This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations. As an advisory vote, this proposal is not binding upon the Company. However, the compensation committee, which is responsible for designing and administering our executive compensation program, values the feedback received from stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. In addition, the non-binding advisory vote described in this Proposal 2 will not be construed as (1) overruling any decision by the Company, the board of directors, or the compensation committee relating to the compensation of the named executive officers, or (2) creating or changing any fiduciary duties or other duties on the part of the board of directors, or any committee of the board of directors, or the Company.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM

PROPOSAL 3: APPROVAL OF AMENDMENTS TO 2009 GLOBAL INCENTIVE PLAN
We are asking stockholders to approve amendments to the Celanese Corporation 2009 Global Incentive Plan (the “2009 GIP” or the “plan”) to increase the number of shares that may be issued under the 2009 GIP in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based awards and make other changes as described below. We are also asking stockholders to re-approve the performance measures and individual award limits under the 2009 GIP for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”). The 2009 GIP affords the compensation committee the ability to offer a variety of compensatory awards designed to advance our interests and long-term success by encouraging stock ownership among officers, employees and non-employee directors and, correspondingly, increasing their personal involvement with our future success. In order to continue to enhance our ability to attract and retain officers, key employees and non-employee directors, the board amended the 2009 GIP to increase the number of shares available for issue and to make other changes described below, which we refer to collectively as the “Amendments,” and we are now seeking stockholder approval for them.
The primary reason for seeking stockholder approval of the Amendments is to permit additional awards to officers, employees and non-employee directors. A summary of the Amendments and the principal provisions of the 2009 GIP are set forth below. The full text of the 2009 GIP, with the proposed changes highlighted, is annexed to this Proxy Statement as Exhibit B. The following summary is qualified in its entirety by reference to Exhibit B. Approval requires the favorable vote of a majority of the votes cast, provided that the votes cast represent over 50% of our outstanding shares.

Plan Highlights
The 2009 GIP currently has a remaining share authorization of 1.81 million shares before adoption of the Amendments. The 2009 GIP remains available for the grant of awards until March 6, 2019. One of the Amendments would extend the duration of the 2009 GIP until April 19, 2022. The 2009 GIP also includes the following features that are intended to protect the interests of our stockholders:

•	No Evergreen Provision. The number of authorized shares under the 2009 GIP is fixed with no “evergreen” feature that would cause the number of authorized shares to automatically increase.

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Limitations on Share Recycling. Shares of stock withheld from an award to pay taxes or used for the exercise of stock options will not be eligible for reissue. In addition, the full number of shares covered by an award of stock options or SARs will count against the shares available for future awards, even if fewer shares are actually issued upon exercise.

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“Full Value” Awards Count More Than One-to-One Against the Share Limit. With respect to awards other than stock options and SARs (e.g., restricted stock and RSUs), the number of shares available for awards under the 2009 GIP is reduced by 1.59 shares for each share covered by such award. We count the maximum number of performance-vested RSUs against the share pool until the actual amount earned is known.

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No Repricings Without Stockholder Approval. Repricing of stock options and SARs is prohibited without prior stockholder approval, with customary exceptions for certain changes in capitalization. This provision applies to both direct repricings (lowering the exercise price or strike price of a stock option or stock appreciation right) as well as indirect repricings (canceling an outstanding stock option or stock appreciation right and granting a replacement stock option or stock appreciation right with a lower exercise price).

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No Discounted Options and Stock Appreciation Rights. Exercise prices must be at least 100% of fair market value (average of high and low stock prices) on the grant date of the award with certain exceptions.

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Minimum Vesting Requirements. Restricted stock and restricted stock unit awards under the 2009 GIP must meet minimum vesting requirements, with certain limited exceptions. Such awards that are not performance-based must generally vest over a period of not less than three years. If awards are considered “performance-

based,” performance must be measured over a period of at least one year.

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Conservative Change in Control Provisions. The Company currently intends that the award agreements used under the 2009 GIP will only provide for “double-trigger” acceleration, which affords special treatment in the event of a change in control only if and when the holder’s employment is terminated after the change in control. The Amendments require that a “change in control” for this purpose will occur only upon consummation of the triggering transaction (and not earlier upon stockholder approval), and any such transaction based on a change in ownership requires an acquisition of at least 30% ownership.

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Changes Require Stockholder Approval. Without stockholder approval, the Company cannot make material amendments to the 2009 GIP. For example, without stockholder approval, the Company could not increase the total number of shares authorized under the 2009 GIP, or increase the annual per-participant share limit.

•	Independent Oversight. The 2009 GIP will be administered by the compensation committee, which is composed entirely of independent directors.

Summary of Changes, Shares Available, Overhang and Run Rate
The 2009 GIP was originally approved at our 2009 annual meeting of stockholders. The board approved on February 9, 2012, subject to stockholder approval at the Annual Meeting, the following additional amendments to the 2009 GIP:

•	Increase the total number of shares that may be issued under the 2009 GIP by 8.00 million shares. (Section 5)

•	Re-approve the performance measures and individual award limits for purposes of Section 162(m) of the Code (Sections 5 and 13), and streamline provisions concerning incentive bonuses. (Section 9)

•	Extend the expiration date of the 2009 GIP until April 19, 2022 (10 years from the amended effective date). (Section 4)

•	Add a definition of “change in control.” (Section 2)

•	Clarify share usage and recycling rules consistent with the Company’s practices. (Section 5)

•	Clarify and consolidate provisions regarding no repricing of options or SARs. (Section 18)

•	Clarify that no dividend equivalents may be paid on performance-vesting restricted stock or RSU awards prior to satisfaction of such performance criteria. (Section 8)

•	Update and clarify performance-based compensation provisions, including expansion of the qualifying performance criteria. (Section 13)
As of December 31, 2011, there were a total of 1.78 million shares available for future awards under the 2009 GIP. Since December 31, 2011, we granted no stock options, 12,503 time-vesting RSUs and 24,622 performance-vesting RSUs. As described below, because the number of shares available for future grant under the 2009 GIP is reduced by 1.59 for each RSU granted, and because we assume for this purpose that the maximum number of performance vesting RSUs will be earned until the actual amount is known, the actual number of shares available for grant is reduced by a higher amount. The awards granted in 2012 prior to the record date reduced the aggregate number of shares available for grant by 107,965 shares.
As of the record date for the Annual Meeting, and after giving effect to awards of RSUs by the compensation committee and forfeitures since December 31, 2011, there were a total of 1.81 million shares available for future awards under the 2009 GIP. If the Amendments are not approved, we will be severely restricted in the equity awards that we may make to officers, employees and non-employee directors under the 2009 GIP.

Our compensation committee regularly reviews the dilutive effect of the 2009 GIP on our stockholders (sometimes called “overhang”). Our total overhang (excluding our employee stock purchase plan described below) was 4.98% as of December 31, 2011 (4.78% as of the record date) assuming all RSU awards vest at target level. If the Amendments are approved and 8.00 million shares are added to the share pool, our total overhang would be 9.19%.
For purposes of calculating the overhang in the previous paragraph, we are using “fully diluted overhang,” which equals Amount A divided by Amount B, where Amount A equals the sum of all outstanding stock options, unvested restricted stock shares and unvested RSUs (at target) plus shares available for future grant under the 2009 GIP, and Amount B equals the sum of total shares of our Common Stock outstanding plus Amount A less unvested restricted stock shares. As of December 31, 2011, (i) the number of outstanding stock options, unvested RSUs, vested RSUs subject to the hold requirement and RSUs deferred by directors under the 2008 Deferred Compensation Plan including dividend equivalents thereon equaled 6.42 million (with performance-based RSUs counted at target performance); (ii) the number of shares available for future grant under the 2009 GIP assuming approval of the Amendments equaled 9.78 million; (iii) the number of shares of our Common Stock outstanding equaled 156,463,811; and (iv) there were no unvested restricted stock shares outstanding. For additional information on outstanding awards and available shares under our equity plans as of December 31, 2011, see Exhibit C to this Proxy Statement.
In April 2009, our stockholders approved a Code Section 423 tax-qualified employee stock purchase plan covering an aggregate of 14 million shares. As of the record date for the Annual Meeting, the Company had not initiated offers or sales of shares under such plan.
The compensation committee reviews throughout the year the rate at which we are granting equity awards relative to our shares of Common Stock outstanding (sometimes referred to as our “Run Rate”), and compares this Run Rate to the Run Rates of our peers. The three-year average Run Rate of our executive compensation peer group as of July 2011 was approximately 1.0%. The following table sets forth information regarding our Run Rate for each of the last three years and our average Run Rate over the last three years. The table illustrates that our three-year average Run Rate has been lower than that of our peer group, demonstrating our responsible use of the shares made available under the 2009 GIP.

Run Rate (shares in millions)
	2009	2010	2011	3-Year Average
Stock options granted	0.100	0.202	0.194	0.165
Time-vesting restricted stock units granted	0.462	0.339	0.346	0.382
Performance-vesting restricted stock units granted	0.420	0.347	0.265	0.344
Run Rate*	0.68%	0.57%	0.52%	0.59%
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* The Run Rate was calculated as all stock option awards and RSUs granted in a year, at target, divided by the number of basic weighted average common shares outstanding in each such year. The number of shares available for grant under the 2009 GIP was reduced by a larger number due to our full value provision and potential stretch performance.
As of February 29, 2012, the closing price of our Common Stock was $47.57 per share. If the Amendments are approved, we would amend the outstanding registration statement on Form S-8 for the 2009 GIP to register with the SEC the additional shares contemplated by the Amendments.

New Plan Benefits
If the Amendments are adopted, there will be additional shares available under the 2009 GIP for awards to officers, employees and non-employee directors; however, the benefits to be received by participants cannot be determined at this time because grants are at the discretion of the compensation committee. The board awards equity to non-employee directors pursuant to the directors compensation plan in effect from time to time, as described in the 2011 Director Compensation section of this Proxy Statement. None of the additional shares authorized by the Amendments have been awarded to any of our executive officers or other employees or the non-employee directors, and none of the shares have been awarded (or promised to be awarded) subject to approval of the Amendments.

Awards to our executive officers and employees or non-employee directors in 2011 would not have been increased if they had been made following adoption of the Amendments by stockholders. The compensation committee may authorize future awards under the 2009 GIP from time to time, and our board authorizes awards to non-employee directors.
The 2011 Summary Compensation Table and the 2011 Grants of Plan-Based Awards Table appearing elsewhere in this Proxy Statement show the awards that were made to the named executive officers in 2011. Stock options covering a total of 184,005 shares and a total of 129,223 time-vested RSUs and 153,467 performance-vested RSUs (each computed at the full value award amount) were awarded to all current executive officers as a group in 2011 (consisting of eight individuals, including each named executive officer). Stock options covering a total of 9,904 shares and a total of 203,345 time-vested RSUs and 111,758 performance-vested RSUs, were awarded to employees other than executive officers during 2011. During 2011, non-employee directors (including three of the four incumbent director nominees) received a total of 13,312 time-vested RSUs, as described in “Director Compensation in 2011” above.

Description of the 2009 GIP
In the following paragraphs we summarize the principal features of the 2009 GIP as it is proposed to be amended. This summary is qualified in its entirety by reference to the full text of the proposed amended and restated 2009 GIP, which is set forth as an exhibit to this Proxy Statement. Stockholders are urged to read the proposed amended and restated 2009 GIP in its entirety. Any capitalized terms used in this summary description but not defined here or elsewhere in this Proxy Statement have the meanings assigned to them in the proposed amended and restated 2009 GIP.
On March 6, 2009, the Company’s board of directors adopted the 2009 GIP. The 2009 GIP enables the compensation committee to award incentive and nonqualified stock options, SARs, restricted stock, RSUs and incentive bonuses (which may be paid in cash or stock or a combination thereof), any of which may be performance-based, with vesting and other award provisions that provide effective incentives to Company key employees (including executive officers), and other service providers. The board of directors approves equity awards to non-employee directors.
The board of directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an incentive plan under which equity-based and cash-based compensation awards made to the Company’s named executive officers (other than the chief financial officer) can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2009 GIP has been structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1 million paid in any one year to our named executive officers (other than the chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m) the material terms include:

•	the employees eligible to receive the performance-based compensation;

•	a description of the business criteria on which the performance goals may be based; and

•	the maximum amount of compensation that can be paid to an employee under the performance goal.
With respect to awards under the 2009 GIP, each of these aspects is discussed below, and a vote in favor of the Amendments will be a vote re-approving all of the material terms of the 2009 GIP for purposes of the stockholder approval requirements of Section 162(m). These material terms for purposes of Section 162(m), including the performance measures and individual award limits, have not significantly changed from the material terms that were approved by stockholders in 2009, although the performance measures have been clarified and slightly expanded.

Purpose of the 2009 GIP
The purpose of the 2009 GIP is to provide employees (including executive officers), non-employee directors and other service providers with incentives for the future performance of services that are linked to the profitability of the Company’s businesses and to the interests of the Company’s stockholders. Certain aspects of the 2009 GIP are also intended to encourage employees (including executive officers), non-employee directors and other service providers to own Common Stock, so that they may establish or increase their proprietary interest in the Company and align their interests with the interests of the stockholders.
Types of Awards Under the 2009 GIP
The 2009 GIP provides for the following types of awards:

•	Stock options (both incentive stock options and “non-qualified’’ stock options);

•	SARs, alone or in conjunction with stock options or other awards, settled in cash or Common Stock, or a combination of both;

•	Shares of restricted stock and RSUs (which may settled in cash or shares, or any combination of both); and

•	Incentive bonuses which may be paid in cash, Common Stock or a combination of both.
Administration of the 2009 GIP
The 2009 GIP is administered by the compensation committee of the board of directors. The compensation committee has broad authority, subject to the provisions of the 2009 GIP, to administer and interpret the plan, including, without limitation, the authority to:

•	prescribe, amend and rescind rules and regulations relating to the plan and to define terms not otherwise defined in the plan;

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determine which persons are plan participants, to which of such participants awards will be granted and the timing of any such awards, provided that the board makes determinations regarding awards to non-employee directors;

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grant awards and determine the terms and conditions of those awards, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire;

•	establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

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prescribe and amend the terms of the agreements or other documents evidencing awards and the terms or form of any document or notice required to be delivered to the Company by participants under the plan;

•	determine the extent to which adjustments are required in relation to changes in the Company’s capitalization, such as stock splits, reverse stock splits or dividends;

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interpret and construe the plan, any rules and regulations under the plan and the terms and conditions of any award, and to make exceptions to any such provisions in good faith in extraordinary circumstances; and

•	make all other determinations deemed necessary or advisable for the administration of the plan.
All decisions and actions of the compensation committee are final and binding on all participants in the 2009 GIP. Subject to certain limitations, the compensation committee may authorize one or more officers of the Company to perform any or all things the compensation committee is authorized and empowered to do or perform under the plan

(other than the grant of awards to executive officers of the Company). In addition, the compensation committee may delegate any or all aspects of the day-to-day administration of the 2009 GIP to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents. With respect to equity awards to non-employee directors, the board of directors administers the 2009 GIP in the place of the compensation committee.
Eligibility
Employees (including executive officers), non-employee directors and other service providers of the Company and its subsidiaries and affiliates are eligible for grants under the 2009 GIP. The board of directors has identified these classes of individuals as those whose services are linked most directly to the profitability of our businesses and to the interests of our stockholders. In determining the persons to whom grants will be awarded and the number of shares and type of award to be covered by each grant, the compensation committee may take into account, among other things, the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the compensation committee deems relevant in connection with accomplishing the purpose of the plan. Because awards are established at the discretion of the compensation committee, subject to the limits described above, the number of shares that may be granted to any participant under the 2009 GIP cannot be determined. As of December 31, 2011, there were approximately 7,600 employees eligible for awards and seven eligible non-employee directors.
Stock Subject to 2009 GIP
The maximum number of shares that may be issued under the 2009 GIP, if the Amendments are approved, is equal to the following:
• 13.35 million shares, which is the original 5.35 million shares approved for the 2009 GIP plus the additional 8.00 million shares to be added by the Amendments; plus

• the shares that were available under the prior 2004 Stock Incentive Plan as of the original effective date of the 2009 GIP; plus

• any shares related to awards originally granted under the prior 2004 Stock Incentive Plan that are canceled, forfeited or expire unexercised after the original effective date of the 2009 GIP.
Shares of Common Stock issued under the 2009 GIP may be either authorized and unissued shares or previously issued shares acquired by the Company, including shares purchased on the open market. On termination or expiration of an unexercised option, SAR or other stock-based award under the plan, in whole or in part, the number of shares of Common Stock subject to such award will become available for grant again under the 2009 GIP. Shares used to pay the exercise price of stock options or shares withheld for the payment of taxes will not become available for grant again. With respect to awards other than options and SARs, such as RSUs, the number of shares available for awards under the 2009 GIP is reduced by 1.59 shares for each share covered by such award or with respect to which such award relates. For purposes of share counting, we conservatively assume that the maximum number of performance-vesting RSUs will be earned until the actual number earned is known. Therefore, we reduce the shares available for award by an additional 2.25 for performance-vesting RSU awards. For example, for a 1,000 unit performance-vesting RSU award, we would initially reduce the number of shares available for grant under the 2009 GIP by an aggregate of 3,578 shares (1,000 x 1.59 x 2.25). Under the 2009 GIP, no single participant may be granted awards covering more than 1,000,000 shares of Common Stock in any fiscal year. The maximum number of shares of Common Stock that may be issued pursuant to stock options intended to be incentive stock options is 5,350,000.
In the event of any change in capitalization of the Company, such as a stock split, corporate transaction, merger, consolidation, separation, spin off, or other distribution of stock or property of the Company, any reorganization, any partial or complete liquidation of the Company or any extraordinary cash or stock dividend, the compensation committee will make appropriate substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the plan, in the share limitations for awards set forth in the plan, in the number of shares subject to the plan, and of the exercise price of outstanding awards, or will make such other equitable substitution or adjustments as it may determine to be appropriate. These adjustments may also be made to outstanding awards.

Terms and Conditions of Stock Options
Stock options granted to participants may be granted alone or in addition to other awards granted under the 2009 GIP and may be of two types: (i) incentive stock options within the meaning of Section 422 of the Code (“ISOs”); or (ii) non-qualified stock options, which are stock options that are not intended to be incentive stock options (“NSOs”). All stock options granted under the plan will be evidenced by a written agreement between the Company and the participant. Each agreement will provide, among other things, whether it is intended to be an agreement for an incentive stock option or a non-qualified stock option, the number of shares subject to the option, the exercise price, exercisability (or vesting), the term of the option, and other terms and conditions. The option term under the plan may not exceed 7 years (or 5 years for certain ISOs).
Subject to the express provisions of the 2009 GIP, options generally may be exercised over such period, in installments or otherwise, as the compensation committee may determine. If the compensation committee provides that any stock option is exercisable only in installments, the compensation committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as it, in its sole discretion, deems appropriate, and the compensation committee may at any time accelerate the exercisability of any stock option. Dividend equivalents may not be granted with respect to shares underlying stock options.
The exercise price for any stock option granted may not be less than the fair market value of the Common Stock subject to that option on the grant date; provided, however, that the exercise price per share with respect to an option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the fair market value on the grant date if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price may be paid in shares, cash or a combination thereof, as determined by the compensation committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares and withholding of shares deliverable upon exercise.
Stock options granted under the 2009 GIP may not be transferred except by will or by the laws of descent and distribution, and each option shall be exercisable only by the participant during his or her lifetime, except that a participant may transfer an award for no consideration to the participant’s “family members” as defined in Form S-8 under the Securities Act of 1933. In no event are awards transferable for value or consideration.
Following termination of employment, the participant’s right to exercise an option then held shall be determined by the terms of the award agreement unless the compensation committee otherwise agrees as provided in a separation agreement. In all cases, individual option agreements may provide for different terms, and in no case may an option be exercised after the expiration of its term.
Terms and Conditions of Stock Appreciation Rights
SARs may be granted alone (“freestanding SARs”) or in conjunction with all or part of a stock option (“tandem SARs”). Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the Common Stock at the time of exercise exceeds the exercise price of the SAR. This amount is payable in Common Stock, cash, or a combination of Common Stock and cash, at the compensation committee’s discretion. The exercise price of a freestanding SAR will be specified in the award agreement and is subject to the same limitations as the exercise price of an option. The strike price of a tandem SAR is the same as the exercise price of the related option. The other terms and conditions that apply to stock options, including the provisions that apply in the event of a participant’s termination of employment and the prohibition on repricings, also generally apply to freestanding SARs.
A participant may exercise a freestanding SAR in the manner determined by the compensation committee and specified in the award agreement, but may only exercise a tandem SAR if the related stock option is also exercisable. A participant’s tandem SAR will not be exercisable if the participant has already exercised the related stock option, or if that option has terminated. See “Terms and Conditions of Stock Options” above for details. Similarly, once a participant exercises a tandem SAR, the related stock options will no longer be exercisable. Dividend equivalents may not be paid with respect to shares underlying stock appreciation rights.

Terms and Conditions of Grants of Restricted Stock and RSUs
A restricted stock award is an award of Common Stock with restrictions that lapse in installments over a vesting period following the grant date. A restricted stock unit, or RSU, is an award denominated in shares of Common Stock which will be settled in shares or an equivalent value of cash after satisfying any vesting or other conditions specified in the award. The plan also allows for an award of restricted stock or RSUs to be treated as a performance award, under which the grant, issuance or vesting of such award would be based on satisfaction of pre-established objective performance criteria over a performance period of at least one year.
Shares of restricted stock and RSUs may be awarded either alone or in addition to other awards granted under the 2009 GIP. The compensation committee will determine the eligible individuals to whom grants will be awarded, and the terms and conditions of the grants, subject to the limitations contained in the 2009 GIP.
For restricted stock or RSU awards to participants other than non-employee directors, except in the event of a change in control of the Company or the death or disability of the participant, restricted stock and RSUs will vest no more quickly than over (i) one year following the date of grant to the extent such vesting is subject to the satisfaction of performance criteria or (ii) three years following the date of grant to the extent subject only to time-based vesting criteria.
Unless otherwise determined by the compensation committee, the recipient of a restricted stock award will have, with respect to the shares of such restricted stock, all of the rights of a stockholder of the Company, including, if applicable, the right to vote the shares and receive any cash dividends (which may be deferred by the compensation committee and reinvested in additional shares of restricted stock). Holders of RSUs are not entitled to voting rights in the shares of Common Stock underlying their RSUs until the underlying shares are actually reflected as issued and outstanding shares on the Company’s stock ledger. RSUs may include dividend equivalents (as if the RSUs were actual shares of Common Stock), but dividend equivalents on performance-based RSUs will not be payable before the performance conditions are satisfied.
Terms and Conditions of Incentive Bonuses
An incentive bonus is an opportunity for a participant to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year. The maximum cash amount payable pursuant to that portion of an incentive bonus granted in any calendar year to any participant that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) shall not exceed $20,000,000. The terms of any incentive bonus may be set forth in an award agreement that includes provisions regarding (i) the target and maximum amount payable to the participant, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the incentive bonus prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions as determined by the compensation committee.
The compensation committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the threshold, target and maximum amount payable under an incentive bonus, which criteria may be based on financial performance and/or personal performance evaluations. The compensation committee may specify the percentage of the target incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m), in which case the performance criteria will be determined as specified below under “Performance Goals May Apply to Stock Options, Stock Appreciation Rights, Restricted Stock, RSUs and Incentive Bonuses.” The compensation committee shall certify the extent to which any performance criteria have been satisfied, and the amount payable as a result thereof, prior to payment of any incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m).
Annual bonus awards earned by named executive officers shall be determined based on the attainment of established objectives. Such objectives may be qualitative or quantitative in nature. Further, no reduction in the annual bonus award for one executive officer or employee shall result in an increased bonus award to any other executive officer or any other employee.

The compensation committee shall determine the timing of payment of any incentive bonus. Payment of the amount due under an incentive bonus may be made in cash or in shares of Common Stock, as determined by the compensation committee.
Performance Goals May Apply to Stock Options, Stock Appreciation Rights, Restricted Stock, RSUs and Incentive Bonuses
The compensation committee may specify certain performance criteria, which must be satisfied before stock options, stock appreciation rights, restricted stock and RSUs will be granted or will vest or incentive bonuses will become payable.
“Performance goals” means the specific objectives that may be established by the compensation committee, from time to time, with respect to an award. These objectives may be based on the attainment of specified levels of one or more of the following measures, applied to either the Company as a whole or to a business unit or a subsidiary or division, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, as applicable: (i) cash flow (before or after dividends) (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (ii) earnings or earnings per share (including earnings before or after interest, taxes, depreciation and/or amortization) (basic or diluted), (iii) stock price (including, but not limited to, growth measures and total stockholder return), (iv) productivity ratios, (v) expense targets, (vi) return measures (including, but not limited to, return on assets, net assets, capital, investment, invested capital, equity, sales or revenue), (vii) market share, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue or revenue growth, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin, profit margin or other margin metrics, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue or efficiency, (xx) bookings, (xxi) backlog, (xxii) customer service or satisfaction, (xxiii) working capital targets, (xxiv) environmental, health and/or safety goals, and/or (xxv) strategic sustainability metrics (including, but not limited to, corporate governance, consumer advocacy, enterprise risk management, employee development and portfolio restructuring).
For awards to be “performance-based compensation” under Section 162(m), subject to the requirements of Section 162(m), the performance goals established by the compensation committee must be objective and must be substantially uncertain at the time they are established. The compensation committee cannot have the discretion to increase the amount of compensation that is payable pursuant to a performance award. At the end of the designated performance period, the compensation committee will determine to what extent the established performance goals have been met and will certify the performance results before amounts are paid.
Under the 2009 GIP and to the extent consistent with Section 162(m), the compensation committee (i) shall appropriately adjust any evaluation of performance to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items, any other unusual or infrequent items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with generally accepted accounting principles in the United States of America or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance to exclude any of the following events that occurs during a performance period: asset write-downs; litigation, claims, judgments or settlements; the effect of changes in tax law or other such laws or provisions affecting reported results; and accruals for reorganization and restructuring programs.
With respect to awards made to our named executive officers, the vesting or payment of which are to be made subject to performance goals, the compensation committee may design such awards or a portion thereof to comply with the applicable provisions of Section 162(m), including, without limitation, those provisions relating to the pre-establishment and certification of performance goals. With respect to awards not intended to comply with Section  162(m), performance goals may also include such individual or subjective performance criteria as the compensation committee may, from time to time, establish. Performance goals applicable to any award may include a threshold level of performance below which no portion of the award will become vested or payable, and levels of performance at which specified percentages of such award will become vested or payable.
Change in Control
The compensation committee may provide in any award agreement provisions relating to the treatment of awards in the event of a change in control. Following adoption of the Amendments, the term “change in control” shall not be deemed to have occurred unless the applicable triggering transaction has been consummated and the threshold level of ownership change or acquisition that would trigger a change in control shall be at least thirty percent (30%).
Amendment and Termination of the 2009 GIP
The board of directors may amend, alter or discontinue the 2009 GIP and the compensation committee may amend or alter any agreement or other document evidencing an award made under the plan, but no such amendment shall, without the approval of the Company’s stockholders, reduce the exercise price of outstanding options or SARs (discussed below); reduce the price at which options or SARs may be granted; increase the benefits accrued to any participant; increase the number of shares available for issuance under the plan; modify the eligible classes of participants under the plan; eliminate the minimum vesting requirements applicable to restricted stock and RSUs described above or allow the compensation committee to waive such requirements; or otherwise amend the plan in any manner requiring stockholder approval by law or under applicable listing requirements. No amendment or alteration to the 2009 GIP or an award shall be made which would impair the rights of a participant, without the participant’s consent, provided that no such consent shall be required if the compensation committee determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the 2009 GIP or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard. If the Amendments are approved by stockholders at the Annual Meeting, unless earlier terminated by the board of directors, the plan will continue in effect until April 19, 2022.
No Repricings of Options or SARs
The 2009 GIP prohibits the repricing of stock options and SARs without the approval of the stockholders. This provision applies to both direct repricings (lowering the exercise price or strike price of a stock option or stock appreciation right) as well as indirect repricings (canceling an outstanding stock option or stock appreciation right and granting a replacement stock option or stock appreciation right with a lower exercise price or strike price).
Deferral of Gains
The compensation committee may provide for the deferred delivery of shares, or impose a holding period for shares or RSUs, upon settlement, vesting or other events with respect to restricted stock or RSUs, or in payment or satisfaction of an incentive bonus, to the extent consistent with Section 409A of the Code or long-term incentive plan design.
U.S. Federal Income Tax Consequences
The following tax discussion is a general summary of the U.S. federal income tax consequences to the Company and the participants in the 2009 GIP as of the date of this Proxy Statement. The discussion is intended solely for general information and does not make specific representations to any award recipient. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as employment, estate or gift taxes. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.
Stock Options.  The grant of a NSO is not a taxable event for the optionee and the Company obtains no deduction from the grant of the NSO. Upon the exercise of a NSO, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be taxed to the optionee as ordinary income. In general, the Company will be entitled to a deduction in the same amount. In general, the optionee’s tax basis in the shares acquired by exercising a NSO is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the optionee will realize capital gain or loss (long-term or short-term, depending on how long the shares were held before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.
Special rules apply if an optionee pays the exercise price upon exercise of NSOs with previously acquired shares of stock. Such a transaction is treated as a tax-free exchange of the old shares for the same number of new shares. To that extent, the optionee’s basis in a portion of the new shares will be the same as his or her basis in the old shares, and the capital gain holding period runs without interruption from the date when the old shares were acquired. The optionee will be taxed for ordinary income on the amount of the difference between (a) the value of any new shares received and (b) the fair market value of any old shares surrendered plus any cash the optionee pays for the new shares. The optionee’s basis in the additional shares (i.e., the shares acquired upon exercise of the option in excess of the shares surrendered) is equal to the fair market value of such shares on the date the shares were transferred, and the capital gain holding period commences on the same date. The effect of these rules is to defer the date when any gain in the old shares that are used to buy new shares must be recognized for tax purposes. Stated differently, these rules allow an optionee to finance the exercise of a NSO by using shares of stock that he or she already owns, without paying current tax on any unrealized appreciation in those old shares.
In general, no taxable income is realized by an optionee upon the grant of an ISO. If shares of Common Stock are issued to a participant pursuant to the exercise of an ISO granted under the plan and the participant does not dispose of such shares within the two-year period after the date of grant or within one year after the exercise of the ISO (a “disqualifying disposition”), then, generally (a) the participant will not realize ordinary income upon exercise and (b) upon sale of such shares, any amount realized in excess of the exercise price paid for the shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the Common Stock on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item that increases the participant’s “alternative minimum taxable income.” The Company will not be entitled to a deduction if the participant disposes of the shares other than in a disqualifying disposition.
If shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. In general, the Company will be entitled to a deduction generally equal to the amount of the ordinary income recognized by the participant.
Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a non-qualified stock option as discussed above.
Stock Appreciation Rights.  The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the cash or the fair market value of any shares of Common Stock received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will generally be entitled to a tax deduction at the same time for the same amount. The participant’s subsequent sale of any shares received upon exercise of a SAR generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains or losses will be taxable as capital gains or losses (long-term or short-term, depending on how long the shares were held before the sale).
Restricted Stock and Restricted Stock Units.  Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant of such restricted stock or restricted stock units. However, when the restricted stock or restricted stock units vest or are paid, as applicable, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will generally receive a corresponding deduction.

A participant could, within 30 days after the date of an award of restricted stock (but not an award of restricted stock units), elect under Section 83(b) of the Code to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the restricted stock at the time of grant and the Company will generally receive a corresponding deduction at that time. Any later appreciation in the value of the restricted stock would be treated as capital gain and realized only upon the sale of the stock subject to the award of restricted stock. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of shares subject to the restricted stock, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the shares previously reported by the participant as compensation income.
Incentive Bonuses.  In general, a participant will be taxed at the time of payment of any incentive bonus. The amount subject to tax will be the amount of cash paid and, if applicable, the fair market value of any shares of Common Stock transferred to the participant. The Company will generally be entitled to a tax deduction at the same time for the same amount. The participant’s subsequent sale of any shares transferred in payment of an incentive bonus generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains or losses will be taxable as capital gains or losses (long-term or short-term, depending on how long the shares were held before the sale).
Tax Withholding. In connection with awards under the plan, tax withholding obligations sufficient to satisfy federal, state, local and foreign withholding taxes, including any FICA or other social security taxes, may be satisfied by the payment of cash, withholding from any cash otherwise payable to the participate, or the withholding of shares of Common Stock to be received upon exercise of an option or SAR, the vesting of restricted stock, or the vesting of an RSU award, or by delivery to the Company of previously owned shares of Common Stock subject to certain holding period requirements.
Potential Limitation on Company Deductions.  As described above, Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the plan, either on their own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.
Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. The 2009 GIP is designed to allow grants of awards that are “performance based” within this definition.
Section 409A. The compensation committee may permit a participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be delivered under the 2009 GIP. Certain awards under the 2009 GIP, such as restricted stock units and SARs, may involve elements of deferred compensation, which is governed by Section 409A of the Code. The compensation committee may establish such rules and procedures as it may deem advisable in the Company's best interests in the event that Section 409A of the Code is implicated by any transaction under the 2009 GIP. If an amount constitutes “deferred compensation” under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied, the participant may be subject to a 20% additional tax in addition to ordinary income tax inclusion at the time the award becomes vested, plus interest.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” APPROVAL OF AMENDMENTS TO THE 2009 GLOBAL INCENTIVE PLAN

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has selected KPMG LLP to audit the Company’s consolidated financial statements for 2012. Since 2005, KPMG LLP has served as our independent registered public accounting firm and also provided other audit-related and non-audit services that were approved by the audit committee.
Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.
We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the board is submitting the audit committee’s selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. If the appointment of KPMG LLP is not ratified, the audit committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.

Audit and Related Fees
Aggregate fees billed to the Company by its independent registered public accounting firm, KPMG LLP and KPMG LLP affiliates, were as follows:

	Year Ended December 31,
	2011	2010
Audit Fees(1)	$6,716,722	$6,570,475
Audit-related Fees(2)	147,093	184,173
Tax Fees(3)	1,860,905	1,365,954
All Other Fees(4)	632,312	—
Total Fees	$9,357,032	$8,120,602
________________________________________

(1)
For professional services rendered for the audits of annual consolidated financial statements of the Company (including the audit of internal control over financial reporting), statutory audits, the review of the Company’s quarterly consolidated financial statements and review of SEC filings.

(2)	Primarily for professional services rendered in connection with consultation on financial accounting and reporting standards and employee benefit plan audits.

(3)	Primarily for professional fees related to technical assistance, the preparation of tax returns in non-U.S. jurisdictions and assistance with tax audits and appeals.

(4)	For other permitted professional advisory services.

Audit Committee Pre-Approval Policy
The audit committee is responsible for appointing, retaining and pre-approving the fees of the Company’s independent registered public accounting firm. The audit committee has adopted a Policy for Pre-Approval of Independent Auditor Services (“Pre-Approval Policy”) pursuant to which proposed services may be pre-approved through the application of detailed policies and procedures (“general pre-approval”) or by specific review of each service (“specific pre-approval”). The audit committee has provided general pre-approval for certain specific types of non-prohibited audit, audit-related and tax services that do not exceed $100,000 per project (increased to $200,000 per project for 2012) and $1,000,000 per year in the aggregate and gives detailed guidance to management as to the specific services that are eligible for general pre-approval. The audit committee is to be informed on a timely basis of any services performed by the independent registered public accounting firm pursuant to general pre-approval. Unless a type of service is included in this general pre-approval, it will require specific pre-approval. The annual audit services engagement terms and fees must be specifically pre-approved by the audit committee. Requests to provide services that require specific pre-approval must be submitted to the audit committee by both the independent registered public accounting firm and the chief financial officer or controller, and must include detailed back-up documentation and a joint statement as to whether the request or application is consistent with the SEC’s rule on auditor independence.
The audit committee may delegate its pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.
All services performed by our independent registered public accounting firm in 2011 were pre-approved by the audit committee.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2012

CORPORATE GOVERNANCE
The business and affairs of the Company are managed under the direction of the board of directors. The board believes that good corporate governance is foundational to achieving business success and in fulfilling the board’s responsibilities to stockholders. The board believes that its practices align management and stockholder interests. Highlights of our corporate governance practices are described below.
Strong corporate governance is an integral part of Celanese’s core values. Our Company’s corporate governance policies and procedures are available on the corporate governance portal of the Company’s investor relations website at www.celanese.com. The corporate governance portal includes the Company’s Corporate Governance Guidelines (including our Director Independence Standards and Lead Independent Director Policy), board Committee Charters, Global Business Conduct Policy, Financial Code of Ethics, and Communications with the Board Policy. Any future modification or amendments to our Financial Code of Ethics, and any waiver of our Financial Code of Ethics, which applies to our Chief Executive Officer (Principal Executive Officer) (“CEO”), Chief Financial Officer (Principal Financial Officer) (“CFO”) or Senior Vice President, Finance (Principal Accounting Officer) will be posted on the same website. We provide below specific information regarding certain corporate governance practices.

Composition of the Board of Directors
Our board is divided into three classes (see “Proposal 1: Election of Directors” above).  Our charter provides that the number of members of the board of directors shall be fixed by the board, but shall be no less than seven and no more than fifteen. Our board may fill vacancies and  increase or, upon the occurrence of a vacancy, decrease the board’s size between annual stockholders’ meetings. As of the date of this Proxy Statement, we have ten directors.  As discussed above, Mr. Weidman will be retiring from the board effective April 2, 2012.  The board has established the size of the board to be nine directors effective April 2, 2012.
Our board of directors is to be comprised of a majority of independent directors. Please see more information about independence in “Corporate Governance — Director Independence” below.
In February 2011, the board of directors approved a director retirement guideline, the full text of which is set forth in our Corporate Governance Guidelines. The guideline states that a director should retire from the board of directors no later than the annual meeting of stockholders following such director’s 72nd birthday; provided, however, the retirement guideline may be waived by a majority of uninterested directors upon the recommendation of the nominating and corporate governance committee. This guideline will be phased in and will first apply to our Class II directors beginning immediately following the Annual Meeting, our Class III directors beginning immediately following the 2013 Annual Meeting of Stockholders and our Class I directors beginning immediately following the 2014 Annual Meeting of Stockholders. Under the guideline, Mr. O’Neill would resign effective prior to the 2013 Annual Meeting of Stockholders.

Board Leadership Structure
Meetings of our board of directors are presided over by the Chairman of the Board. Our By-laws do not require that the Chairman be independent of the Company and currently Mr. Weidman, our CEO, serves as Chairman. As discussed above, effective April 2, 2012, Mark C. Rohr will succeed Mr. Weidman as Chairman and CEO of the Company. While the board regularly considers the separation of the Chairman/CEO roles, the board currently believes that in order for the Company to succeed in executing its strategy it is important that these two roles be aligned as closely as possible. Having a combined Chairman/CEO allows the CEO to better understand and meet the needs of the board and allows the Chairman to better understand the Company’s day-to-day situation.
Each member of our board of directors has significant business experience. We believe that their independence is not adversely affected by having a combined Chairman/CEO.

In November 2011, the board of directors created the position of a lead independent director (“lead director”) to replace its former structure of a presiding director.  The selection of a lead director is meant to facilitate, and not to inhibit, communication among the directors or between any of them and the Chairman. Accordingly, directors are encouraged to continue to communicate among themselves and directly with the Chairman. Under the Company’s Lead Independent Director Policy, the lead director must be an independent director elected by a majority of the non-employee, independent directors for a renewable one-year term generally not to exceed three consecutive years of service. In November 2011, the non-employee, independent directors of the board elected Paul H. O’Neill, a non-employee, independent director (who previously was serving as the presiding director), to serve as lead director pursuant to the Company's Lead Independent Director Policy. Mr. O’Neill’s current term expires just prior to the Annual Meeting or at such time as he ceases to be a director, resigns as lead director or is replaced as lead director by a majority of the non-employee, independent directors. The non-employee, independent directors have elected Mr. O’Neill to serve again as lead director for a one-year term beginning at the first board meeting after the Annual Meeting, if he is re-elected as a director, and continuing until just prior to the 2013 Annual Meeting of Stockholders. Specifically, the Company's Lead Independent Director Policy provides that the lead director will:

●	preside over executive sessions of the non-employee, independent members of the board and at meetings of the board in the absence of, or upon the request of, the Chairman and CEO;
●	approve the scheduling of board meetings as well as the agenda and materials for each board meeting and executive session of the board’s non-employee, independent directors;
●	have the authority to call such other meetings of the non-employee, independent directors as he/she deems necessary;
●	serve as a liaison and supplemental channel of communication between the non-employee, independent directors and the Chairman and CEO;
●	meet regularly with the Chairman and CEO;
●	communicate with stockholders as requested and deemed appropriate by the board;
●	interview director candidates along with the nominating and corporate governance committee;
●
approve and coordinate the retention of advisors and consultants who report directly to the non-employee, independent members of the board, except as otherwise required by applicable law or New York Stock Exchange (“NYSE”) Listing Standards; and

●	when requested by the Chairman or the board, assist the board in reviewing and assuring compliance with governance principles.
The board believes that the existence of a lead director with this scope of responsibilities supports strong corporate governance principles while deriving the benefit of having the Company’s CEO also serve as Chairman. The board believes that the Company’s current leadership structure of the combined Chairman/CEO leadership role coupled with a lead director enhances the Chairman/CEO’s ability to provide insight and direction on important strategic initiatives to both management and independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all management and board decisions.

Director Independence
The board of directors has adopted standards of independence for directors which are set forth in Exhibit A to the Company’s Corporate Governance Guidelines, adopted by the board. The Company reviews and determines the independence of each of the directors in accordance with these standards. The full text of the Corporate Governance Guidelines can be found in the investor section of the Company’s website, www.celanese.com, under Corporate Governance. These standards incorporate all of the requirements for director independence contained in the NYSE listing standards. The listing standards of the NYSE require companies listed on the NYSE to have a majority of

“independent” directors. The NYSE listing standards generally provide that a director is independent if the board affirmatively determines that the director has no material relationship with the Company directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, a director is not independent if (1) the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company; (2) the director or a member of the director’s immediate family has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company other than for service as a director and committee member, and pension or other forms of deferred compensation for prior service to the Company; (3) (a) the director is a current partner or employee of the Company’s independent auditor, (b) the director has an immediate family member who is a current partner of such firm, (c) the director has an immediate family member who is a current employee of the Company’s independent auditor and who personally works on the Company’s audit, or (d) the director or an immediate family member was within the last three years a partner or employee of the Company’s independent auditor and personally worked on the Company’s audit within that time; (4) the director or a member of the director’s immediate family is, or has been within the last three years, employed as an executive officer of another company where an executive officer of the Company serves or served on that company’s compensation committee; or (5) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three years, exceeds the greater of $1,000,000, or 2% of such other Company’s consolidated gross revenues.
The board considers transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As more fully described in “Certain Relationships and Related Person Transactions” below, the Company in the normal course of business has been a party to transactions with other corporations where certain of our directors are themselves either directors or officers. The board was made aware of these transactions and the amounts involved and none of them were deemed to be material or were considered to impact a director’s independence. One such series of transactions between the Company and Albemarle Corporation, where one of our directors, Mark C. Rohr, served as executive chairman until February 2012 and was the former Chairman of the Board, President and Chief Executive Officer, was considered to be an interested transaction in the aggregate that was pre-approved under the terms of our Related Party Transaction Policy.
The board, based upon the recommendation of the nominating and corporate governance committee, has affirmatively determined that eight of our directors, Messrs. Barlett, Hoffmeister, Ihlenfeld, McGuinn, O’Neill, Sanders and Wulff and Ms. Walters, are independent of the Company and its management under the NYSE listing standards and the Company’s director independence standards. Mr. Weidman, our current Chairman and CEO, and Mr. Rohr, our successor Chairman and CEO effective April 2, 2012, are the only directors who are not independent.
In addition, in compliance with the NYSE listing standards, we have an audit committee, a compensation committee and a nominating and corporate governance committee that are each composed of entirely independent directors, and each of these committees have written charters addressing the committee’s purpose and responsibilities and the annual evaluation of the performance of these committees.

Board Meetings in 2011
Each of our directors is expected to devote sufficient time and attention to his or her duties and to attend all board meetings and committee meetings on which he or she serves. The board of directors held eight meetings during 2011. All directors who were members of the board in 2011 attended at least 75% of the aggregate of (i) meetings of the board and (ii) meetings of the committees on which they served during the fiscal year ended December 31, 2011. In addition, we have a policy requiring our directors to attend the annual meeting of stockholders. All of our directors who were members of the board in 2011 attended the annual meeting of stockholders in 2011.

Board Oversight of Risk Management
The board has delegated to the audit committee the responsibility for overseeing the Company’s risk management process. Management reviews and discusses annually with the audit committee and the full board the process by which management and the board assess and manage the Company’s most significant business risks. Additionally, on an ongoing basis, senior management, including the CFO, provides updates to the audit committee on risk management policies and process compliance. This process for overseeing risk has been used to manage the significant categories of risks to which the Company is exposed. The board’s role in risk oversight has not had any effect on the board’s leadership structure.
While the board has delegated to the audit committee the responsibility for overseeing the Company’s risk management process, the board has also assigned oversight for certain principal categories of risk to either the full board, the audit committee or one of the board’s other standing committees. The following table shows the assignments by major category.

Risk Management Assignments

Risk Category	Board Oversight Body

Business and Corporate Development & Strategy; Capital Structure; Operating Performance; Country Risk; JV Strategy; Raw Material Strategy	Full Board

Risk Assessment and Management Policies and Guidelines; Litigation Exposure; IT Strategy & Business Continuity; Insurance Coverage; Business Conduct Policy Compliance; Treasury and Tax Strategy	Audit Committee

Executive Succession; Talent; Pension and Other Retirement Obligations; Retention Strategy	Compensation Committee

Environmental Exposure and Regulatory Changes; Production/Reliability; Processes & Procedures	Environmental Health & Safety Committee

Changes in Corporate Laws; Corporate Governance Strategy; Business Conduct Policy Strategy and Development	Nominating & Corporate Governance Committee

Committees of the Board
The board of directors has 4 standing board committees: audit, compensation, nominating and corporate governance and environmental, health & safety. In November 2011, the board rotated a number of directors across board committees. The following table sets forth the current composition of our committees.

	Audit Committee	Compensation Committee	Environmental, Health & Safety Committee	Nominating and Corporate Governance Committee
James E. Barlett		●
David F. Hoffmeister		●		●
Jay V. Ihlenfeld			●
Martin G. McGuinn	£
Paul H. O’Neill t			●	£
Mark C. Rohr			●
Daniel S. Sanders	●		£
Farah M. Walters		£
David N. Weidman*			●
John K. Wulff	●			●
	£ Chairperson	● Member	Financial Expert	t Lead Independent Director
* Mr. Weidman has stated his intention to retire on April 2, 2012.

Audit Committee
The Company’s audit committee is currently comprised of Mr. McGuinn (Chairman), Mr. Sanders and Mr. Wulff, each of whom the board has affirmatively determined are independent of the Company and its management under the rules of the NYSE and the SEC. The board has also determined that Mr. McGuinn and Mr. Wulff are “audit committee financial experts” as the term is defined in Item 407(d)(5) of Regulation S-K. Each member of the audit committee is also “financially literate” as that term is defined by the rules of the NYSE. The audit committee held eight meetings during 2011. The complete text of the Audit Committee Charter, as amended by the board of directors on October 20, 2011, is available from the Company’s investor relations website at www.celanese.com under Corporate Governance.
The audit committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the audit committee. The principal purposes of the audit committee are to oversee:

•	accounting and reporting practices of the Company and compliance with legal and regulatory requirements regarding such accounting and reporting practices;

•	the quality and integrity of the financial statements of the Company;

•	internal control and compliance programs;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the independent registered public accounting firm and the Company’s internal audit function.
Compensation Committee
The Company’s compensation committee is currently comprised of Ms. Walters (Chair), Mr. Barlett and Mr. Hoffmeister. The board has determined that all members of the compensation committee are independent under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and qualify as “non-employee directors” for purposes of Section 162(m) of the Internal Revenue Code. The compensation committee held nine meetings during 2011. The complete text of the Compensation Committee Charter, as amended by the board of directors on October 20, 2011, is available on the Company’s investor relations website at www.celanese.com under Corporate Governance. A description of the compensation committee’s processes and procedures for determining executive compensation and the roles of management and compensation consultants in determining or recommending the amount or form of compensation is more fully described in “Compensation Discussion and Analysis” below.
The principal purposes of the compensation committee are to:

•	review and approve the compensation of the Company’s executive officers;

•
review and approve the corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, and to evaluate the CEO’s and the other executive officers’ performance and compensation in light of such established goals and objectives; and

•	oversee the development and implementation of succession plans for the CEO and the other key executives.
Nominating and Corporate Governance Committee
The Company’s nominating and corporate governance committee is currently comprised of Mr. O’Neill (Chairman), Mr. Hoffmeister and Mr. Wulff. The nominating and corporate governance committee held five meetings during 2011. The complete text of the Nominating and Corporate Governance Committee Charter, as amended by the board of directors on October 20, 2011, is available on the Company’s investor relations website at www.celanese.com under Corporate Governance. The Nominating and Corporate Governance Committee Charter provides that the nominating and corporate governance committee may, from time to time, retain legal, accounting or other consultants or experts, including but not limited to leadership search firms, the nominating and corporate governance committee deems necessary in the performance of its duties, including, in its process of identifying director candidates.
The principal purposes of the nominating and corporate governance committee are to:

•	identify, screen and review individuals qualified to serve as directors and recommend candidates for nomination for election at the annual meeting of stockholders or to fill board vacancies;

•	review and recommend non-employee director compensation to the board;

•	develop and recommend to the board and oversee implementation of the Company’s Corporate Governance Guidelines;

•	oversee evaluations of the board; and

•	recommend to the board nominees for the committees of the board.
During 2011, Frederic W. Cook & Co., Inc., as independent outside compensation consultant, advised the nominating and corporate governance committee on non-employee director compensation matters. See further discussion in “Compensation Discussion and Analysis” below and “Director Compensation in 2011” above.
Environmental, Health & Safety Committee
The Company’s environmental, health & safety committee is currently comprised of Mr. Sanders (Chairman), Mr. Ihlenfeld, Mr. O’Neill, Mr. Rohr and Mr. Weidman. The environmental, health & safety committee assists the board in fulfilling its oversight duties, while Company management retains responsibility for assuring compliance with applicable environmental, health and safety laws and regulations. The environmental, health & safety committee held two meetings during 2011. The complete text of the Environmental, Health & Safety Committee Charter, as

amended by the board of directors on October 20, 2011, is available on the Company’s investor relations website at www.celanese.com under Corporate Governance.
The principal purposes of the environmental, health & safety committee are to:

•	oversee the Company’s policies and practices concerning environmental, health and safety issues;

•	review the impact of such policies and practices on the Company’s corporate social responsibilities, public relations and sustainability; and

•	make recommendations to the board regarding these matters.

Candidates for the Board
The board of directors and the nominating and corporate governance committee consider candidates for board membership suggested by the board or nominating and corporate governance committee members, as well as by management and stockholders. The Nominating and Corporate Governance Committee Charter provides that the nominating and corporate governance committee may, from time to time, retain legal, accounting or other consultants or experts the nominating and corporate governance committee deems necessary in the performance of its duties, including, in its process of identifying director candidates.
Nominee Assessment and Diversity
The nominating and corporate governance committee’s assessment of a proposed director candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, and such other factors as the nominating and corporate governance committee considers important, which are expected to contribute to an effective board, including the following qualities:

•	leadership experience in business or administrative activities;

•	specialized expertise in the chemical industry;

•	breadth of knowledge about issues affecting the Company;

•	ability to contribute special competencies to board activities;

•	personal integrity;

•	loyalty to the company and concern for its success and welfare and willingness to apply sound independent business judgment;

•	awareness of a director’s vital part in the Company’s good corporate citizenship and corporate image;

•	time available for meetings and consultation on Company matters;

•	willingness to assume fiduciary responsibilities;

•	be intelligent, thoughtful and analytical;

•	possess knowledge about compensation and human resources practices;

•	be free of actual or potential conflicts of interest;

•	have experience serving on boards of public companies; and

•	be familiar with regulatory and governance matters.

Although the Company does not have a formal policy on board diversity, when considering board candidates, the nominating and corporate governance committee strives to achieve a balance of knowledge, experience and perspective such that the Company’s board reflects a diversity of backgrounds and experiences.
Nominee Recommendations
The nominating and corporate governance committee will consider recommendations for director nominees made by stockholders. Stockholder recommendations should be sent to:
Celanese Corporation
Board of Directors
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234
Attn: Corporate Secretary
Generally, recommended candidates are considered at the first board meeting of the year held prior to the annual meeting of stockholders. No candidates were recommended by stockholders during 2011.
The nominating and corporate governance committee considers individuals recommended by stockholders in the same manner and to the same extent as it considers director nominees identified by other means. The Chair of the nominating and corporate governance committee will make exploratory contacts with those nominees whose skills, experiences, qualifications and personal attributes satisfy those that the nominating and corporate governance committee has identified as essential for a nominee to possess, as described above. Then, an opportunity will be arranged for the members of the nominating and corporate governance committee or as many members as can do so to meet the potential nominee. The nominating and corporate governance committee will then select a nominee to recommend to the board of directors for consideration and appointment. Board members appointed in this manner will serve, absent unusual circumstances, until their election by our stockholders at the next annual meeting of stockholders.

Communications with the Board
The board of directors has adopted the following procedure in accordance with the requirements of the NYSE and the SEC for stockholders or other interested parties to communicate with the board and its members. Stockholders and other parties interested in communicating directly with the non-management directors as a group, an individual director or the board may do so by sending their communications to:
Celanese Corporation
Board of Directors
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234
Attn: Corporate Secretary
All communications received by the Corporate Secretary will be delivered to one or more members of the board as appropriate, as determined by the Corporate Secretary. Notwithstanding the foregoing, the Corporate Secretary will maintain for the benefit of the board for a period of two years following the receipt of any communication, a record of all communications received in compliance with this policy.
Members of the board may review this record of communications upon their request to the Corporate Secretary. In addition, the receipt of any accounting, internal controls or audit-related complaints or concerns will be directed to the Chairman of the audit committee.

BOARD COMMITTEE REPORTS
Audit Committee Report
The audit committee of the board of directors assists the board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the audit committee are set forth in the Audit Committee Charter.
Company management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm KPMG LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America and an opinion on the effectiveness of the Company’s internal control over financial reporting. The audit committee monitors the Company’s financial reporting process and reports to the board of directors on its findings.
The audit committee reviewed and discussed with Company management and KPMG LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The audit committee also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received from KPMG LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.
The audit committee has also considered whether the provision to the Company by KPMG LLP of certain non-audit services is compatible with maintaining the independence of KPMG LLP. The audit committee has satisfied itself as to the independence of KPMG LLP.
Based on the audit committee’s review and discussions described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. This report was submitted by the audit committee,
Martin G. McGuinn, Chairman
Daniel S. Sanders
John K. Wulff
The audit committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the audit committee report by reference therein.

Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and the compensation committee’s independent compensation consultant and, based upon its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and this Proxy Statement. This report was submitted by the compensation committee,
Farah M. Walters, Chair
James E. Barlett
David F. Hoffmeister
The compensation committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the compensation committee report by reference therein.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Executive Summary
During 2011, we continued to progress towards becoming a premier chemical company. Our progress was driven by our relentless focus on our value creation levers of geographic growth, innovation, productivity, and portfolio enhancements. Our effective execution of these levers resulted in strong results in net sales and Operating EBITDA.* Specifically, in 2011 our net sales increased 14.3% to $6.8 billion and our Operating EBITDA increased 21.4% to $1.362 billion. Earnings from continuing operations before taxes increased 40% to $755 million, and net earnings per diluted share were $3.82 in 2011 compared to $2.38 in 2010. Our strong operational and financial performance resulted in an 8% total return for stockholders in 2011, based on a closing price as of December 30, 2011 of $44.27 per share, which exceeded the stockholder returns for the S&P 500 Index and the Dow Jones U.S. Chemical Index by 5.95% and 10.35%, respectively.
We closely monitor our performance in relation to the performance of those companies included in our peer groups, as described later in this Compensation Discussion and Analysis (“CD&A”). Although we target compensation to be at the median of our executive benchmarking peer group, whether we pay out at, above or below the targeted amount depends on internal performance metrics and overall company performance relative to our peers. This compensation structure is consistent with our philosophy of performance-based pay that also enables us to attract and retain the top talent in the industry.
2011 Pay Decisions and Plan Design Changes
At our 2011 Annual Meeting, our stockholders overwhelmingly approved, on an advisory basis, the compensation of our named executive officers, with an approval rating of over 96%.  The compensation committee has considered this voting result, and given the overwhelming stockholder support of our compensation programs, the compensation committee has so far not made any pay decisions or plan design changes directly in response to the vote.  The board of directors and the compensation committee continue to value the opinions of our stockholders, and will continue to consider the outcome of the vote when making future compensation decisions for our named executive officers.
In light of market movement and our continued strong performance, all of our named executive officers received base pay increases and/or adjustments to their long-term equity incentive award targets in 2011. In addition, we made retention awards to certain of our named executive officers.
The annual performance bonus plan design remained unchanged from last year and continues to measure performance relative to Operating EBITDA, working capital and environmental, health and safety (“EHS”) metrics and the individual performance of the named executive officer. As a result of our strong 2011 performance described above, our annual performance bonus plan paid at 94.24% of target for corporate-level participants, including the named executive officers.
The long-term incentive program remains unchanged from last year, and we continue to grant time and performance-vesting RSUs as well as stock options. A mandatory hold requirement of a portion of vested restricted stock units and net shares received from the exercise of stock options also remains unchanged from last year. As a result of past company performance, two of our outstanding performance-vesting RSUs, granted in 2007 and 2008, vested at 59.7% and 127.3%, respectively, of target in 2011. These awards are described below in this CD&A.
_______________________________________
*  Operating EBITDA is a non-GAAP financial measure. See Exhibit A to this Proxy Statement for additional information concerning this measure and a reconciliation of this measure to net earnings, the most comparable U.S. GAAP financial measure.

In 2011, the only changes to our pay programs were the elimination of our perquisite allowance effective beginning 2012 and the addition of a best-net tax provision to our current change in control agreements. No gross-up provisions were added to outstanding change in control agreements.
Highlights of Pay Programs
We continue to maintain pay programs that are aligned with good corporate governance. In fact, governance is embedded in our processes and policies and includes the following:

• stock ownership guidelines	• equity granting guidelines
• hold requirements	• no employment agreements
• an executive compensation recoupment policy (or “clawback”)	• an insider trading policy that prohibits the hedging of risk
In addition to maintaining good corporate governance, we have designed our annual performance bonus plan and long-term incentive program to be aligned with best practices that mitigate against excessive risk. This includes the following:

•	multiple performance metrics are used in our long-term incentive program to help ensure a balance of absolute and relative performance metrics;

•	a funding threshold of Company operating performance must be met or exceeded before any incentives, both annual performance bonus and long-term, will be paid;

•	negative discretion by our compensation committee can be applied to all plans;

•	payment opportunities for both the annual performance bonus plan and the long-term incentive program are capped;

•	the plan oversight and approval of both the design and payout of all annual performance bonus awards, as well as each grant of long-term incentive compensation, by the compensation committee;

•	periodic assessment of the annual performance bonus and long-term incentive plans by management and the compensation committee’s independent compensation consultant; and

•	incentive targets that are analyzed and benchmarked.
We strongly believe that our executive officers’ compensation should be driven by performance. To the extent that we do not achieve our annual or long-term performance targets or an executive officer’s individual performance does not meet expectations, our compensation program is designed to reduce the amount of total compensation received by such executive officer.
The CD&A provides an overview of our compensation programs and explains how pay is determined for our CEO and the other executive officers named in the Summary Compensation Table on page 58 (collectively, our “named executive officers”). Our named executive officers for 2011 were:

David N. Weidman	Chairman and Chief Executive Officer
Steven M. Sterin	Senior Vice President and Chief Financial Officer
Douglas M. Madden	Chief Operating Officer
Gjon N. Nivica, Jr.	Senior Vice President, General Counsel and Corporate Secretary
Jay C. Townsend	Senior Vice President, Business Strategy Development and Procurement

Oversight of the Executive Compensation Process
The compensation committee is responsible for establishing compensation policies and programs that are consistent with our business strategy and aligned with our stockholders’ interests. Specifically, the compensation committee is responsible for:

•	reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and other executive officers;

•	evaluating the performance and compensation of the CEO and other executive officers in light of their established goals and objectives;

•	reviewing and approving both target and actual pay levels of our executive officers;

•	reviewing and approving incentive and equity-based compensation plans and all grants of awards under such plans; and

•	overseeing the development and implementation of succession plans for the CEO and the other key executives.
Our compensation committee is comprised entirely of independent directors (as defined under NYSE listing standards).
The Role of the Compensation Consultant in Making Decisions
The compensation committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent outside compensation consultant to advise it in connection with executive compensation matters. Since mid-2010, representatives of FW Cook regularly attended compensation committee meetings as requested by its chair, and reported directly and exclusively to the compensation committee on matters relating to compensation for the named executive officers. During 2011, the compensation committee requested that FW Cook:

•	analyze and benchmark incentive targets;

•	review and provide guidance on compensation plan design;

•	review the composition of our peer group and recommend modifications;

•	conduct an analysis of compensation for our named executive officers and certain other senior executives, and assess how target and actual compensation aligned with our philosophy and objectives;

•
provide market data, historical compensation information, internal equity comparisons, competitive practice information and recommendations regarding appropriate peer groups, compensation trends and compensation strategy; and

•	conduct an analysis of compensation for the CEO’s successor.
In 2011, the nominating and corporate governance committee also requested that FW Cook analyze and benchmark non-employee director compensation.
During 2011, FW Cook provided to the Company only services approved by the compensation committee (and the nominating and corporate governance committee with respect to non-employee director compensation).
The Role of Management in Making Decisions
The compensation committee regularly meets with the CEO and the senior vice president, human resources to receive reports and recommendations regarding the compensation of our executive officers other than the CEO. In particular, the CEO submits recommendations, as appropriate, to the compensation committee on the base salary, target annual performance bonus award levels, and target levels of incentive and equity-based compensation to be offered to each executive officer. Recommendations are developed in consultation with the senior vice president, human resources (other than for herself) and the compensation consultant and are accompanied by market data prepared by the compensation committee’s consultant. In addition, the CEO makes recommendations to the compensation committee on the individual performance modifiers used to determine each executive officer’s actual payout under the annual performance bonus award, as further described below in “Compensation Discussion and Analysis — Performance Assessment and Individual Compensation Decisions.” Although the compensation committee considers the CEO’s recommendations, the final decisions regarding base salary, bonus and equity targets and individual performance modifiers are made by the compensation committee. The CEO does not make any recommendations to the compensation committee regarding his own compensation.
Compensation Philosophy and Elements of Pay
Compensation Philosophy.  Our focus as a company is to deliver continued earnings growth and superior value creation for our stockholders. To that end, we have adopted a “pay-for-performance” compensation program that is designed to reward executives for superior company and individual performance through awards of variable and long-term incentives. At the same time, these programs are intended to be sufficiently competitive with our peer companies so as to also attract and retain highly qualified personnel. We believe that our current compensation program is both attractive to our executives and aligned with the best interests of our stockholders.
Compensation Objectives.  The objectives of our compensation programs are to provide pay that is competitive, performance-based, aligned with the interests of our stockholders, and focused on attracting, rewarding and retaining talent as described below:

•
Competitive — pay should be set at a level that is competitive to our peers for which we compete for talent, is equitable among our executive officers, and recognizes the knowledge, skills and attributes of our executive officers;

•
Performance-based — pay should reward individual, business unit and Company performance when pre-established short- and long-term goals are met or exceeded and provide for consequences when such targets are not met;

•	Aligned with Stockholders — incentives should encourage long-term increases in stockholder value; and

•	Focused on Talent — pay should be designed to attract, motivate and retain key executives.
Elements of Compensation.  The table below summarizes the current elements of our compensation programs and how each element supports the Company’s compensation objectives:

Compensation				Performance-	Stockholder	Talent
Element		Description	Competitive	Based	Alignment	Focus

Base Salary	•	Fixed level of compensation	X			X
	•	Determined within a competitive range established through independent analysis

Annual Performance Bonus Award	•	Performance-based cash incentive opportunity	X	X	X	X
	•	Plan measures include Operating EBITDA, working capital, and EHS metrics and individual performance

Stock Options	•	Variable pay based on increases in our stock price over time	X	X	X	X

Performance- vesting Restricted Stock Units (PRSUs)	•	Long-term performance plan (three-year performance period)	X	X	X	X
	•	Plan measures include Operating EBITDA and Total Stockholder Return relative to the Company’s Long-term performance plan peer group

Time-vesting Restricted Stock Units (RSUs)	•	Awards of RSUs that vest over time (minimum three-year vesting)	X		X	X

Retirement Plans	•	Celanese Americas Retirement Savings Plan	X			X
	•	Celanese Americas Retirement Pension Plan

Severance Arrangements	•	Change in Control Agreement	X		X	X
	•	Executive Severance Benefits Plan

Setting Total Compensation
Our compensation-setting process consists of establishing overall target total compensation for each executive officer and then allocating that compensation among base salary, annual performance bonus awards, and long-term incentive awards. While no specific formula is used to determine the allocation between cash and equity-based compensation, when allocating these compensation elements, we utilize a compensation mix more heavily weighted towards variable and long-term incentive compensation. The compensation committee believes that the CEO’s compensation should be the most heavily weighted towards variable and long-term incentive awards and, accordingly, 100% of his 2011 equity award (which accounted for 65% of his 2011 total targeted compensation) was allocated to performance-vesting RSUs (75%) and stock options (25%).
To establish the appropriate target level of compensation for the CEO and each executive officer, each compensation element is reviewed by the compensation committee against market data for our peer group provided by the compensation committee’s independent compensation consultant. Since a majority of the total compensation of our executive officers is performance-based and, therefore, “at risk”, actual compensation is determined by Company and individual performance against pre-established objectives. If we achieve our annual performance targets, as approved by the board, and an executive officer meets individual performance objectives, the compensation committee’s philosophy is to target his or her compensation at or near the 50th percentile of the peer group for total annual cash compensation (base salary plus annual performance bonus award) and total annual compensation (total cash plus long-term incentive awards). To the extent that we exceed our annual performance targets and an executive officer significantly exceeds individual performance objectives, our compensation program is designed to reward such executive officer by paying total compensation in the top quartile of the peer group. To the extent that we do not achieve our annual performance targets or an executive officer’s individual performance does not meet expectations, our compensation program is designed to reduce the amount of total compensation received by such executive officer.
Setting compensation targets based on comparative market data is intended to ensure that our compensation practices are competitive in terms of attracting, rewarding and retaining executives. In addition, because a named executive officer’s target compensation is set by reference to persons with similar duties at companies in our peer group, the compensation committee does not establish any fixed relationship between the compensation of the CEO and that of any other named executive officer. Internal pay equity among the other named executive officers is also considered when setting compensation targets. The level of responsibility, scope of role and impact to the organization are all taken into consideration.
Our Compensation Peer Group
As noted above, the compensation committee’s independent compensation consultant provided an analysis of compensation data and practices from a select group of peer companies in the chemical industry. The compensation committee, with the assistance of the consultant, identified the companies to be included in our peer group based primarily on industry, market capitalization and annual revenue. In some cases, the compensation committee also considered other criteria such as the number of employees at a potential peer company, the complexity of a potential peer company’s business, and whether the role and responsibilities of a potential peer company’s executive officers were comparable to those of our executive officers.
As a result of the independent compensation consultant’s recommendations, in late 2010, the compensation committee reviewed and adjusted the composition of the peer group for 2011 in order to include companies that were more closely similar in market capitalization, revenue and complexities (i.e., companies with at least 30% of revenue from foreign sources). This revised peer group allowed for alignment to the market median without utilizing a regression analysis to reflect the complexity and sophistication of our business. The peer group remain unchanged after the annual review in late 2011 with the exception of two of our peers being acquired by other companies, Lubrizol and Nalco.
The 2011 peer group was as follows:

Air Products & Chemicals, Inc.	Lubrizol Corp.(1)
Albemarle Inc.	Monsanto Company
Ashland Inc.	Nalco Holding Co.(1)
Cytec Industries Inc.	PPG Industries Inc.
Eastman Chemical Co.	Praxair Inc.
Ecolab Inc.	Rockwood Holdings Inc.
FMC Corp.	RPM International Inc.
Huntsman Corp.	Valspar Corporation
_______________________________________

(1)	Removed for 2012 due to merger or going private transactions.
Although the compensation committee strives to set executive compensation at levels that are competitive with the companies in the peer group, it does not rigidly adhere to a particular target in determining executive compensation. Any executive officer’s total compensation may vary from the targets due to various other factors, including exceptionally strong or weak Company or business unit performance over the prior year and particularly strong or weak individual performance over the prior year. The compensation committee also takes into account additional individual factors when establishing total executive compensation levels, including an executive’s position within the Company, level of experience, tenure and need for retention.

Base Salary
Our CEO and the other executive officers are considered “at-will” employees. As such, the compensation committee annually reviews and approves the base salaries for the CEO and each of the other executive officers. In making a determination of the appropriate level of an executive officer’s base salary, the compensation committee considers a number of factors, including (i) the scope, complexity, and financial or business impact of the executive’s position, (ii) the executive’s level of expertise, experience and individual performance, (iii) how the executive’s base salary compares to that of the Company’s other executives, and (iv) how the executive’s base salary compares to the base salary of similarly-situated executives at companies in our peer group. As further discussed above in “Setting Total Compensation”, for any given executive, we generally target the median of base salaries paid to similarly-situated executives at companies in our peer group. However, as a result of the factors mentioned above, base salaries may actually be set higher or lower than the median when appropriate.
Annual Performance Bonus Awards
Plan Summary.  A target annual performance bonus award, expressed as a percentage of annual base salary, is set for each executive officer based upon the market data for his or her position and his or her level within the organization. Target bonus percentages for each named executive officer are shown in the chart below. The actual annual performance bonus award that an executive officer receives can range from 0% – 400% of his or her target annual performance bonus award based upon: (i) our achievement of certain business, financial and safety performance targets and (ii) the achievement by the executive officer of personal objectives established for him or her at the beginning of the year. An individual performance modifier for each executive officer (other than the CEO) is recommended to the compensation committee by our CEO after the end of the fiscal year, based on his assessment of the satisfactory completion of the various individual objectives. The formula for determining the actual payout for each executive officer is as follows:

Target Bonus			times	Business Results	times	Individual Results	equals	Annual Bonus

Eligible Earnings	X	Target Bonus %	X	Business Performance Modifier (0 - 200%)	X	Individual Performance Modifier (0 - 200%)	=	Annual Performance Bonus Award (0 - 400%)

Eligible earnings is defined as base pay that is earned for the year. This amount is reflective of any pay adjustments that might have been made throughout the year.
Company Goals and Objectives.  The annual performance bonus awards for 2011 are based upon our achievement of incremental levels of Operating EBITDA, two working capital components (Accounts Receivable (“A/R”) + Inventory and Accounts Payable (“A/P”)), and environmental, health and safety goals (“EHS”). The compensation committee adopted these performance metrics because it believes that they are the key indicators of our financial and operational success and key drivers of long-term stockholder value. Within each of these performance metric areas, there are three incremental performance levels, which are referred to internally as threshold, target and stretch. No annual performance bonus will be paid unless we meet or exceed the threshold level of Operating EBITDA. The target level for all metrics is set at amounts that reflect our internal, confidential business plan at the time the awards are established. These goals are generally within the ranges we have publicly disclosed for the performance period and, accordingly, require a high level of performance over the period to be achieved. Threshold and stretch levels are set as a percentage of target and designed to keep executives motivated throughout the year (threshold) as well as reward for exceptional performance (stretch).

For 2011, the target annual performance bonus awards and the measurement level for each of the named executive officers were as follows:

	Target Annual Performance Bonus (% of Base Salary)	2011 Performance Metrics and Relative Weight	Mix of Business Unit and Total Company Metrics
David N. Weidman	100%
Steven M. Sterin	80%	65% Operating EBITDA
Douglas M. Madden	90%	25% Working Capital	100% Total Company
Gjon N. Nivica, Jr.	70%	10% EHS
Jay C. Townsend	70%
The 2011 threshold, target and stretch performance levels, as well as the actual performance levels and corresponding payout percentages, for the performance measures used in the annual performance bonus were as follows:

	Threshold	Target	Stretch	Actual	Payout %
Operating EBITDA(1) ($ millions)	$1,056	$1,320	$1,584	$1,362	116%
Working Capital (A/R + Inventory)(2)	24%	23%	22%	24%	23%
Working Capital (A/P)(2)	9.8%	10.8%	11.8%	11.0%	125%
EHS (OIR)(3)	0.17	0.14	0.11	0.36	—%
EHS (LTIR)(3)	0.07	0.05	0.03	0.08	—%
EHS (Contractor OIR)(3)	0.52	0.43	0.34	0.31	200%
Aggregate corporate bonus payout					94.24%
________________________________________

(1)
For purposes of calculating annual performance bonus awards, Operating EBITDA is defined as net earnings plus loss (earnings) from discontinued operations, interest income and expense, taxes and depreciation and amortization, and further adjusted for other charges and other adjustments.

(2)
For purposes of calculating annual performance bonus awards, the working capital components are defined as (a) (1) third-party accounts receivable plus (2) inventory divided by (3) net sales, and (b) third-party accounts payable divided by net sales, computed monthly (and more heavily weighted for the last month of each quarter). The table reflects the full year average of the monthly weighted targets of these components; however, the actual bonus payout is computed by reference to the actual monthly performance. Inventory effects associated with the Kelsterbach, Germany relocation have been excluded from the working capital performance targets and actual results.

(3)
For purposes of calculating annual performance bonus awards, EHS includes our Occupation Safety & Health Administration (“OSHA”) Incident Rate (“OIR,” which is defined as the ratio of OSHA recordable injuries per 200,000 employee work hours) and our Lost Time Injuries Rate (“LTIR,” which is defined as the ratio of lost time injuries per 200,000 employee work hours) and Contractor Incident Rate (“Contractor OIR,” which is defined as the ratio of OSHA recordable injuries per 200,000 contractor work hours).

The targets are based on the operating budget approved by the compensation committee, as adjusted from time to time for acquisitions and divestitures.
For 2011, the business performance modifier for each of the named executive officers was 94.24%.

Individual Goals and Objectives.  The compensation committee believes that individual performance goals are appropriate instruments for measuring individual contributions to strategic corporate initiatives. Each named executive officer eligible for an annual performance bonus award had individual performance goals within the following framework:

Talent Management Focus	Execute Strategic Plan/Control the Controllables	Increase Strategic Opportunities
• Develop capabilities and leadership bench • Acquire key talent • Enhance development and assessment plans	• Productivity • Growth • Innovation	• Value creation • Innovation and culture • Recognize regional trends to enhance competitiveness

An executive’s behaviors and results in relation to his or her individual goals are measured through an extensive appraisal process using a 9-box methodology which reflects behaviors and effectiveness in nine possible combinations. Each executive is assigned an individual performance modifier based on the CEO’s assessment of the executive’s achievement of those goals. The compensation committee reviews and approves the modifiers recommended by the CEO. The compensation committee determines the individual performance modifier assigned to the CEO in executive session. The bonus award is paid in March of the year following the performance period.
The rationale for each named executive officer’s individual performance modifier (including the achievement of such executive officer’s personal goals) is described in greater detail below in “Performance Assessment and Individual Compensation Decisions.”
Long-Term Incentive Compensation
In furtherance of our long-term compensation strategy, we offer a compensation mix that provides appropriate incentives to meet our objectives of providing competitive pay packages for talented executives, delivering compensation that is performance-based, and aligning management’s interests with those of stockholders. As described above in the “Elements of Compensation” table, long-term incentives in the form of equity awards support our compensation objectives and are consistent with our overall strategy to attract, motivate, reward and retain top performers. Since 2008, the compensation committee has granted long-term incentive performance awards, with one award granted in overlapping three-year cycles, to our executive officers to provide them with personal financial motivation to help us reach our longer-term goals. In addition to providing the officer with a long-term stake in our success, we believe these awards serve as a significant retention tool to dissuade them from leaving the Company. The Company makes these awards under our 2009 Global Incentive Plan (the “2009 GIP”), which our stockholders approved in 2009. In general, our long-term variable compensation awards have been a combination of performance-vesting restricted stock units, time-vesting restricted stock units, stock options (beginning again in 2010) and incentive cash bonuses.
Performance-Vesting Awards That Paid Out in 2011. Two of our prior performance-vesting RSUs vested during 2011, the 2007 long-term performance program (the “2007 LTPP”) and the 2008 long-term incentive plan (“2008 LTIP”) as described in prior Proxy Statements. The 2007 LTPP paid out at 59.7% of the targeted amount for this vesting tranche. The award was designed to vest based upon the achievement of “Total Stockholder Return” as compared to peer companies during four performance periods. Each performance period begins on April 1, 2007 and ends on September 30th in each of the years 2008 through 2011. Awards that do not vest in the first four performance periods are eligible to vest, based on relative Total Stockholder Return performance at the 75th percentile or above and subject to limitations as to the maximum number of RSUs that may vest, on September 30, 2012.

The following schedule applies to the 2007 LTPP vesting at the end of each performance period:

Company TSR Compared to Peer TSR	% of RSUs Vesting
Below 25th Percentile	0%
At 25th Percentile	50%
Between 25th and 50th Percentile	Interpolate
At 50th Percentile	100%
Between 50th and 75th Percentile	Interpolate
At or Above 75th Percentile	150%
The 2008 LTIP paid out at 127.3% of the targeted amount. The award was designed to vest in October 2011 based upon the achievement of target levels of Operating EBITDA during 2009 and 2010 and Total Stockholder Return as compared to peer companies in the Dow Jones US Chemicals Index during the period from December 1, 2008 through September 30, 2011. The following table summarizes the relationship among Operating EBITDA performance and Relative TSR on the award payout.

Operating EBITDA	Relative TSR
	Below Threshold	Target	Stretch
Below Threshold	0%	0%	0%
Threshold	25%	50%	75%
Target	50%	100%	150%
Stretch	75%	150%	225%
Threshold, Target and Stretch TSR performance is determined based on percentile performance against the TSR peer group, with threshold = 20th percentile or below, target = 50th percentile and stretch = 80th percentile or above.

Performance compared to targets is shown below:

Year	Operating EBITDA Target	Operating EBITDA Actual	Operating EBITDA Payout %	TSR Modifier
	(dollars in millions)
2009	$1,017	$847	31.65%	150%
2010	$1,215	$1,122	36.17%
2009 + 2010	$2,232	$1,969	17.05%

Awards Granted in 2011. For 2011, the compensation committee approved a Long-term Incentive Plan (the “2011 LTIP”) under the 2009 GIP pursuant to which awards of stock options and time-vesting and performance-vesting RSUs were made to our executive officers. The allocation of these awards was designed to be heavily weighted towards performance with 100% of the CEO’s and 75% of the other named executive officers’ equity awarded as performance-vesting RSUs and stock options. The compensation committee believes that this allocation provides an appropriate balance of risk/reward and retention of the executive officer and also appropriately considers the relative dilutive effect of each type of award to our stockholders. Based on our long-term approach to stock ownership, we maintained our mandatory hold requirement on these long-term incentives that better aligns with business strategy and long-term stockholders as described in further detail below in “Hold Requirement for Equity Awards.”

The long-term incentive mix and information regarding hold percentages are shown below:

	Percent of Total Award Value
	Stock Options	Time RSUs	Performance RSUs	% Hold Requirement for RSUs
CEO	25%	0%	75%	75%
Other NEOs	25%	25%	50%	45%
As discussed under “Setting Total Compensation” above, the total award value for the long-term incentives is determined by the compensation committee each year in its discretion as part of setting total annual compensation, taking into account market data from our peer group. The total award value (in dollars) is divided among the types of awards as shown in the chart above. That award value is then divided by the grant date fair value of the award to determine the number of stock options or RSUs actually awarded. That starting value for the award, however, does not represent the actual compensation the named executive officer has realized. These awards focus the named executive officers on future company performance, and the actual value realized by a named executive officer will depend on our performance over time and the named executive officer’s continued employment with us. See “2011 Grants of Plan-Based Awards Table” below.
Stock Options.  Stock options have a seven-year term and were granted with an exercise price equal to the average of the high and low stock price on the date of grant on October 3, 2011. They will only have value to employees to the extent that the price of our stock is higher than the exercise price of the options. The vesting schedule for our stock options related to the 2011 annual grant is 25% of the award each year for four years. Shares acquired on the exercise of stock options after covering the exercise price, taxes and any transaction costs must be held for one year following exercise.
Time-vesting RSUs.  Time-vesting RSUs facilitate stock ownership and will vest 30%, 30%, and 40% on October 1st over three years from our 2011 annual grant date. On each vesting date, a percentage of the vested shares must be held for an aggregate of seven years from the date of grant.
Performance-vesting RSUs.  Performance-vesting RSUs granted on November 1, 2011 also facilitate stock ownership and will vest on November 1, 2014 based upon the Company’s achievement of target levels of Operating EBITDA during 2012 and 2013 and the change in the price of the Common Stock, including dividends (as if reinvested) (“Total Stockholder Return” or “TSR”), as compared to peer companies during the period from October 1, 2011 through October 31, 2014, according to the schedule below. The Operating EBITDA targets cover 2012 and 2013 because the compensation committee wants to focus on full year results for that metric and those are the two complete fiscal years during the applicable performance period. A portion of the shares that are earned and vested at the end of the performance period will be required to be held for seven years from the date of grant.

Operating EBITDA	Relative TSR
	Below Threshold	Target	Stretch
Below Threshold	0%	0%	0%
Threshold	25%	50%	75%
Target	50%	100%	150%
Stretch	75%	150%	225%
Threshold, Target and Stretch TSR performance is determined based on percentile performance against the TSR peer group, with threshold = 20th percentile or below, target = 50th percentile and stretch = 80th percentile or above.

For purposes of measuring relative Total Stockholder Return for the 2011 performance-vesting RSUs, consistent with the prior year, the compensation committee determined that a broader peer group (the Dow Jones U.S. Chemicals Index) than the one used for comparison of overall compensation was appropriate. The compensation committee’s key considerations in making this decision included (i) the potential higher volatility of results produced by a smaller peer group in a plan of this type, (ii) the desire to establish a peer group that is more accessible to investors, and (iii) the benefits of selecting a peer group that will be “self-adjusting” and updated by an independent third-party from year to year. The following companies currently constitute this peer group:

A. Schulman Inc.	Huntsman Corp.
Air Products & Chemicals Inc.	International Flavors & Fragrances Inc.
Airgas Inc.	LyondellBasell Industries
Albemarle Corp.	Minerals Technologies Inc.
Ashland Inc.	Mosaic Co.
Avery Dennison Corp.	NewMarket Corporation
Cabot Corp.	Olin Corp.
Calgon Carbon Corp.	OM Group Inc.
CF Industries Holdings Inc.	PPG Industries Inc.
Chemtura Corp.	Polypore International Inc.
Cytec Industries Inc.	Praxair Inc.
Dow Chemical Co.	Rockwood Holdings Inc.
E. I. DuPont de Nemours & Co.	RPM International Inc.
Eastman Chemical Co.	Sensient Technologies Corp.
Ecolab Inc.	Sigma-Aldrich Corp.
FMC Corp.	Solutia, Inc.
H. B. Fuller Co.	W. R. Grace & Co.
Other Compensation Elements
Consistent with providing a total pay program that is sufficiently competitive with our peer companies so as to attract and retain highly qualified personnel, our executive officers receive or have access to the following benefits. We believe all of these plans have proven useful and, in many cases, necessary for recruiting and retention purposes.
Health and Welfare.  The health, dental and insurance benefits for executives are comparable with those provided by our peer companies and are generally the same benefits available to our other employees. In addition, we maintain an executive annual physical program that allows our executive officers to monitor and assess their overall health on a regular basis. We believe that this program further mitigates risk to the Company by providing information necessary for productive succession planning.
Celanese Americas Retirement Pension Plan.  All of our named executive officers participate in the same tax-qualified retirement plan, the Celanese Americas Retirement Pension Plan, or CARPP, but because of different hire dates, their participation formulas differ. This plan covers substantially all of our U.S. employees. See “2011 Pension Benefits Table” for details.
Celanese Americas Retirement Savings Plan.  All of our named executive officers are eligible to participate in the Celanese Americas Retirement Savings Plan, or CARSP, a tax-qualified, defined contribution plan (401(k)) sponsored by Celanese Americas LLC, one of our wholly owned subsidiaries. This plan covers substantially all of our U.S. employees. See “Supplemental Perquisites and All Other Compensation Table” for details.
2008 Deferred Compensation Plan.  In December 2007, we adopted a deferred compensation plan which provides certain of our senior employees the opportunity to defer a portion of their compensation in exchange for a future payment amount equal to their deferrals as adjusted based upon the market-performance of specified measurement funds selected by the participant. See “2011 Non-Qualified Deferred Compensation Table” for details.

Severance Policy.  In order to have a competitive benefit that allows for consistent administration without negotiations of special payments, we implemented an Executive Severance Benefits Plan that applies to our named executive officers (excluding the CEO) as well as other company executives. After a thorough market review and internal analysis, the compensation committee approved the Executive Severance Benefits Plan in 2010 that provides, upon the involuntary termination without cause of an executive or upon resignation for good reason, for the payment of (i) one year’s base salary, (ii) one year’s annual performance bonus award (based upon target Company performance and a 1.0 individual modifier), and (iii) a pro rata portion of the annual performance bonus award for the year in which the termination occurs (based upon actual Company performance and an 1.0 individual modifier). See “Potential Payments Upon Termination or Change In Control” for details. This benefit is not available to our CEO or, in the event of a change in control, to individuals that have change in control agreement as described below. Any separation pay or benefit for the CEO must be approved by the compensation committee after a thorough review and analysis of the CEO’s term of employment, past accomplishments, reasons for separation and competitive market practice.
Change in Control Agreements.  We have change in control agreements with all of our executive officers. The change in control agreements provide for a cash payment to be made to the named executive officers following a termination of employment by the Company without “cause” or by the officer with “good reason” within 2 years following a “change in control” (as each term is defined in the change in control agreements) or following the first public announcement of a potential change in control transaction, provided certain conditions are satisfied, including consummation of the related transaction. For certain executives, the benefits are subject to a cutback to avoid excise taxes if the after tax benefit to the executive is greater. Each change in control agreement has a two-year term that is automatically renewed for successive two-year terms unless 90 days’ notice of non-renewal is given by either party to the agreement. In certain circumstances, certain executives are eligible for a tax reimbursement payment. See “Potential Payments Upon Termination or Change In Control” for details.
In approving the change in control agreements, the compensation committee considered the prevalence of such agreements among similarly-situated executives at our peer companies based on data collected by the Company. The compensation committee also determined that the uniform non-compete and non-solicit clauses contained in such agreements provide a significant benefit to us. Specifically, the change in control agreements prohibit the executive officer from soliciting customers of, or competing against, the Company for a period of 1 year following the date of termination if such termination occurs following the announcement of a change in control event and 2 years following the date of termination if such termination occurs after a change in control event.
Perquisites.  In 2011, we offered a minimal cash perquisite allowance that we allowed our executive officers to use at their discretion and for the benefits that were most valued by them. This payment was not grossed up for taxes and not available to our CEO and COO, as discussed below in the footnotes to the 2011 Summary Compensation Table. Effective January 1, 2012, this benefit was eliminated. Other perquisites are described in the Supplemental Perquisites and All Other Compensation Table.
Performance Assessment and Individual Compensation Decisions
For 2011, the principal elements of compensation for each of our named executive officers were base salary, annual performance bonus awards, and long-term equity awards in the form of stock options, and time-vesting and performance-vesting restricted stock unit awards. Each of these pay elements were reviewed by the compensation committee and were assessed in relation to the other elements paid to each executive. The compensation committee’s decision on the levels of pay to award was determined based on our philosophy to target the median of the peer group. As previously discussed, actual pay received will vary based on business and individual performance and may be realized at above peer group median levels. The compensation elements described in the tables below are shown as a percent of our 2011 peer group median developed by FW Cook. The compensation committee’s assessment of each named executive officer’s performance relative to the goals described above when making individual modifier decisions for the annual performance bonus award is also shown below.
In addition to the compensation discussed below, each named executive officer received certain other benefits and compensation described in the 2011 Summary Compensation Table.

	Pay as a % of Market Median*				Performance against Goals « Exceeded Expectations ✓Met Expectations – Did Not Meet Expectations
Name	Base	Target Bonus	Long-Term Equity	Total Pay	Attract, Retain, Develop	Execute Strategic Plans	Lead With Innovation
David N. Weidman	86%	75%	118%	97%	✓	✓	«
Steven M. Sterin	107%	122%	113%	106%	✓	«	✓
Douglas M. Madden	112%	126%	98%	97%	✓	✓	«
Gjon N. Nivica, Jr.	100%	106%	100%	96%	«	✓	✓
Jay C. Townsend	91%	103%	93%	94%	✓	«	✓
_______________________________________

*	Market competitiveness generally falls within +/- 15% of market median.
Additional Information Regarding Executive Compensation
Following are descriptions of other policies that we believe are integral to a stockholder’s understanding of the Company’s overall executive compensation program structure.
Executive Stock Ownership Requirements
In 2007, the compensation committee adopted a stock ownership policy for senior management. Ownership includes (i) shares of our stock held outright, whether individually or through beneficial ownership in a trust, (ii) time-vesting and performance-vesting RSUs that have not vested (at target), and (iii) shares of our stock or share equivalents held in a Company-sponsored deferred compensation or retirement plan. Stock options do not count towards the executive officer’s ownership requirements. Failure to meet stock ownership requirements by the end of year 5, or failure to make a meaningful effort to do so, may result in the executive officer not receiving future base salary increases or equity awards, and may also make the executive officer ineligible for promotion.
The following table sets forth, as of December 31, 2011, the ownership requirement (expressed as a percentage of base salary) for each of our named executive officers, the actual number of shares owned and resulting ownership percentage, and the deadline for compliance:

	Ownership Requirement as a Multiple of Base Salary	Total Number of Shares	As % of Base Salary (1)	Deadline for Compliance with Stock Ownership Guidelines
Mr. Weidman	600%	476,306	2,332%	December 2012
Mr. Sterin	300%	78,053	664%	December 2012
Mr. Madden	400%	252,697	1,713%	December 2012
Mr. Nivica	300%	97,846	943%	April 2014
Mr. Townsend	300%	203,455	2,258%	December 2012
________________________________________

(1)	Calculated using the average of the 2011 high and low share prices of $44.06.
As of December 31, 2011 and February 21, 2012, each of the named executive officers had already achieved the required level of stock ownership.

Hold Requirement for Equity Awards
Based on our long-term approach to stock ownership, our compensation committee added, in 2010, a hold feature to the long-term equity awards provided to our executive officers. A hold feature better aligns with our long-term business strategy and the interest of our long-term stockholders. As noted above, this year we awarded stock options, time-vesting RSUs (except to the CEO) and performance-vesting RSUs. When each stock option is exercised, the executive officer must hold for an additional one year the net shares received after covering the exercise price, taxes and any transaction costs. For any time-vesting RSUs that become vested on a vesting date, a portion (55%) shall be immediately deliverable to the executive officer and the remaining portion (i.e., 45%) shall be subject to a hold requirement extending until the seventh anniversary of the grant date. For any performance-vesting RSUs that become vested, after adjustment for the achievement of the performance goals, a portion (25% for the CEO and 55% for the other named executive officers) shall be immediately deliverable to the executive officer and the remaining portion (i.e., 75% for the CEO and 45% for the other named executive officers) shall be subject to a hold requirement extending until the seventh anniversary of the grant date. The shares held after the exercise of options and the time- and performance-vesting RSUs subject to a hold requirement shall be deliverable to an executive officer earlier upon the executive officer’s death or disability or a change in control. If during the hold period the executive officer’s employment is terminated by the Company for cause (as defined in the award agreement) or the executive officer breaches the applicable clawback agreement with the Company, the shares and RSUs subject to the hold requirement shall be forfeited and cancelled without consideration.
Executive Compensation Recoupment Policy
In order to further align management’s interests with the interests of stockholders and support good governance practices, our compensation committee adopted a recoupment (also known as a “clawback”) policy applicable to long-term incentive cash awards, restricted stock units, stock options or any other form of equity awarded to an employee along with our annual performance bonus plan. The policy prohibits the awardee from (i) disclosing confidential or proprietary information, (ii) competing with us, and (iii) soliciting or hiring employees, former employees or consultants of ours for a period of one year following the termination of the awardee’s employment with us for any reason. In the event that the awardee violates the provisions of the recoupment policy, the awardee will cease vesting and forfeit any rights to the covered awards and will be required to deliver to us any amount received from the long-term incentive cash award or gain realized on any stock option exercises or any other transaction relating to an equity grant by us.
In addition, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO will be required to reimburse us for any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and any profits realized from the sale of securities of the Company during those 12 months.
Prohibition on Hedging
In February 2011, our board amended our Insider Trading Policy to prohibit directors and employees from (i) entering into transactions that have the effect of hedging risk associated with owning shares of our Common Stock, including engaging in short sales, engaging in transactions in put or call options or other derivative securities, or engaging in any other forms of hedging transactions relative to our Common Stock, such as collars or forward sale contracts, and (ii) purchasing our shares on margin.
Tally Sheets
From time-to-time, the compensation committee reviews a summary report, or “tally sheet,” prepared by FW Cook or management for each named executive officer. The purpose of a tally sheet is to show the total dollar value of the executive’s annual compensation. This includes the executive’s base salary, annual performance bonus award, equity-based compensation, perquisites, pension benefit accruals, and other compensation. The tally sheet also shows holdings of our stock and equivalents, and accumulated value and unrealized gains under prior equity-based compensation awards. In addition, the tally sheet shows amounts payable to the named executive officer upon termination of the executive’s employment under various circumstances, including retirement or a change in control.

The compensation committee uses tally sheets to estimate the total annual compensation of the named executive officers, and to provide perspective on the value accumulated by the named executive officers from our compensation programs and the potential payouts to them under a range of termination scenarios.
Employment Agreements
The compensation committee has determined that it is not in our best interest to enter into employment agreements with the CEO or any other executive officer of the Company. However, we have entered into offer letters with certain of the executive officers from time to time. These offer letters generally contain provisions outlining the executive’s base salary, bonus, sign-on equity grants and, in some cases, severance provisions. These offer letters do not create an expectation of employment and all of our executive officers remain employed “at will.”
Tax and Accounting Considerations
Tax Deductibility of Compensation Expense.  Section 162(m) of the Internal Revenue Code (the “Code”) places a limit of $1,000,000 on the amount of compensation to our CEO and the three other most highly compensated officers employed at the end of the year (other than our chief financial officer) that may be deducted by us as a business expense in any tax year unless, among other things, the compensation qualifies as “performance-based compensation” under Section 162(m). Stock options, performance-vesting RSUs and annual performance bonus awards granted under the 2009 GIP are designed to qualify as “performance-based compensation” under Section  162(m). Compensation realized from such awards should therefore be fully deductible. In contrast, salary and time-vesting RSUs do not qualify as “performance-based compensation” under Section 162(m) and are therefore subject to the $1,000,000 deduction limit under Section 162(m). As a result, such amounts payable to Section 162(m) covered executives may not be fully deductible when paid.
The compensation committee believes that in establishing incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable should be only one of several factors taken into consideration and not the sole governing factor. For that reason, the compensation committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation that may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.
Tax Implications for Officers.  Section 409A of the Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A. We do not believe this has had an impact on our compensation program for the executive officers because our deferred compensation plans have been designed to comply with Section 409A. Section 280G of the Code imposes an excise tax on payments to executives of severance or change in control compensation paid in connection with a change of control that exceed the levels specified in Section 280G. The named executive officers could receive the amounts shown in the table included under “Potential Payments Upon Termination or Change in Control” below as severance or change in control payments, but the compensation committee does not consider their potential impact in setting total annual compensation.
Accounting Considerations.  The compensation committee also considers the accounting and cash flow implications of various forms of executive compensation. In our financial statements, we record salaries and non-equity performance-based compensation incentives as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with FASB ASC Topic 718. The compensation committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Risk Assessment of Compensation Practices
It is our policy to regularly monitor our compensation policies and practices to determine whether our risk management objectives are being met and to adjust those policies and practices to address any incentives that are determined to encourage risks that are reasonably likely to have a material adverse effect on us and any changes in our risk profile. With respect to the compensation of our executives, the compensation committee, with the input of the independent compensation consultant and management, takes into consideration whether any such programs may incentivize excessive risk behavior. As part of these considerations and consistent with its compensation philosophy, our compensation programs, particularly our annual and long-term incentive programs, are designed to provide incentives for the executives to achieve our objectives without encouraging excessive risk taking because:

•
our incentive plans utilize a mix of short-term and long-term performance measures, which provide executives with short-term incentive to improve our results while also providing a significant incentive to maintain those results for the long-term;

•
a significant portion of our most senior executives’ incentive compensation consists of stock-based compensation, which when coupled with our stock ownership policy and equity hold requirements, encourages long-term equity ownership by the executives, aligning their interests with our stockholders;

•
the financial metrics utilized under each of the plans are designed to reflect measures of stockholder value over multiple years or annual operational performance that the compensation committee believes will tend to create long-term stockholder value;

•	various non-financial metrics (such as achievement of environmental, health and safety goals) are used as part of the process of determining compensation;

•
in determining the exact mix of compensation from year to year, the compensation committee intends to provide awards that provide an appropriate level of “market risk” that does not encourage excessive risk taking; and

•	compensation payment opportunities that may be excessive are avoided due to the limits placed on the amount of incentive payments that may be earned.
With respect to compensation of employees other than executives, under the direction of the compensation committee, management has reviewed our compensation policies and practices to determine whether those policies and practices encourage excessive risk-taking. Our compensation programs for employees other than executives are designed to incentivize employees to demonstrate the courage to make decisions that benefit the Company as a whole, while accepting personal accountability and avoiding unnecessary risk.

Compensation Committee Interlocks and Insider Participation
No member of the compensation committee was at any time during 2011 employed as an employee or officer of the Company or had any relationship with us requiring disclosure under Item 404 of Regulation S-K. In addition, no executive officer of the Company has served on the board of directors or compensation committee of any other entity that has one or more executive officers who served as a member of our board of directors or compensation committee during 2011.

Compensation Tables
2011 Summary Compensation Table
The following table summarizes all compensation for the fiscal years ended December 31, 2011, 2010 and 2009 awarded to, earned by, or paid to each of the named executive officers:

		Salary	Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Nonquali-fied Deferred Compen- sation Earnings	All Other Compen-sation
Name and Principal										Total
Position	Year	($)(1)	($)	($)(2)		($)(3)	($)(4)	($)(5)	($)(6)	($)
David N. Weidman	2011	900,000	—	3,307,799	(7)	1,067,763	1,441,872	535,817	52,752	7,306,003
Chairman and Chief Executive Officer	2010	900,000	—	3,437,994		991,808	2,325,607	835,383	74,857	8,565,649
	2009	934,615	—	5,134,899		598,324	1,891,931	450,834	50,719	9,061,322
Steven M. Sterin	2011	517,692	—	740,026	(8)	237,273	507,388	23,188	30,269	2,055,836
Senior Vice President and Chief Financial Officer	2010	480,154	—	1,069,497		192,874	522,791	12,040	28,392	2,305,748
	2009	447,115	—	700,040		—	315,716	16,105	18,814	1,497,790
Douglas M. Madden	2011	650,000	—	2,688,210	(8)	284,728	716,695	1,843,970	38,536	6,222,139
Chief Operating Officer	2010	632,692	—	1,647,897		330,651	1,021,475	877,260	43,054	4,533,029
	2009	505,769	—	1,531,076		29,788	537,772	677,555	25,658	3,307,618
Gjon N. Nivica, Jr.	2011	457,212	—	784,438	(8)	166,091	392,098	13,395	33,307	1,846,541
Senior Vice President, General Counsel and Corporate Secretary	2010	439,096	—	466,408		110,193	334,662	9,976	47,261	1,407,596
	2009	330,769	601,000	1,627,500		746,000	—	9,223	296,244	3,610,736
Jay C. Townsend	2011	396,923	—	2,151,632	(8)	112,708	340,395	305,995	40,658	3,348,310
Senior Vice President, Business Strategy Development and Procurement

________________________________________

(1)	Salary paid in 2009 reflects 27 pay periods as compared to salary paid in 2011 and 2010 which reflect 26 pay periods. Mr. Nivica joined the Company in April 2009.

(2)
Represents the grant date fair value of long-term equity incentive awards granted in 2011 under our 2009 GIP computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). For a detailed discussion of the method and assumptions used to calculate such value, see Note 19 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Further information regarding the performance-vesting RSUs granted to the named executive officers during 2011 is set forth in footnotes 7 and 8 to this 2011 Summary Compensation Table and in the 2011 Grants of Plan-Based Awards Table on a grant-by-grant basis.

(3)
Represents the grant date fair value of stock options granted in 2011 under our 2009 GIP computed in accordance with FASB ASC Topic 718. The fair value of stock options granted under the 2011 LTIP was calculated using a price per share of $11.38 using the Black-Scholes pricing method, on October 3, 2011, the date of grant. For a detailed discussion of the method and assumptions used to calculate such value, see Note 19 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Further information regarding the stock options granted to the named executive officers during 2011 is set forth in the 2011 Grants of Plan-Based Awards Table on a grant-by-grant basis.

(4)
Includes annual performance bonus award cash payouts with respect to 2011 performance. Further information about the Annual Performance Bonus Plan is set forth in “Compensation Discussion and Analysis - Annual Performance Bonus Awards” and in the 2011 Grants of Plan-Based Awards Table.

(5)
Consists entirely of the aggregate respective change in the actuarial present value of each individual’s pension benefits based on a discount rate of 4.6%. The discount rate in 2010 was 5.3%, and in 2009 was 5.9%.

(6)	See Supplemental Perquisites and All Other Compensation Table below for additional information.

(7)
The fair value of performance-vesting RSUs granted under the 2011 LTIP was calculated to be $36.07 per share, as determined using a Monte Carlo simulation model, on November 1, 2011, the date of grant, discounted for lack of dividend participation and hold restrictions, and adjusted for a performance premium. With respect to performance-vesting RSUs granted under the 2011 LTIP, payout of such performance-vesting RSUs can range from a minimum of 0% to a maximum of 225% of target. The target and maximum potential values of the award of performance-vesting RSUs for Mr. Weidman using the fair value discussed above, assuming performance at the target and highest levels of performance conditions, is set forth below. The target value is considered to be the value at the grant date based upon the probable outcome of the performance conditions.
Target Number of PRSUs    Value at Target Performance    Maximum Number of PRSUs    Value at Highest Performance
91,705            $3,307,799        206,336            $7,442,540

(8)
The fair value of time-vesting RSUs granted under the 2011 LTIP was calculated to be $27.62 per share, the average of the high and low market price of our Common Stock as reported by the NYSE on October 3, 2011, the date of grant, discounted for lack of dividend participation and hold restrictions. The fair value of time-vesting RSUs granted under the 2011 LTIP on December 20, 2011 to Mr. Madden and Mr. Townsend was calculated to be $42.31 per share and $42.21 per share, respectively, the average of the high and low market price of our Common Stock as reported by the NYSE on the date of grant, discounted for lack of dividend participation. The fair value of performance-vesting RSUs granted under the 2011 LTIP was calculated to be $44.74 per share and $40.34 per share on February 9, 2011 and November 1, 2011, respectively, the dates of grant, as determined using a Monte Carlo simulation model, discounted for lack of dividend participation and hold restrictions, and adjusted for a performance premium.

With respect to performance-vesting RSUs granted under the 2011 LTIP, payout of such performance-vesting RSUs can range from a minimum of 0% to a maximum of 225% of target. The target and maximum potential values of the award of performance-vesting RSUs for each named executive officer using the estimated fair value discussed above, assuming performance at the target and highest levels of performance conditions, is set forth below. The target value is considered to be the value at the grant date based upon the probable outcome of the performance conditions.

Name	Target Number of PRSUs	Value at Target Performance ($)	Maximum Number of PRSUs	Value at Highest Performance ($)
Mr. Sterin	12,147	490,010	27,330	1,102,492
Mr. Madden	14,576	587,996	32,796	1,322,991
Mr. Nivica	8,503	343,011	19,131	771,745
Mr. Townsend	5,769	232,721	12,980	523,613
Supplemental Perquisites and All Other Compensation Table
The following supplemental table summarizes perquisites and other compensation paid to each of the named executive officers for the fiscal year ended December 31, 2011, which are included in the “All Other Compensation” column of the 2011 Summary Compensation Table:

Name	Supplemental Savings Plan Contributions ($)(1)	Matching 401k Contributions ($)(2)	Excess Personal Liability Insurance Premiums ($)(3)	Personal Benefits Related to Company Events ($)(4)	Executive Health Services ($)(5)	Perquisite Allowance ($)(6)	Tax Gross- Ups ($)	Other ($)
David N. Weidman	32,750	12,250	2,200	3,932	—	—	—	—
Steven M. Sterin	—	11,890	2,200	247	—	15,000	—	—
Douglas M. Madden	19,385	12,250	2,200	3,531	1,800	—	—	—
Gjon N. Nivica, Jr.	—	12,250	575	2,859	—	15,000	—	—
Jay C. Townsend	6,173	12,250	575	5,945	—	15,000	—	—
_______________________________________

(1)
The Celanese Americas Supplemental Retirement Savings Plan, or CASRSP, is an unfunded, nonqualified defined contribution plan that is available only to persons employed by Celanese prior to January 1, 2001. If a person meets this eligibility requirement, he or she is entitled to an allocation under this plan equal to 5% of his or her salary in excess of the compensation limits under the Celanese Americas Retirement Savings Plan, or CARSP. The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of the Stable Value Fund (a fund invested in debt instruments), which is a fund maintained for investments under the CARSP. The annualized rate of return for 2011 was 0.96%. Distributions under this plan are in the form of a lump sum payment which is paid as soon as administratively practicable after termination of employment. Further information about the CASRSP is set forth in the 2011 Pension Benefits Table.

(2)
We make a matching contribution based on the employee’s pre-tax and after-tax contributions to the CARSP. We match 100% up to the first 5% that is contributed. Contributions that are in excess of 5% will not be matched. This benefit is provided to all U.S.-based eligible employees.

(3)	The Group Excess Personal Liability insurance policy provides excess limit of liability coverage to senior executives.

(4)
During 2011, each of our executive officers, including our named executive officers, were encouraged to bring his or her spouse or a guest to certain board meetings and other Company events. This column includes expenses paid for or reimbursed by the Company in connection with spousal or guest attendance, as well as certain non-business related expenses incurred by the named executive officer at these events. Such expenses could include meals, airfare, lodging and other entertainment, and other similar items.

(5)	Represents the cost of an annual comprehensive physical exam and expert consultation.

(6)
In 2011, we offered a cash perquisite allowance to our executive officers, other than our chief executive officer and chief operating officer, which we allow them to use at their discretion. This payment is not grossed up for taxes and has been eliminated beginning 2012.

2011 Grants of Plan-Based Awards Table
The following table summarizes incentive awards and other plan-based awards granted to each of the named executive officers during the fiscal year ended December 31, 2011:

			Non-Equity Incentives			Equity Incentive Plans
			Estimated Future Payouts Under						All Other Stock Awards			Grant Date Fair Value of Stock and Option Awards
			Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of Stock or Units	Number of Securities Underlying Options	Exercise Price of Option Awards
Name	Grant Date	Date of Committee Approval	Thres-hold	Target	Maximum	Thres-hold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
David N. Weidman
APBP(1)	N/A		225,000	900,000	1,800,000
Performance-vesting RSUs	11/1/11	9/7/11				22,926	91,705	206,336				3,307,799
Stock Options	10/3/11	9/7/11								93,828	32.51	1,067,763
Steven M. Sterin
APBP(1)	N/A		103,538	414,154	828,308
Performance-vesting RSUs	11/1/11	9/7/11				3,036	12,147	27,330				490,010
Time-vesting RSUs	10/3/11	9/7/11							9,052			250,016
Stock Options	10/3/11	9/7/11								20,850	32.51	237,273
Douglas M. Madden
APBP(1)	N/A		146,250	585,000	1,170,000
Performance-vesting RSUs	11/1/11	9/7/11				3,644	14,576	32,796				587,996
Time-vesting RSUs	10/3/11	9/7/11							10,862			300,008
Time-vesting RSUs	12/20/11	12/20/11							42,548			1,800,206
Stock Options	10/3/11	9/7/11								25,020	32.51	284,728
Gjon N. Nivica, Jr.
APBP(1)	N/A		80,012	320,048	640,096
Performance-vesting RSUs	11/1/11	9/7/11				2,125	8,503	19,131				343,011
Time-vesting RSUs	10/3/11	9/7/11							6,336			175,000
Stock Options	10/3/11	9/7/11								14,595	32.51	166,091
Performance-vesting RSUs	2/9/11	2/9/11				1,489	5,955	13,399				266,427
Jay C. Townsend
APBP(1)	N/A		69,462	277,846	555,692
Performance-vesting RSUs	11/1/11	9/7/11				1,442	5,769	12,980				232,721
Time-vesting RSUs	10/3/11	9/7/11							4,299			118,738
Time-vesting RSUs	12/20/11	12/20/11							42,648			1,800,172
Stock Options	10/3/11	9/7/11								9,904	32.51	112,708
________________________________________

(1)
Annual Performance Bonus Plan. For additional information, see “Compensation Discussion and Analysis – Annual Performance Bonus Awards.” Regardless of the level of achievement, awards are also subject to an individual modifier ranging from 0-200%. For purposes of this table, (i) the “threshold” bonus amount is calculated based upon all performance measures being achieved at the plan threshold levels (25% of target bonus); (ii) the “target” bonus amount is calculated based upon all performance measures being achieved at the plan target levels (100% of target bonus); (iii) the “maximum” bonus amount is calculated based upon all performance measures being achieved at the plan stretch levels (200% of target bonus); and (iv) the individual performance modifier for each executive officer being equal to 100% in all the scenarios.

Performance-vesting RSUs awarded under the 2011 LTIP vest on November 1, 2014 based upon the achievement of target levels of Operating EBITDA during fiscal year 2012 and 2013 and TSR compared to our peer companies as described above during the period from October 1, 2011 through October 31, 2014. Time-vesting RSUs awarded under the 2011 LTIP program vest 30% on each of October 1, 2012 and October 1, 2013, and 40% on October 1, 2014. Stock options awarded under the 2011 LTIP vest 25% on October 1 in each of 2012, 2013, 2014 and 2015, and the exercise price per share is equal to the average of the high and low stock price on the grant date. For additional information, see “Compensation Discussion and Analysis – Long-Term Incentive Compensation.” On December 20, 2011, the compensation committee made time-vesting RSU retention awards to Mr. Madden and Mr. Townsend. Mr. Madden’s award will vest 60% on December 20, 2012, 20% on December 20, 2013 and 20% on December 20, 2014. Mr. Townsend’s award will vest 33.33% on December 20, 2012, 33.33% on December 20, 2013 and 33.34% on December 20, 2014.

Outstanding Equity Awards at Fiscal 2011 Year-End Table
The following table summarizes outstanding equity awards held by each of the named executive officers as of December 31, 2011, including the vesting dates for the portions of these awards that have not yet vested:

		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name
David N. Weidman	1/21/05	3,149,074			16.00	1/21/15
	10/1/09						14,400	(5)	637,488
	12/2/09									108,000	(14)(15)	4,781,160
	10/1/10	17,123	51,372	(1)	32.35	10/1/17
	12/1/10									96,600	(14)(16)	4,276,482
	10/3/11		93,828	(2)	32.51	10/1/18
	11/1/11									91,705	(14)(17)	4,059,780
Steven M. Sterin	5/16/06	30,000			21.02	5/16/16
	6/30/06	45,000			20.37	6/30/16
	7/25/07	37,500	12,500	(3)	40.13	7/25/17
	10/1/09						4,400	(5)	194,788
	12/2/09									11,000	(14)(15)	486,970
	2/10/10						13,436	(6)	594,812
	10/1/10	3,330	9,990	(1)	32.35	10/1/17	4,382	(7)	193,991
	12/1/10									12,520	(14)(16)	554,260
	10/3/11		20,850	(2)	32.51	10/1/18	9,052	(8)	400,732
	11/1/11									12,147	(14)(17)	537,748
Douglas M. Madden	1/21/05	156,775			16.00	1/21/15
	10/1/09						9,600	(5)	424,992
	12/2/09									24,000	(14)(15)	1,062,480
	2/10/10						16,795	(9)	743,515
	10/1/10	5,708	17,127	(1)	32.35	10/1/17	7,515	(7)	332,689
	12/1/10									21,465	(14)(16)	950,256
	10/3/11		25,020	(2)	32.51	10/1/18	10,862	(8)	480,861
	11/1/11									14,576	(14)(17)	645,280
	12/20/11						42,548	(12)	1,883,600
Gjon N. Nivica, Jr.	4/22/09	66,666	33,334	(4)	17.17	4/22/16
	4/23/09						16,667	(10)	737,848
	10/1/09						4,000	(5)	177,080
	12/2/09									10,000	(14)(15)	442,700
	10/1/10	1,902	5,708	(1)	32.35	10/1/17	2,506	(7)	110,941
	12/1/10									7,155	(14)(16)	316,752
	2/9/11									5,955	(14)(16)	263,628
	10/3/11		14,595	(2)	32.51	10/1/18	6,336	(8)	280,495
	11/1/11									8,503	(14)(17)	376,428
Jay C. Townsend	10/1/09						3,000	(5)	132,810
	12/2/09									7,500	(14)(15)	332,025
	2/10/10						13,436	(11)	594,812
	10/1/10	1,783	5,352	(1)	32.35	10/1/17	2,349	(7)	103,990
	12/1/10									6,710	(14)(16)	297,052
	10/3/11		9,904	(2)	32.51	10/1/18	4,299	(8)	190,317
	11/1/11									5,769	(14)(17)	255,394
	12/20/11						42,648	(13)	1,888,027

(1)	25% of the original award vests, subject to a hold feature upon exercise, each year on October 1st beginning in 2011.

(2)	25% of the original award vests, subject to a hold feature upon exercise, each year on October 1st beginning in 2012.

(3)	The remainder of these options vest on January 1, 2012.

(4)	The remainder of these options vest on April 22, 2012.
For all stock options described in the above footnotes, the named executive officers may exercise all or any part of the vested portion of their options prior to the expiration date of the grant. However, if the executive’s employment is terminated by the Company without cause, by the executive with good reason, or due to death or disability or retirement, the executive may exercise the vested portion of the options for a period ending on the earlier of one year following the date of such termination and the expiration date. If the executive terminates without good reason, the executive may exercise the vested portion of the option for a period ending on the earlier of 90 days following the date of such termination and the expiration date. If the termination is by the Company for cause, then all options to the extent not vested and exercisable terminate and cease to be exercisable.

(5)	These RSUs vest on October 1, 2012.

(6)	These RSUs vest on June 30, 2014.

(7)
The original award vests, subject to a hold feature, each year on October 1st - 30% on the first anniversary of the grant date; 30% on the second anniversary of the grant date; and 40% on the third anniversary of the grant date, beginning in 2011.

(8)
The original award vests, subject to a hold feature, each year on October 1st - 30% on the first anniversary of the grant date; 30% on the second anniversary of the grant date; and 40% on the third anniversary of the grant date, beginning in 2012.

(9)	These RSUs vest on December 31, 2013.

(10)	These RSUs vest on April 23, 2012.

(11)	These RSUs vest on June 30, 2013.

(12)	These RSUs vest 60% on December 20, 2012; 20% on December 20, 2013; and 20% on December 20, 2014.
(13)     These RSUs vest 33.33% on December 20, 2012; 33.33% on December 20, 2013; and 33.34% on December 20, 2014.

(14)
Each of the performance-vesting RSUs vest based upon the Company’s achievement of the following performance metrics. Further information about the performance-vesting RSUs is set forth in “Compensation Discussion and Analysis - Long Term Incentive Compensation.”

Operating EBITDA	Relative TSR
	Below Threshold	Target	Stretch
Below Threshold	0%	0%	0%
Threshold	25%	50%	75%
Target	50%	100%	150%
Stretch	75%	150%	225%

(15)	These shares will vest on October 1, 2012 subject to adjustment (0-225% of targeted amount shown) based on Company performance against pre-established metrics.

(16)	These shares will vest, subject to a hold feature, on October 1, 2013 subject to adjustment (0-225% of targeted amount shown) based on Company performance against pre-established metrics.

(17)	These shares will vest, subject to a hold feature, on November 1, 2014 subject to adjustment (0-225% of targeted amount shown) based on Company performance against pre-established metrics.

2011 Option Exercises and Stock Vested Table
The following table summarizes the exercise of stock options and the vesting of stock awards by each of the named executive officers during the fiscal year ended December 31, 2011:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Name
David N. Weidman	—	—	265,420	(7)	10,625,632
Steven M. Sterin	—	—	24,103	(2)(3)	925,184
Douglas M. Madden	—	—	40,213	(2)(4)	1,538,076
Gjon N. Nivica, Jr.	—	—	33,472	(2)(5)	1,448,302
Jay C. Townsend	113,387	3,769,872	17,562	(2)(6)	662,729
________________________________________

(1)	Gross shares (includes shares withheld to cover taxes) acquired.

(2)	Includes the specified number of shares that vested but are deferred as RSUs until expiration of the hold period, when they will be paid out subject to federal income taxes.

(3)	Includes 833 shares subject to a hold requirement.

(4)	Includes 1,428 shares subject to a hold requirement.

(5)	Includes 477 shares subject to a hold requirement.

(6)	Includes 446 shares subject to a hold requirement.

(7)	Includes 254,620 performance units that were settled in cash and 10,800 gross shares acquired.
2011 Pension Benefits Table
The following table summarizes the present value of the accumulated retirement benefits by each of the named executive officers as of the end of fiscal year ended December 31, 2011:

		Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Name	Plan Name
David N. Weidman	Celanese Americas Retirement Pension Plan	11.333	529,534	—
	Celanese Americas Management Supplemental Pension Plan	11.000	3,824,192	—
Steven M. Sterin	Celanese Americas Retirement Pension Plan	8.6667	90,682	—
Douglas M. Madden	Celanese Americas Retirement Pension Plan	27.8333	1,053,456	—
	Celanese Americas LLC ERISA Excess Plan	27.8333	4,628,946	—
Gjon N. Nivica, Jr.	Celanese Americas Retirement Pension Plan	2.7500	32,594	—
Jay C. Townsend	Celanese Americas Retirement Pension Plan	11.5833	337,398	—
	Celanese Americas LLC ERISA Excess Plan	11.5833	834,554	—
The present value amounts shown in the table above are the amount needed today that, with interest, would provide the named executive officer’s future retirement benefit. Assumptions used to determine the present value of benefits under the CAMSPP (defined below) and for benefits earned for employees hired prior to January 1, 2001 in the CARPP (defined below) are based on a 4.6% discount rate and mortality from the RP-2000 Mortality Table. Benefits earned for employees hired on or after January 1, 2001 in the CARPP are based on an assumed future interest crediting rate of 3.65% to age 65 and an interest only discount rate of 4.6%. Retirement in the CAMSPP is assumed to occur at age 60 and at age 65 in the CARPP.

Each of our retirement benefit plans identified in the table above is more fully described below.
Celanese Americas Retirement Pension Plan.  The Celanese Americas Retirement Pension Plan, or CARPP, is a tax-qualified defined benefit pension plan sponsored by Celanese Americas LLC, one of our wholly owned subsidiaries. This plan covers substantially all of our U.S. employees. The plan is subject to the provisions of ERISA. All of our named executive officers participated in this plan in 2011.
Non-union employees hired before January 1, 2001, with five or more years of service, as defined in the plan, are entitled to annual pension benefits beginning at normal retirement age (65) equal to the greater of (a) 1.33% of the employee’s final average earnings (salary and bonus) multiplied by the employee’s years of credited service, or (b) 1.67% of the employee’s final average earnings (salary and bonus) multiplied by the employee’s years of credited service minus 50% of the employee’s social security benefit multiplied by a fraction, the numerator of which is the employee’s years of credited service (to a maximum of 35 years) and the denominator of which is 35. The plan permits early retirement at ages 55-64. Employees may elect to receive their pension benefits in the form of a joint and survivor annuity, a life annuity, or a certain and life annuity. Employees vest in their benefit after completing five years of service with the Company, as defined in the plan. Employees who terminate before becoming vested forfeit their benefits. If a married employee dies after being fully vested in the plan, a death benefit will be payable to the surviving spouse. This plan formula applies to Messrs. Weidman, Madden and Townsend.
Effective January 1, 2001, the plan began providing benefits for new employees, as defined by the plan, hired after December 31, 2000, based upon a different benefit formula (“Cash Balance Plan”). The Cash Balance Plan provides that for each plan year that employees work as defined, we credit 5% of the employee’s annual pensionable earnings (up to Internal Revenue Code limits) to a hypothetical plan account that has been established for each employee, and credit that account with interest. For a given year, the plan’s interest rate is the annual rate of interest on 30-year United States Treasury Securities for the August before the first day of that year. Effective January 1, 2008, employees vest in their accrued benefit after completing three years of service with us, as defined in the plan. If employees are vested when they leave the Company, they have the option to take their account balance with them, either in a lump-sum payment or as an annuity. Employees also have the choice to leave their account balance in the plan until the normal retirement age of 65. The amount of benefit depends on the employee’s pay, plan years worked and any interest earned on the Company contributions. Once vested, survivor benefits are applicable to married participants. Mr. Sterin and Mr. Nivica are covered under the Cash Balance Plan benefit formula.
Under the CARPP, if an employee’s employment with us is terminated as a result of a corporate reorganization, layoff or corporate restructuring including divestiture, that employee will receive an additional year of vesting service under the CARPP.
Celanese Americas Supplemental Retirement Pension Plan.  The Celanese Americas Supplemental Retirement Pension Plan, or CASRPP, is an unfunded, non-qualified “excess benefit plan” sponsored by Celanese Americas LLC, one of our wholly owned subsidiaries. The purpose of the plan, which is also subject to the provisions of ERISA, is to supplement the benefits payable to certain employees who are also participants in the Company’s qualified defined benefit plan (the CARPP). Similar to the CARPP, the CASRPP applies to non-union employees hired before January 1, 2001, with five or more years of service, as defined in the plan. The annual pension benefit formula and other plan rules are also the same as in the CARPP, as described above, except that the benefit amount under the CASRPP is not limited with respect to annual pensionable earnings. Mr. Madden and Mr. Townsend are the only named executive officers that participated in this plan in 2011.
Celanese Americas Management Supplemental Pension Plan.  The Celanese Americas Management Supplemental Pension Plan, or CAMSPP, is an unfunded, nonqualified defined benefit plan. Mr. Weidman is the only named executive officer that participated in this plan in 2011.
The promised pension benefit becomes fully vested once the participant attains five years of Company service and is paid at age 60 or when the participant leaves the Company, whichever is later. The amount of the pension is calculated as the product of 1.8% times the number of qualifying years of service, and the pensionable income. In this calculation the number of qualifying years of service is limited to 30. Consequently, the maximum figure is 54% of the pensionable income. Qualifying years of service are all complete years of service spent in Celanese Corporation and its subsidiaries. The pension benefit is adjusted annually, based on the U.S. cost-of-living index.
The pensionable income is calculated as the sum of the average basic annual salary of the last three calendar years prior to retirement and the average annual bonus of the last three calendar years prior to retirement insofar as these are earned during qualifying years of service. The following are generally offset against this pension: (i) payments under all other qualified and non-qualified plans paid by us and our affiliates (excluding payments attributable to employee contributions) and (ii) social security pension benefits acquired during qualifying years of service at a rate of 50%.
In the event of an early disability, the pension benefit is paid for the duration of the disability. In determining the amount of the disability pension, qualifying years of service until age 60 are added to the qualifying years of service earned to date. The pension is not reduced on account of the early commencement of benefits. From the age of 60 onwards, the payment is continued at the same level as an old-age pension in case the disability persists. All other Celanese-financed benefits, if any, are offset against the disability pension.
In the event of death, the pension is to be paid to the spouse and unmarried dependents. The spouse’s benefit is 60% of the pension otherwise payable to the participant and continues until remarriage. An additional benefit of up to 20% of the pension otherwise payable is also payable with respect to children of the participant, which additional pension terminates when the children attain age 21 (or up until age 27 if they are still in school). These pension benefits are not reduced on account of early commencement of the pension. All other Celanese-financed benefits, if any, are offset against the survivors’ pension.
2011 Nonqualified Deferred Compensation Table
The following table contains certain information concerning benefits under nonqualified deferred compensation plans.

		Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	Plan Name	($)	($)(1)	($)	($)	($)(2)
David N. Weidman	Celanese Americas Supplemental Retirement Savings Plan	—	32,750	3,033	—	323,614
Steven M. Sterin	n/a	—	—	—	—	—
Douglas M. Madden	Celanese Americas Supplemental Retirement Savings Plan	—	19,385	781	—	85,615
Gjon N. Nivica, Jr.	2008 Deferred Compensation Plan	45,721	—	228	—	45,949
Jay C. Townsend	Celanese Americas Supplemental Retirement Savings Plan	—	6,173	326	—	35,379
________________________________________

(1)	This amount is reported in the 2011 Summary Compensation Table.

(2)	A portion of this amount has been reported in prior year Summary Compensation Tables as follows: Mr. Weidman – $170,231; Mr. Madden – $27,882; and Mr. Townsend – $3,116.
The Celanese Americas Supplemental Retirement Savings Plan, or the CASRSP, is an unfunded, nonqualified defined contribution plan that is available only to persons who have a full year base salary in excess of the Code Section 401(a)(17) limit and who were employed by Celanese prior to January 1, 2001. If a person is eligible to participate in the CASRSP, he or she is entitled to an allocation under this plan equal to 5% of his or her salary in excess of the compensation limits under the CARSP. The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of the Stable Value Fund (a fund primarily invested in debt instruments), which is a fund maintained for investments under the CARSP. The annualized rate of return for 2011 was .96%. Distributions under the CASRSP are in the form of a lump sum payment which is paid as soon as administratively practicable after termination of employment. Messrs. Weidman, Madden and Townsend are the only named executive officers that participated in this plan in 2011.
The 2008 Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan that allows certain of our senior employees and directors the opportunity to defer a portion of their compensation in exchange for a future payment amount equal to their deferments plus or minus certain amounts based upon the market performance of specified measurement funds selected by the participant. Except for Mr. Nivica, no named executive officer participated in this plan in 2011.

Potential Payments Upon Termination or Change In Control
The particular events that trigger payments to our named executive officers are generally defined in our severance policy and the individual executives’ change in control agreements, deferred compensation agreements, stock option agreements or RSU agreements. The compensation committee believes that the primary benefits to the Company of employment agreements are the non-competition and non-solicitation provisions found therein. In order to achieve the benefit of these provisions without incurring the generally negative obligations associated with employment agreements, the compensation committee decided to offer a more limited change in control agreement to each executive officer. However, the deferred compensation agreements and stock option agreements are still effective and provide for some potential payments upon termination and change in control as described in the tables below.
Severance Policy
Our Executive Severance Benefits Plan (“Severance Plan”) applies to employees that are at certain salary levels, including all of our executive officers but excluding the chief executive officer, and provides, upon the involuntary termination without cause of an executive or upon the resignation of an executive with good reason, for the payment of (i) one year’s base salary; (ii) one year’s annual performance bonus award (based upon target Company performance and a 1.0 individual modifier); and (iii) a pro rata portion of the annual performance bonus award for the year in which the termination occurs (based upon actual Company performance and a 1.0 individual modifier). The Severance Plan also provides for the payment of premiums for post-termination health insurance coverage (“COBRA premiums”) for a period of one year from the date of termination. As a condition to the receipt of any benefits under the Severance Plan, an executive must agree to standard release, non-compete, non-solicitation, and confidentiality provisions. In addition, the Severance Plan provides that the vesting of long-term incentive grants of stock options and restricted stock units upon termination without cause will be governed by the terms of the applicable award agreements. Executives who are involuntarily terminated for any other reason (e.g., death, disability, retirement, termination for cause), or who voluntarily terminate or retire without good reason, are not eligible to receive severance benefits under the Severance Plan.
Change in Control Agreements
We have change in control agreements with each of our named executive officers. The change in control agreements provide for a payment to be made to these officers following a termination of employment by the Company without “cause” or by the executive officer with “good reason” within two years following a “change in control” or following the first public announcement of a potential change in control transaction, provided certain conditions are satisfied, and in lieu of payments under the Severance Plan. Generally, the change in control agreements provide for each named executive officer to receive:
•a lump sum payment equal to two times the sum of:
(i)  the executive officer’s then current annualized base salary, and
(ii)  the higher of (a) the executive officer’s target bonus in effect on the last day of the fiscal year that ended immediately prior to the year in which the date of termination occurs, or (b) the average of the cash bonuses paid by the Company to the executive officer for the three fiscal years preceding the date of termination; and

•	group health and dental coverage for the executive officer and his or her dependents for a period of two years (or in the case of Mr. Nivica, 18 months) following the date of termination.
In addition, all of the named executive officers’ change in control agreements, other than Mr. Nivica’s, provide that under certain circumstances such executive officer may receive a tax reimbursement payment not to exceed $4 million, in the case of Mr. Weidman, or $2 million, in the case of Messrs. Sterin, Madden and Townsend. It is also worth noting that the tax reimbursement payment is not payable to the extent that the covered payments are less than 110% of the “safe harbor limit.” In such cases. the payments would be reduced so that none of the payments would be subject to an excise tax. The Company’s current form of change in control agreement, which was executed by Mr. Nivica, does not contain provisions for a tax reimbursement payment and requires a cutback of benefits to avoid excise taxes if the after-tax benefit to the executive is greater. Each change in control agreement has a two-year term that is automatically renewed for successive two-year terms unless 90 days’ notice of non-renewal is given by either party to the agreement.
For purposes of the change in control agreements:
“cause” generally means (i) a willful failure to perform one’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company of such failure; (ii) conviction of, or a plea of nolo contendere to, (x) a felony under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude; (iii) willful malfeasance or willful misconduct which is demonstrably injurious to the Company or its Affiliates (as defined); (iv) any act of fraud; (v) any material violation of the Company’s code of conduct; (vi) any material violation of the Company’s policies concerning harassment or discrimination; (vii) conduct that causes material harm to the business reputation of the Company or its Affiliates; or (viii) breach of the confidentiality, non-competition, or non-solicitation provisions of the change in control agreement.
“good reason” generally means (i) a material diminution in base salary or annual bonus opportunity; (ii) a material diminution in authority, duties, or responsibilities (including status, offices, titles and reporting requirements); (iii) a material change in the geographic location; (iv) the failure of the Company to pay compensation or benefits when due, or (v) any other action or inaction that constitutes a material breach by the Company of the change in control agreement.
“change in control” generally means any one of the following events: (a) any person becoming the beneficial owner of thirty percent (30%) or more of Company’s voting securities (other than as a result of certain issuances or open market purchases approved by incumbent directors); (b) the Company’s incumbent directors ceasing to constitute at least a majority of the board of directors; (c) the stockholders of the Company approving a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, or the sale or other disposition of all or substantially all of the Company’s assets, unless immediately following such transaction, (i) all or substantially all of the beneficial owners of the Company’s voting securities prior to such transaction are the beneficial owners of more than 50% of the combined voting power of the securities of the surviving entity in the transaction, (ii) no person is the beneficial owner of 30% or more of the combined voting power of the surviving entity in the transaction and (iii) at least a majority of the members of the board of directors of the surviving entity are incumbent directors; or (d) approval by the Company’s stockholders of a complete liquidation and dissolution of the Company. The preceding was a summary of the definition of a change in control, so please refer to actual text of the definition as set forth in the change in control agreements. Please also note that, if in any circumstance in which the foregoing definition would be operative and with respect to which the income tax under Section 409A of the Code would apply, or be imposed, but where such tax would not apply or be imposed if the meaning of the term “change in control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “change in control” herein shall mean, but only for the transaction so affected, a “change in control event” within the meaning of Treas. Reg. § 1.409A – 3(i)(5).
Equity Awards
The award agreements under which the stock option and RSU equity awards were issued describe the circumstances under which the awards will vest, if earlier than the stated date. Upon the death or disability of a participant, a pro rata portion of the award will generally vest. Upon a termination of an executive without cause a similar pro rata portion of the award will generally vest. Unvested awards are forfeited upon a termination with cause or voluntary resignation. In the case of a change in control, all awards granted since 2008 are “double trigger” — if a change in control occurs, the award is continued or replaced with an award of comparable value, and the executive is subsequently terminated, then the portion of the award that was unvested at the time of termination will be accelerated. If in connection with the change in control the executive’s rights in the award are adversely affected (i.e., such as by the award not being continued) and the award is not replaced with an award of comparable value, then the unvested portion of the award would be accelerated upon the change in control without requiring termination of employment. Performance-based RSUs would vest at target level if otherwise payable upon a change in control. In certain other termination scenarios (i.e., termination without cause, death or disability), performance-based RSUs would vest in a pro-rata manner based on actual or target company performance.
As previously mentioned, equity awards granted since 2010 generally have holding period requirements for a portion of the shares received upon vesting of RSUs or upon exercise of stock options. In the event of a change in control, all shares subject to the holding requirement would be delivered to the executive. In the event of certain other termination scenarios, the holding requirement would survive, and the shares would be delivered on the date they would have otherwise been delivered had the executive remained an employee. However, if an executive is terminated for cause, all shares subject to the holding requirement would be forfeited.
Under the equity award agreements, “change in control” of the Company shall mean, in accordance with Treasury Regulation Section 1,409A-3(i)(5), any of the following: (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company; (ii) a majority of members of the board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; or (iii) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets form the Company that have a total gross fair market value equal to 50% of more of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Post-Termination Table
The table below shows an estimate of the amount of additional compensation that each of our named executive officers would receive in the event of a termination or change in control, taking into consideration the circumstances of the termination and payments that the named executive officer would be entitled to under the various agreements described above. The amounts shown are generally categorized as follows: voluntary termination or termination for cause; involuntary termination without cause or by the executive for good reason; termination due to death or disability; and change in control (with and without termination). The amounts shown assume that such termination was effective as of December 31, 2011. As of December 30, 2011, the last business day preceding such date, the closing price of our Common Stock was $44.27 per share.
The table below includes additional benefits triggered by a termination and change of control only. Please see the following tables for details of the named executives’ vested payments and benefits that they would be entitled to receive regardless of the occurrence of a termination or change of control:
•For Stock Options – See Outstanding Equity Awards at Fiscal Year 2011 End Table
•For Pension Benefits – See 2011 Pension Benefits Table
•For Nonqualified Deferred Compensation – See 2011 Nonqualified Deferred Compensation Table
The actual amounts that will be paid upon termination can only be determined at the time of the executive’s termination from the Company. The following table shows the potential payments to our named executive officers, upon termination or change in control.

	Termination of Employment							Change in Control
	Voluntarily or for Cause	Good Reason	Involuntarily without Cause	Death		Disability		Without Termination	With Termination
David N. Weidman
Cash Payments
Severance Payment(1)	$—	$—	$—	$—		$—		$—	$3,942,444
Equity Value
Stock Options(2)	—	—	420,120	420,120		420,120		1,715,772	1,715,772
Time-vesting RSUs(2)	—	—	460,408	460,408		460,408		637,488	637,488
Performance-vesting RSUs(3)	—	—	4,957,310	4,957,310		4,957,310		13,117,422	13,117,422
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—		—		—	—
Celanese Americas Management Supplemental Pension Plan	—	—	—	7,138	(5)	107,069	(6)	—	—
Welfare Benefits Continuation(7)	—	—	—	—		—		—	22,766
Outplacement Services(8)	—	16,200	16,200	—		—		—	—
Total	$—	$16,200	$5,854,038	$5,844,976		$5,944,907		$15,470,682	$19,435,892

Steven M. Sterin
Cash Payments
Severance Payment(1)	$—	$1,404,656	$1,404,656	$—		$—		$—	$1,890,400
Equity Value
Stock Options(2)	—	51,750	137,461	137,461		137,461		416,027	416,027
Time-vesting RSUs(2)	—	—	549,037	549,037		549,037		1,384,323	1,384,323
Performance-vesting RSUs(3)	—	57,330	612,077	612,077		612,077		1,645,383	1,645,383
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—		—		—	1,312,938
Welfare Benefits Continuation(7)	—	11,383	11,383	—		—		—	22,766
Outplacement Services(8)	—	16,200	16,200	—		—		—	—
Total	$—	$1,541,319	$2,730,814	$1,298,575		$1,298,575		$3,445,733	$6,671,837

	Termination of Employment					Change in Control
	Voluntarily or for Cause	Good Reason	Involuntarily without Cause	Death	Disability	Without Termination	With Termination
Douglas M. Madden
Cash Payments
Severance Payment(1)	$—	$1,786,304	$1,786,304	$—	$—	$—	$2,487,257
Equity Value
Stock Options(2)	—	—	130,491	130,491	130,491	498,389	498,389
Time-vesting RSUs(2)	—	—	1,021,575	1,021,575	1,021,575	3,865,656	3,865,656
Performance-vesting RSUs(3)	—	57,330	1,144,689	1,144,689	1,144,689	2,724,420	2,724,420
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(7)	—	6,349	6,349	—	—	—	12,699
Outplacement Services(8)	—	16,200	16,200	—	—	—	—
Total	$—	$1,866,183	$4,105,608	$2,296,755	$2,296,755	$7,088,465	$9,588,421

Gjon N. Nivica, Jr.
Cash Payments
Severance Payment(1)	$—	$1,097,251	$1,097,251	$—	$—	$—	$1,565,662
Equity Value
Stock Options(2)	—	—	856,074	856,074	856,074	1,143,028	1,143,028
Time-vesting RSUs(2)	—	—	962,873	880,929	880,929	1,306,363	1,306,363
Performance-vesting RSUs(3)	—	—	515,524	515,524	515,524	1,399,508	1,399,508
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(7)	—	11,383	11,383	—	—	—	17,075
Outplacement Services(8)	—	16,200	16,200	—	—	—	—
Total	$—	$1,124,834	$3,459,305	$2,252,527	$2,252,527	$3,848,899	$5,431,636

Jay C. Townsend
Cash Payments
Severance Payment(1)	$—	$991,066	$991,066	$—	$—	$—	$1,429,452
Equity Value
Stock Options(2)	—	—	43,993	43,993	43,993	180,267	180,267
Time-vesting RSUs(2)	—	—	599,770	599,770	599,770	2,909,956	2,909,956
Performance-vesting RSUs(3)	—	57,330	400,201	400,201	400,201	950,875	950,875
Benefits & Perquisites
Excise Tax Gross-Up(4)	—	—	—	—	—	—	—
Welfare Benefits Continuation(7)	—	11,383	11,383	—	—	—	22,766
Outplacement Services(8)	—	16,200	16,200	—	—	—	—
Total	$—	$1,075,979	$2,062,613	$1,043,964	$1,043,964	$4,041,098	$5,493,316
________________________________________

(1)
Paid pursuant to our Executive Severance Benefits Plan and change in control agreements, as applicable and discussed above. Mr. Weidman, as the chief executive officer, is not eligible to participate in the Executive Severance Benefits Plan, which would ordinarily provide a benefit upon a Good Reason termination or an involuntary termination without Cause.

(2)
Stock options granted after 2007 and time-vesting RSUs vest in full upon a change in control if the award is adversely affected and is not replaced with an award of equivalent economic value. The numbers presented in the change in control scenarios assume that the awards are adversely affected and not replaced with an award of equivalent economic value. To the extent the awards are replaced with awards of equivalent economic value and the executive remained employed following a change in control, the numbers shown in the Change in Control — Without Termination column above would be different.
In the event of other eligible termination events, a prorated amount will vest based on the portion of the service period that has lapsed. With respect to certain stock options held by Mr. Sterin that were granted prior to 2008, such stock options generally become vested and exercisable as to the shares of our Common Stock subject to such options that would have otherwise vested and become exercisable during the 12 months following the termination. For all stock options, the value shown represents the in-the-money value of unvested stock options that become vested upon the stated event assuming exercise of the stock options on December 30, 2011, the last business day of the year, at a closing market price of $44.27 per share of our Common Stock.

(3)
Upon a change in control, performance-vesting RSUs granted after 2007 vest in full at target levels if the award is adversely affected and is not replaced with an award of equivalent economic value. The numbers presented in the change in control scenarios assume that the awards are adversely affected and not replaced with an award of equivalent economic value. To the extent the awards are replaced with awards of equivalent economic value and the executive remained employed following a change in control, the numbers shown in the Change in Control — Without Termination column above would be different.

In the event of other eligible termination events, a prorated amount will vest subject to actual performance. This table assumes performance at target levels.

(4)
Represents the excise tax gross-up required to make the executive whole after payment of the excise tax imposed under Section 4999 of the Code. This benefit is paid by us under such executive’s change in control agreement, subject to the cut-back and other limitations thereon. Mr. Nivica is not entitled to any tax gross-up.

(5)
In the event of death, Mr. Weidman’s spouse and children would be entitled to receive an enhanced annual pension benefit of $7,138. All other Celanese-financed benefits are offset against the survivor pension. See discussion of Celanese Americas Management Supplemental Pension Plan in the 2011 Pension Benefits Table for further details.

(6)
In the event of disability, Mr. Weidman would be entitled to receive an enhanced annual pension benefit of $107,069. All other Celanese-financed benefits are offset against the disability pension. See discussion of Celanese Americas Management Supplemental Pension Plan in the 2011 Pension Benefits Table for further details.

(7)
Represents reimbursement of premiums for one and one-half years for Mr. Nivica and two years for all other named executive officers of medical and dental coverage continuation upon a change in control, and, other than for Mr. Weidman, for the payment of COBRA premiums for a period of one year from the date of termination under our Executive Severance Benefits Plan, each based on 2011 rates.

(8)	Upon termination by the Company without cause or by the executive for good reason, each executive is entitled to up to $16,200 in outplacement services.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Party Transaction Policies and Procedures
The board of directors of the Company has adopted a written policy that all “interested transactions” with “related parties” are subject to approval or ratification in accordance with the procedures set forth in the Company’s Related Party Transaction Policies and Procedures (the “Related Party Transaction Policy”). An interested transaction is a transaction or relationship in which the aggregate amount involved may be expected to exceed $120,000 since the beginning of the Company’s last fiscal year, the Company or any of its subsidiaries is a participant, and any related party will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of an equity interest in another entity). A related party is any person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director; a greater than 5 percent beneficial owner of the Company’s Common Stock; or an immediate family member of any of these persons.
The audit committee reviews the material facts of all interested transactions that require the audit committee’s approval and either approves or disapproves of the entry into the interested transaction. In determining whether to approve or ratify an interested transaction, the audit committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
The audit committee has considered certain limited types of interested transactions with related persons that meet specified criteria that may arise and determined that each of them is deemed to be pre-approved under the terms of the Related Party Transaction Policy, including transactions with companies and charitable contributions to organizations at which a related party’s relationship is as an employee, if the amount of the transaction or contribution generally is less than the greater of $1,000,000, or 1% of the organization’s total annual revenues, and transactions involving competitive bids, regulated transactions and routine banking services. In addition, the audit committee has delegated to the Chair of the audit committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount involved is expected to be less than $2,000,000. In connection with regularly scheduled meetings of the audit committee, the Company provides the audit committee for its review a summary of each new interested transaction that has been deemed to be pre-approved pursuant to the Related Party Transaction Policy or that was pre-approved by the Chair of the audit committee. No director may participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director is to provide all material information concerning the interested transaction to the audit committee.
In the normal course of business, the Company has had transactions with other corporations where certain directors are executive officers. During 2011, none of such transactions were material in amount as to the Company and the only transactions that constituted an “interested transaction” under the Company’s Related Party Transaction Policy are as set forth below.

•
Mark C. Rohr, a director of the Company, and appointee as Chairman and CEO of the Company effective April 2, 2012, is the former Executive Chairman and Chairman of the Board, President and Chief Executive Officer of Albemarle Corporation (“Albemarle”). During 2011, the Company paid Albemarle approximately $1.5 million and Albemarle paid the Company approximately $2.1 million for certain products and/or services. These transactions were pre-approved under the terms of the Related Party Transaction Policy.

STOCK OWNERSHIP INFORMATION
Principal Stockholders and Beneficial Owners
The following table sets forth information with respect to the beneficial ownership of Common Stock of the Company as of February 21, 2012, by (i) each person known to the Company to own beneficially more than 5% of our Common Stock; (ii) each of the Company’s directors, including those nominated for election at the Annual Meeting; (iii) each of the Company’s named executive officers; and (iv) all directors and executive officers as a group.
The percentage of beneficial ownership set forth below is calculated in accordance with Rule 13d-3 and is based on the number of shares of Common Stock of the Company outstanding as of February 21, 2012, which was 156,805,630.

	Amount and Nature of Beneficial Ownership of Common Stock
	Common Stock Beneficially Owned(1)		Rights to Acquire Shares of Common Stock(2)	Total Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(3)
Name
Capital Research Global Investors (4)	17,849,822		—	17,849,822	11.4
BlackRock, Inc.(5)	10,398,849		—	10,398,849	6.6
Columbia Management Investment Advisers, LLC (6)	8,926,484		—	8,926,484	5.7
Dodge & Cox (7)	8,877,540		—	8,877,540	5.7
David N. Weidman	165,601		3,166,198	3,331,799	2.1
Steven M. Sterin	20,565	(8)	40,830	61,395	**
Douglas M. Madden	103,850	(8)	62,483	166,333	**
Gjon N. Nivica, Jr.	26,724		68,568	95,292	**
Jay C. Townsend	116,244		1,783	118,027	**
James E. Barlett	20,854		24,622	45,476	**
David F. Hoffmeister	12,256		25,000	37,256	**
Jay V. Ihlenfeld	—		—	—	—
Martin G. McGuinn	69,256		25,000	94,256	**
Paul H. O’Neill	10,739		29,879	40,618	**
Mark C. Rohr	28,256		18,750	47,006	**
Daniel S. Sanders	57,860		2,682	60,542	**
Farah M. Walters	20,313		21,325	41,638	**
John K. Wulff	16,000		37,407	53,407	**
All directors and executive officers as a group (17 persons)	695,452	(8)	3,593,450	4,288,902	2.7
________________________________________
**    Less than 1%.

(1)
Includes shares for which the named person or entity has sole and/or shared voting and/or investment power. Does not include shares that may be acquired through exercise of options or vesting of restricted stock units or other rights to acquire shares.

(2)
Reflects rights to acquire shares of Common Stock within 60 days of February 21, 2012 and includes, as applicable, shares of Common Stock issuable upon (i) the exercise of options, granted under the 2004 stock incentive plan and the 2009 GIP, that have vested or will vest within 60 days of February 21, 2012 and (ii) the vesting of restricted stock units granted under the 2004 stock incentive plan and the 2009 GIP within 60 days of February 21, 2012. Also includes units in stock denominated deferred compensation plan with investments settled in shares of Common Stock as follows: Mr. O’Neill – 5,257 equivalent shares; Mr. Sanders – 2,682 equivalent shares; Ms. Walters – 2,575 equivalent shares; and Mr. Wulff – 12,407 equivalent shares.

(3)	Calculated in accordance with Rule 13d-3(d) using the number of shares of Common Stock outstanding as of February 21, 2012.

(4)
On February 14, 2012, Capital Research Global Investors (“Capital Research”) filed an Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership of 17,849,822 shares of Common Stock as of December 30, 2011 with sole voting power and sole dispositive power over such shares. On February 14, 2012, The Growth Fund of America, Inc. (“Growth Fund”) filed a Schedule 13G with the SEC reporting beneficial ownership of 10,160,000 shares of Common Stock as of December 30, 2011 with sole voting power over such shares. On February 10, 2012, Capital World Investors (“Capital World”) filed a Schedule 13G with the SEC reporting beneficial ownership of 11,135,000 shares of Common Stock as of December 30, 2011, with sole voting power and sole dispositive power over such shares. Based on a review of these filings, Capital Research and Management Company manages and/or advises each of Capital Research, Growth Fund and Capital World and, accordingly, as noted in the filing by Growth Fund, shares reflected in each of these reporting person's filings may include the other related reporting person's holdings. The address of Capital Research, Growth Fund and Capital World is 333 South Hope Street, Los Angeles, CA 90071.

(5)
On February 13, 2012, BlackRock, Inc. and certain of its subsidiaries filed a Schedule 13G with the SEC reporting beneficial ownership of 10,398,849 shares of Common Stock as of December 31, 2011, with sole voting power and sole dispositive power over all such shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)
On February 14, 2012, Columbia Management Investment Advisers, LLC and its parent company, Ameriprise Financial, Inc., filed an Amendment No. 1 to Schedule 13G with the SEC reporting beneficial ownership of 8,926,484 shares of Common Stock as of December 31, 2011, with shared dispositive power over 8,926,484 shares and shared voting power over 7,013,658 shares. The address of Columbia Management Investment Advisers, LLC is 225 Franklin Street, Boston, MA 02110, and the address of Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

(7)
On February 10, 2012, Dodge & Cox filed a Schedule 13G with the SEC reporting beneficial ownership of 8,877,540 shares of Common Stock as of December 31, 2011, with sole voting over 8,311,190 shares and and sole dispositive power over 8,877,540 shares. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(8)
Includes beneficial ownership of Common Stock by Steven M. Sterin of 1,020 equivalent shares, by Douglas M. Madden of 557 equivalent shares, and by other executive officers of an aggregate of 1,325 equivalent shares in the Celanese Americas Retirement Savings Plan Stock Fund as of February 21, 2012. These individuals have the ability to direct the voting of the Company’s Common Stock underlying these equivalent shares and the ability to change their investment options at any time.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and persons who own more than ten percent of our Common Stock, to file with the SEC reports of their ownership and changes in their ownership of Common Stock. Directors, officers and greater than ten-percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations from our directors and officers that all reportable transactions were reported, the Company believes, to the best of its knowledge, that for the year ended December 31, 2011, all filing requirements applicable to its directors, officers and greater than ten-percent stockholders were complied with except for the filing of one Form 4 in October 2011 relating to Christopher W. Jensen. Due to an administrative calculation error by the Company, the number of shares reported as withheld for the payment of taxes on the vesting of restricted stock units was incorrect in the original Form 4 filed to report the transaction. The corrected number of shares withheld was reported in an amendment to the original Form 4 filed on October 24, 2011.

OTHER MATTERS
As of the date of this Proxy Statement, our management knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors, or, in the absence of such a recommendation, in accordance with the judgment of the Proxyholders.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (other than the exhibits thereto) is included in our 2011 Annual Report to Stockholders. Any stockholder who would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 may obtain one, without charge, by addressing a request to:
Corporate Secretary
Celanese Corporation
1601 West Lyndon B. Johnson Freeway
Dallas, Texas 75234
The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, in the investor section of our website, www.celanese.com.
On behalf of the Board of Directors of
Celanese Corporation
Gjon N. Nivica, Jr.
Senior Vice President, General Counsel
and Corporate Secretary
March 9, 2012

Exhibit A

Non-GAAP Financial Measure
Explanation of Operating EBITDA
This Proxy Statement contains information regarding Operating EBITDA, which is a non-GAAP financial measure used by the Company. Operating EBITDA is defined by the Company as net earnings plus loss (earnings) from discontinued operations, interest income and expense, taxes, and depreciation and amortization, and further adjusted for other charges and other adjustments. We use Operating EBITDA because we consider it an important supplemental measure of our operations and financial performance. We believe that Operating EBITDA provides transparency to investors and enhances period-to-period comparability of our operations and financial performance. Operating EBITDA is one of the measures management uses for our planning and budgeting process to monitor and evaluate financial and operating results and for our annual performance bonus and long-term equity incentive compensation plans.
This measure is not recognized in U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for Operating EBITDA is net earnings.
Reconciliation of consolidated Operating EBITDA to net earnings (loss) — Unaudited

	Year Ended December 31,
(in $ millions)	2011	2010

Net earnings (loss) attributable to Celanese Corporation	607	377
(Earnings) loss from discontinued operations	(1)	49
Interest income	(3)	(7)
Interest expense	221	204
Refinancing expense	3	16
Income tax provision (benefit)	149	112
Depreciation and amortization expense(2)	287	258
Other charges (gains), net(1)	48	46
Other adjustments(1)	51	67
Operating EBITDA	1,362	1,122
_______________________________________

(1)
Information about Other charges and Other adjustments is included in Table 7 of the Company’s press release dated January 31, 2012 available on the investor section of our website at www.celanese.com and is also available as Exhibit 99.1 to our Form 8-K filed with the SEC on January 31, 2012.

(2)	Excludes accelerated depreciation and amortization associated with plant closures included in Other adjustments.

A-1

Exhibit B

Marked to Show Changes from
Current 2009 GIP

Celanese Corporation
2009 Global Incentive Plan,
As Amended and Restated

1.    Purpose
The purpose of the Celanese Corporation 2009 Global Incentive Plan (the “Plan”) is to advance the interests of Celanese Corporation (the “Company”) by enabling the Company and its subsidiaries to attract, retain and motivate employees and consultants of the Company by providing for or increasing the proprietary interests of such individuals in the Company, and by enabling the Company to attract, retain and motivate its nonemployee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of such directors in the Company. The Plan supersede~~s~~d the Company’s ~~existing~~prior 2004 Stock Incentive Plan ~~(the “2004 Plan”)~~ with respect to ~~future~~ awards from and after the Original Effective Date, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Committee. On and after the Original Effective Date, no further grants shall be made under the Prior Plan, which plan shall remain in effect solely as to outstanding awards thereunder.
2.    Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Committee may structure to qualify in whole or in part as a Performance Award.
(b) “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Committee implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.
(c) “Change in control” or “change of control”, whether or not capitalized, shall have the meaning prescribed in the applicable Award Agreements; provided, however, that for any Award granted after the Amended Effective Date, such definitions shall provide that a change of control shall not be deemed to have occurred unless (i) the applicable triggering transaction has been consummated and (ii) in case of a triggering transaction based on a change in ownership or acquisition of ownership, the threshold level of ownership change or acquisition that would trigger a change of control shall be at least thirty percent (30%).
(d) “Board” means the board of directors of the Company.
(~~d~~e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.
(~~e~~f) “Committee” means the Committee delegated the authority to administer the Plan in accordance with Section 17.
(~~f~~g) “Common Share” means a share of the Company’s Series A common stock, subject to adjustment as provided in Section 12.
(~~g~~h) “Company” means Celanese Corporation, a Delaware corporation.
(~~h~~i) “Fair Market Value” means, as of any given date, the average of the high and low sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Common Shares on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed, in any case, as reporting in such source as the Committee shall select. If there is no regular public trading market for such Common Shares, the Fair Market Value of the Common Shares shall be determined by the Committee in good faith and in compliance with Section 409A of the Code.
(~~i~~j) “Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified by the Committee.
(~~j~~k) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(~~k~~l) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.
(~~l~~m) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(~~m~~n) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.
(~~n~~o) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.
(~~o~~p) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more performance criteria pursuant to Section 13.
(~~p~~q) “Plan” means the Celanese Corporation 2009 Global Incentive Plan as set forth herein and as amended from time to time.
(~~q~~r) “Prior Plan” means the Celanese Corporation 2004 Stock Incentive Plan.
(~~r~~s) “Qualifying Performance Criteria” has the meaning set forth in Section 13(b).
(~~s~~t) “Restricted Stock” means Common Shares granted pursuant to Section 8 of the Plan.
(~~t~~u) “Restricted Stock Unit” or “RSU” means an Award granted to a Participant pursuant to Section 8 pursuant to which Common Shares or cash in lieu thereof may be issued in the future.
(~~u~~v) “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Common Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the market price of a specified number of Common Shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.
(~~v~~w) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.
(~~w~~x) “Substitute Awards” means Awards granted or Common Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a corporation acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
3.    Eligibility
Any person who is an officer or employee of the Company or of any Subsidiary (including any director who is also an employee, in his or her capacity as such) and any Nonemployee Director shall be eligible for selection by the Committee for the grant of Awards hereunder. In addition, any service provider who has been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for selection by the Committee for the grant of Awards hereunder. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Committee.

4.    Effective Date and Termination of Plan
This Plan was adopted by the Board and became effective as of March 6, 2009 (the “Original Effective Date”), subject to approval by the Company’s stockholders, which approval was obtained at the 2009 annual meeting of stockholders. ~~All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan by the affirmative vote of the holders of a majority of the outstanding Common Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of~~ This Plan was further amended and restated by the Board on February 9, 2012. The Plan, as amended and restated, was submitted to the Company’s stockholders ~~or by written consent in accordance with the laws of the State of Delaware; provided that, if~~ for approval, and was approved at the 2012 annual meeting of stockholders to be effective as of such date of stockholder approval ~~by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void~~(the “Amended Effective Date”). The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Amended Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.
5.    Common Shares Subject to the Plan and to Awards
(a) Aggregate Limits. The aggregate number of Common Shares issuable pursuant to all Awards under this Plan shall not exceed ~~5,350,000~~ 13,350,000,1 plus (i) any Common Shares that were authorized for issuance under the Prior Plan that, as of the Original Effective Date, remain available for issuance under the Prior Plan (not including any Common Shares that are subject to outstanding awards under the Prior Plan or any Common Shares that were issued pursuant to awards granted under the Prior Plan) ~~and~~, plus (ii) any Common Shares subject to outstanding awards under the Prior Plan that on or after the Original Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable shares). The aggregate number of Common Shares available for grant under this Plan and the number of Common Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Common Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market; provided, however, that any such shares purchased in the open market shall not, solely as a result of such purchase, increase the number of Common Shares available for grant under this Plan.
(b) Share Counting. For purposes of this Section 5, with respect to Options or SARs, the number of Shares available for Awards under the Plan shall be reduced by one Share for each Share covered by such Award or to which such Award relates regardless of the actual number of Common Shares issued upon exercise or settlement. With respect to any Awards that are granted on or after the Original Effective Date, other than Options or SARs, the number of Shares available for Awards under the Plan shall be reduced by 1.59 Shares for each Share covered by such Award or to which such Award relates.
(c) ~~Issuance~~Lapsed Awards; Counting of ~~Common~~ Shares Used to Pay Option Price and Withholding Taxes. For purposes of this Section 5, the aggregate number of Common Shares available for Awards under this Plan at any time shall not be reduced by ~~(i)~~ shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash~~, and (ii) shares subject to Awards that otherwise do not result in the issuance of Common Shares in connection with payment or settlement of an Award~~. However, for purposes of this Section 5, the aggregate number of Common Shares available for Awards under this Plan shall be reduced by (i) Common Shares tendered by a Participant to pay the exercise price of an Award (including pursuant to a net exercise), and (ii) Common Shares otherwise issuable under the Award that are withheld by the Company for the payment of taxes as provided in Section 16.

1 Comprised of original plan amount of 5,350,000 plus new share request of 8,000,000.

(d) Tax Code Limits. The aggregate number of Common Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Common Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 5,350,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum cash amount payable pursuant to that portion of an Incentive Bonus granted in any calendar year to any Participant under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $20,000,000.
(e) Substitute Awards. Substitute Awards shall not reduce the Common Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a corporation acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Common Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, directors or consultants of the Company or its Subsidiaries immediately before such acquisition or combination.
6.    Options
(a) Option Awards. Options may be granted to Participants at any time and from time to time prior to the termination of the Plan as determined by the Committee. No Participant shall have any rights as a stockholder with respect to any Common Shares subject to Option hereunder until said Common Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.
(b) Price. The Committee shall establish the exercise price per Common Share under each Option, which in no event will be less than the Fair Market Value of the Common Shares on the date of grant; provided, however, that the exercise price per Common Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Common Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Common Shares, cash or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Shares issuable under an Option, the delivery of previously owned Common Shares and withholding of Common Shares deliverable upon exercise, or by any other method approved by the Committee.
(c) ~~No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 12) the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and (i) re-granting them with a lower exercise price or (ii) replacing them with other Awards). (d)~~ Provisions Applicable to Options. The date on which Options become exercisable shall be determined at the sole discretion of the Committee and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Committee determines that an approved leave of absence or employment on a less than full-time basis is not a termination of employment or other service, the vesting period and/or exercisability of an Option shall be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.
(~~e~~d) Term of Options and Termination of Employment. The Committee shall establish the term of each Option, which in no case shall exceed a period of seven (7) years from the date of grant. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence or upon the termination of the

Participant’s employment or other service, his or her rights to exercise an Option then held shall be determined by the Committee and set forth in an Award Agreement.
(~~f~~e) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Common Shareholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Common Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Common Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).
7.    Stock Appreciation Rights
Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Shares, cash or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement. ~~Other than in connection with a change in the Company’s capitalization (as described in Section 12), the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and (i) re-granting them with a lower exercise price or (ii) replacing them with other Awards).~~
8.    Restricted Stock and Restricted Stock Units
(a) Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Committee. Restricted Stock is an award or issuance of Common Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment/service or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Common Shares under which the issuance of Common Shares is subject to such conditions (including continued employment/service or performance conditions) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Common Share and will entitle a Participant to either the issuance of Common Shares or payment of an amount of cash determined with reference to the value of Common Shares. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Common Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.
(b) Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Common Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Common Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Common Shares or Restricted Stock

Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Common Shares or Restricted Stock Units as may be determined from time to time by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Common Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Common Shares or Restricted Stock Units. Common Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.
(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include Qualifying Performance Criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Award is granted. However, for Restricted Stock and Restricted Stock Units granted to Participants other than Nonemployee Directors, except in the event of a change of control of the Company or the death or disability of the Participant, Restricted Stock and Restricted Stock Units shall vest no more quickly than over (i) one (1) year following the date of grant to the extent such vesting is subject to the satisfaction of performance criteria, or (ii) three (3) years following the date of grant to the extent subject only to time-based vesting criteria.
(d) Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of Common Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee shall determine.
(e) Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Common Shares underlying Restricted Stock Units unless and until such Common Shares are reflected as issued and outstanding shares on the Company’s stock ledger.
(f) Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Common Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. The Committee, in its discretion, may also grant dividend equivalents rights with respect to Restricted Stock Units as evidenced by the applicable Award Agreement. Notwithstanding any provision herein to the contrary, in no event will a dividend, dividend equivalent or other distribution be made with respect to an Award of Restricted Stock or Restricted Stock Units that becomes vested based on the satisfaction of performance criteria before the date that such performance criteria are satisfied.
9.    Incentive Bonuses
(a) General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.
(b) ~~Funding. In order to preserve the tax deductibility of amounts paid to the Company’s named executive officers, the Committee shall determine the maximum funding for Incentive Bonus Awards to such named executive officers based on a percentage of Operating EBITDA. For the purpose of annual bonus awards, the maximum bonus pool available for named executive officers shall be 5% percent of Operating EBITDA. Within this funding limit, annual bonus awards earned by named executive officers shall be determined based on the attainment of established objectives. Such objectives may be qualitative or quantitative in nature. Further, no reduction in the annual bonus award for one named executive officer shall result in an increased bonus award to any other named executive officer or any other employee.~~
~~(c) Individual Incentive Opportunities. Each named executive officer shall be assigned a target Incentive Bonus Award expressed as a percentage of his or her base salary. No payout is earned if threshold performance is not~~

~~achieved, with the actual payment based on achievement of performance criteria specified by the Committee, and a maximum actual payment for a Participant as determined pursuant to Section 9(b) above. (d)~~ Incentive Bonus Document. The terms of any Incentive Bonus may be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.
(~~e~~c) Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. ~~The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 13(b)) selected by the Committee and specified at the time the Incentive Bonus is granted, or within the time prescribed by Section 162(m) and shall otherwise be in compliance with Section 162(m). The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.~~
(~~f~~d) Timing and Form of Payment. The Committee shall determine the timing and form of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Committee. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.
(~~g~~e) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee shall determine.
(f) Additional Requirements for Section 162(m) Performance-Based Compensation. To the extent an Incentive Bonus is intended to constitute “performance-based compensation” under Section 162(m) of the Code, the Award shall further satisfy the requirements of Section 13 and shall be subject to the applicable individual award limits under Section 5(d).
10.    Deferral of Gain
The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant or any other party if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.
11.    Conditions and Restrictions Upon Securities Subject to Awards
The Committee may provide that the Common Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resale by the Participant or other subsequent transfers by the Participant of any Common Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resale or other transfers, and (iv) provisions requiring Common Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.
12. Adjustment of and Changes in the Stock
The number and kind of Common Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Common Shares subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Common Shares of the Company outstanding. Such adjustment may be designed to comply with Section 425 of the Code or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Common Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Common Shares to reflect a deemed reinvestment in Common Shares of the amount distributed to the Company’s security holders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of Common Shares subject to such Award, vesting and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.
In the event there shall be any other change in the number or kind of outstanding Common Shares, or any stock or other securities into which such Common Shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise, then the Committee shall determine the appropriate and equitable adjustment to be effected. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.
No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Common Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.
13.    Qualifying Performance-Based Compensation
(a) General. The Committee may establish performance criteria and the level of achievement versus such criteria that shall determine the number of Common Shares, units, or the amount of cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria have been satisfied and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any such Award shall be subject to the applicable individual award limits under Section 5(d). Notwithstanding satisfaction of any performance goals, the number of Common Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.
(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) cash flow (before or after dividends)(including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (ii) earnings or earnings per share (including earnings before or after interest, taxes, depreciation and/or amortization)(basic or diluted), (iii) stock price~~, (iv) return on equity, (v)~~ (including, but not limited to, growth measures and total stockholder return), (iv) productivity ratios, (v) expense targets, (vi) return ~~on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii)~~measures (including, but not limited to, return on assets ~~or~~, net assets, capital, investment, invested capital, equity, sales or revenue), (vii) market share, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue or revenue growth, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin ~~or~~, profit margin or other margin metrics, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue or efficiency, (xx) bookings, (xxi) backlog, (xxii) customer service or satisfaction, (xxiii) ~~trade~~ working capital~~, and/or~~ targets, (xxiv) environmental, health and/or safety goals, and/or (xxv) strategic sustainability metrics (including, but not limited to, corporate governance, consumer advocacy, enterprise risk management, employee development and portfolio restructuring). To the extent consistent with Section 162(m) of the Code, the Committee (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items, any other unusual or infrequent items, and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by ~~opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30)~~ the Financial Accounting Standards Board Accounting Standards Codification 225-20, Income Statement – Extraordinary and Unusual Items or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results and (iv) accruals for reorganization and restructuring programs.
14.    Transferability
Unless the Committee provides otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime; provided, however, that a Participant may transfer an Award for no consideration to the Participant’s “family members” as defined in Form S-8 under the Securities Act of 1933. In no event shall Awards be transferable for value or consideration.
15.    Compliance with Laws and Regulations
This Plan, the grant, issuance, vesting, exercise and settlement of Awards hereunder, and the obligation of the Company to sell, issue or deliver Common Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Common Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.
16. Withholding
To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Common Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Common Shares, make any payment or to recognize the transfer or disposition of Common Shares until such obligations are satisfied. The Committee may provide for or permit the minimum statutory withholding obligations to be satisfied through the mandatory or elective sale of Common Shares and/or by having the Company withhold a portion of the Common Shares that otherwise would be issued to a Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering Common Shares previously acquired. The Company shall also be authorized to deduct withholding taxes from a Participant’s other compensation or to make other arrangements to satisfy minimum withholding tax obligations. The Company shall further be authorized to deduct from any payment under an Award or from a Participant’s other compensation any tax or social insurance payment imposed on the Company or Subsidiary in connection with such Award.
17.    Administration of the Plan
(a) Administration by Committee. The Plan shall be administered by the Compensation Committee of the Board or, in the absence of a Compensation Committee, or in the event the Compensation Committee is not properly constituted, by the Board itself. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Committee; provided, further, that no such officer shall have the authority to grant Awards to Nonemployee Directors or “executive officers” of the Company subject to Section 16 of the Securities Exchange Act of 1934. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.
(b) Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares subject to Awards and the exercise or purchase price of such Common Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment or other service, the satisfaction of performance criteria, the occurrence of certain events (including events which constitute a change of control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.
(c) Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.
18.    Amendment of the Plan or Awards
(a) General. The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as specifically provided for hereunder, no such amendment shall, without the approval of the stockholders of the Company (a) reduce the exercise price of outstanding Options or Stock Appreciation Rights as provided in Section 18(b), (b) reduce the price at which Options may be granted below the price provided for in Section 6, (c) increase the benefits accrued to any Participant, (d) increase the number of Common Shares available for issuance under the Plan, (e) modify the eligible classes of Participants under the Plan, (f) eliminate the minimum vesting requirements in Section 8(c) or allow the Committee to waive such requirements, or (g) otherwise amend the Plan in any manner requiring stockholder approval by law or under applicable listing requirements. No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.
(b) No Repricing of Options or SARs. Notwithstanding any provision herein to the contrary, without stockholder approval, except in connection with a corporate transaction involving the Company (including, without limitation, a stock dividend, stock split, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction contemplated by Section 12), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs, or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARS.
19.    Miscellaneous
(a) No Liability of Company. The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.
(b) Non-Exclusivity of Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m). Further, such arrangements may be either generally applicable or applicable only in specific cases.
(c) Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of Delaware and applicable federal law.
(d) No Right to Employment, Reelection or Continued Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates.
(e) Unfunded Plan. The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.
(f) Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with the provisions of laws in other countries in which the Company and its Subsidiaries operate or have employees, the Committee, in its sole discretion, shall have the power and authority to: (1) determine which employees that are subject to the tax laws of nations other than the United States are eligible to participate in the Plan, (2) modify the terms and conditions of any Awards granted to employees who are employed outside the United States, and (3) establish sub-plans, modified exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable in such foreign jurisdictions.
(g) Discretionary Nature of Benefit. The grant of Awards by the Committee is a one-time benefit and does not create any contractual or other right to receive a grant of an Award or any payment or benefit in lieu of an Award in the future. The Committee’s selection of an eligible employee to receive an Award in any year or at any time shall not require the Committee to consider or select such employee to receive an Award in any other year or at any other time. Further, the selection of an employee to receive one type of Award under the Plan does not require the Committee to select such employee to receive any other type of Award under the Plan. The Committee shall consider such factors it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Future grants, if any, will be made at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of shares or units awarded or the value of any such Award, vesting and exercise provisions, exercise or grant price and any and all other terms and conditions governing such Awards.
(h) Voluntary Participation. Participation in the Plan is voluntary and the value of any Award is an extraordinary item of compensation outside the scope of a Participant’s employment contract or agreement, if any. As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy or end of service payments or benefits, bonuses, service or long-service awards, pension and / or retirement benefits, or any similar benefits or payments.

Exhibit C
Securities Authorized for Issuance Under Equity Compensation Plans
The following information is provided as of December 31, 2011 with respect to equity compensation plans:

	Number of Securities to be Issued upon Exercise of Outstanding Options,		Weighted Average Exercise Price of Outstanding Options,	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities
Plan Category	Warrants and Rights		Warrants and Rights	reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,420,463	(1)	$29.37	15,781,658	(2)
Equity compensation plans not approved by security holders(3)	4,319,185	(4)	$17.68	—
Total	7,739,648	(5)		15,781,658
___________________________

(1)
Includes 2,067,520 restricted stock units granted under the Celanese Corporation 2009 Global Incentive Plan (the “2009 Plan”), including shares that may be issued pursuant to outstanding performance-based restricted stock units, assuming currently estimated maximum potential performance; actual shares may vary, depending on actual performance. Upon vesting, a share of the Company’s Series A Common Stock is issued for each restricted stock unit. Column (b) does not take these awards into account because they do not have an exercise price.

(2)
Includes shares available for future issuance under the Celanese Corporation 2009 Employee Stock Purchase Plan approved by stockholders on April 23, 2009 (the “ESPP”). As of December 31, 2011, an aggregate of 14,000,000 shares of our Series A Common Stock were available for future issuance under the ESPP. No shares have been offered for purchase under the ESPP as of December 31, 2011.

(3)
The shares to be issued under plans not approved by stockholders relate to the Celanese Corporation 2004 Stock Incentive Plan (the “2004 Plan”), which is our former broad-based stock incentive plan for executive officers, key employees and directors. No further awards were made pursuant to the 2004 Plan upon stockholder approval of the 2009 Plan in April 2009. The 2004 Plan and the 2009 Plan are described in more detail in Note 19 of the accompanying notes to the consolidated financial statements. Additionally, there are 37,176 shares of phantom stock for compensation for director services deferred by certain of our non-employee directors under the 2008 Deferred Compensation Plan which are not reflected in column (a). Each share of phantom stock represents the right to receive one share of Series A Common Stock.

(4)
Includes 126,798 restricted stock units granted under the 2004 Plan, including shares that may be issued pursuant to outstanding performance-based restricted stock units, assuming currently estimated maximum potential performance; actual shares may vary, depending on actual performance. Upon vesting, a share of the Company’s Series A Common Stock is issued for each restricted stock unit. Column (b) does not take these awards into account because they do not have an exercise price.

(5)
If the performance-based restricted stock units included in this total vest at the target level (as opposed to the stretch level), the aggregate awards outstanding at December 31, 2011 would be 6,367,016. This is comprised of 4,615,033 stock options, 681,683 time-vesting RSUs granted to employees and 13,312 time-vesting RSUs granted to non-employee directors, and 1,056,988 performance-vesting RSUs assuming target performance.

C-1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	April 19, 2012
Time:	7:30 a.m., Central Daylight Time
Place:	The Crescent Club, 200 Crescent Court -- 17th Floor, Dallas, TX 75201
Record Date:	You are entitled to attend the Annual Meeting and to vote if you were a stockholder as of the close of business on February 21, 2012.
Date of Mailing:	This Notice and the Proxy Statement are first being mailed or made available to stockholders on or about March 9, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

M41148-P20333-Z57150

PROXY/VOTING INSTRUCTION CARD

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby constitutes and appoints Steven M. Sterin and James R. Peacock III, and each of them (collectively, the "Proxyholders"), his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of CELANESE CORPORATION to be held on Thursday, April 19, 2012 at 7:30 a.m. (CDT) at The Crescent Club, 200 Crescent Court -- 17th Floor, Dallas, Texas 75201 and at any adjournments thereof, on all matters properly coming before said meeting, including the items set forth on the reverse and to vote all of the undersigned's shares of Common Stock as specified on the reverse or provided through the telephone or Internet voting procedures.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The Proxyholders cannot vote the shares unless you sign, date and return this card, or unless you vote by Internet or telephone.

If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the Proxyholders will vote such shares (except for shares held in the Celanese Americas Retirement Savings Plan noted below) in accordance with the Board of Directors' recommendations on the matters listed on the reverse side and at the discretion of the Proxyholders on any other matters that may properly come before the meeting.

If you are a participant in the Celanese Americas Retirement Savings Plan (the "Plan") this card also constitutes voting instructions to the trustee for any shares held on your behalf under the Plan. The trustee will vote the shares as instructed. Your voting instructions must be received by 11:59 P.M. Eastern Time on April 16, 2012 to allow sufficient time for the trustee to vote the shares. If no voting instructions are provided, the trustee will vote the shares in the same proportion as shares to which voting instructions have been received, unless contrary to ERISA.

(Continued and to be signed on reverse side)

Celanese

CELANESE CORPORATION
1601 W. LBJ FREEWAY
DALLAS, TX 75234

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 18, 2012 (April 16, 2012 for participants in the Celanese Americas Retirement Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 18, 2012 (April 16, 2012 for participants in the Celanese Americas Retirement Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41147-P20333-Z57150 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELANESE CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

	For	**Against**	**Abstain**
1a. James E. Barlett	☐	☐	☐
1b. David F. Hoffmeister	☐	☐	☐
1c. Paul H. O'Neill	☐	☐	☐
1d. Jay V. Ihlenfeld	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date